    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 2000



                                                      REGISTRATION NO. 333-42170

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                 PRE-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                            GENERAL ELECTRIC COMPANY

             (Exact name of Registrant as specified in its charter)

           NEW YORK                                  3724                    14-0689340
 (State or Other Jurisdiction                  (Primary Standard          (I.R.S. Employer
     of Incorporation or                   Industrial Classification   Identification Number)
        Organization)                            Code Number)

                              3135 EASTON TURNPIKE
                       FAIRFIELD, CONNECTICUT 06431-0001
                                 (203) 373-2243
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                         ------------------------------

                            ROBERT E. HEALING, ESQ.
                              3135 EASTON TURNPIKE
                       FAIRFIELD, CONNECTICUT 06431-0001
                                 (203) 373-2243

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

 JOHN A. MARZULLI, JR., ESQ.         JAMES O. SELZER, ESQ.           MORTON A. PIERCE, ESQ.
     SHEARMAN & STERLING             MORRISON & HECKER LLP           RICHARD D. PRITZ, ESQ.
    599 LEXINGTON AVENUE               2600 GRAND AVENUE              DEWEY BALLANTINE LLP
     NEW YORK, NY 10022           KANSAS CITY, MO 64108-4806       1301 AVENUE OF THE AMERICAS
       (212) 848-4000                   (816) 691-2600                 NEW YORK, NY 10019
                                                                         (212) 259-8000

                            ------------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The offer of the securities being registered under this Registration Statement commenced on July 25, 2000, the date the prospectus and tender offer materials were first filed and mailed to security holders. The sale of the securities to the public shall be as promptly as practicable after this Registration Statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.


    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         ------------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                            GENERAL ELECTRIC COMPANY
                               OFFER TO EXCHANGE
                             SHARES OF COMMON STOCK
                                       OF
                            GENERAL ELECTRIC COMPANY
                            HAVING A VALUE OF $30.00
                  (DETERMINED AS DESCRIBED IN THIS PROSPECTUS)
                                      FOR
                             EACH OUTSTANDING SHARE
                                OF COMMON STOCK
                      (INCLUDING THE ASSOCIATED RIGHTS TO
                             PURCHASE COMMON STOCK)

                                       OF
                            HARMON INDUSTRIES, INC.


   THE OFFER COMMENCED ON JULY 25, 2000. THE OFFER AND WITHDRAWAL RIGHTS WILL
    EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 21, 2000 UNLESS
                                   EXTENDED.


    On July 16, 2000, we entered into an Agreement and Plan of Merger with Harmon. The Harmon board of directors has approved and adopted the merger agreement, determined that this offer is fair to, and in the best interests of, Harmon stockholders and recommended that Harmon stockholders accept this offer and tender their shares pursuant to this offer.

    Through a wholly owned subsidiary we are offering to exchange a fraction of a share of GE common stock having a value of $30.00 for each outstanding share of Harmon common stock, including the associated rights to purchase common stock, that is validly tendered and not properly withdrawn. The fraction of a share of GE common stock to be exchanged for each share of Harmon common stock will equal $30 divided by the average of the daily volume-weighted sales prices per share of GE common stock on the New York Stock Exchange for each of the 10 consecutive trading days ending on the second trading day before the date on which Harmon shares are accepted for payment in the offer.

    Our obligation to exchange GE common stock for Harmon common stock is subject to the conditions listed under "The Offer--Conditions of Our Offer." GE's common stock is listed on the New York Stock Exchange under the symbol "GE" and Harmon's common stock is quoted on the Nasdaq National Market under the symbol "HRMN."

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.


                THE DATE OF THIS PROSPECTUS IS AUGUST 18, 2000.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACQUISITION........    1
WHERE YOU CAN FIND MORE INFORMATION.........................    5
SUMMARY.....................................................    7
GE SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA..........   11
HARMON SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA......   12
SIGNIFICANT FACTORS AFFECTING OPERATING RESULTS.............   13
RECENT DEVELOPMENTS.........................................   13
COMPARATIVE PER SHARE DATA..................................   14
THE COMPANIES...............................................   14
  General Electric..........................................   14
  Four Points Acquisition, Inc..............................   15
  Harmon....................................................   15
REASONS FOR THE OFFER.......................................   16
BACKGROUND OF THE OFFER.....................................   16
THE OFFER...................................................   17
  Timing Of Our Offer.......................................   18
  Extension, Termination And Amendment......................   18
  Exchange Of Harmon Shares; Delivery Of GE Common Stock....   19
  Cash Instead Of Fractional Shares Of GE Common Stock......   20
  Procedure For Tendering...................................   20
  Withdrawal Rights.........................................   21
  Guaranteed Delivery.......................................   22
  Material Federal Income Tax Consequences..................   23
  Purpose Of Our Offer; The Merger; Appraisal Rights........   26
  Conditions Of Our Offer...................................   26
  Regulatory Approvals......................................   28
  Certain Effects Of Our Offer..............................   30
  Relationships With Harmon.................................   32
  Accounting Treatment......................................   33
  Fees And Expenses.........................................   33
  Stock Exchange Listing....................................   33
THE MERGER AGREEMENT........................................   34
  The Offer.................................................   34
  The Merger................................................   34
  Harmon Board Of Directors.................................   35
  Treatment Of Harmon Stock Options.........................   35
  Covenants And Representations And Warranties..............   36
  Conditions Of Our Offer...................................   38
  Conditions Of The Merger..................................   38
  Termination Of The Merger Agreement.......................   38
  Termination Fees..........................................   39
  Amendments................................................   40
THE STOCK OPTION AGREEMENT..................................   41
THE SUPPORT AGREEMENT.......................................   43
THE CONFIDENTIALITY AGREEMENT...............................   44
INTERESTS OF CERTAIN PERSONS................................   45
COMPARATIVE STOCK PRICES AND DIVIDENDS......................   46

                                                              PAGE
                                                              ----
  GE Dividend Policy........................................   46
  GE Stock Repurchase Program...............................   47
DESCRIPTION OF GE CAPITAL STOCK.............................   47
  Transfer Agent and Registrar..............................   47
  Stock Exchange Listing; Delisting and Deregistration of
    Harmon Common Stock.....................................   47
COMPARISON OF STOCKHOLDER RIGHTS............................   47
LEGAL MATTERS...............................................   51
EXPERTS.....................................................   51
FORWARD-LOOKING STATEMENTS..................................   51
MISCELLANEOUS...............................................   53



SCHEDULE I--         Directors and Executive Officers of GE and Acquiror

ANNEX A--            Agreement and Plan of Merger, dated as of July 16, 2000,
                     among General Electric Company, Four Points Acquisition,
                     Inc. and Harmon Industries, Inc.
ANNEX B--            Stock Option Agreement, dated as of July 16, 2000, between
                     General Electric Company and Harmon Industries, Inc.
ANNEX C--            Support Agreement, dated as of July 16, 2000, among General
                     Electric Company and certain stockholders of Harmon
                     Industries, Inc.

    THIS DOCUMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT GE AND HARMON FROM DOCUMENTS FILED WITH THE SEC THAT HAVE NOT BEEN INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE AT THE WEB SITE THE SEC MAINTAINS AT WWW.SEC.GOV, AS WELL AS FROM OTHER SOURCES. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 5.

    YOU ALSO MAY REQUEST COPIES OF THESE DOCUMENTS FROM US, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO OUR INFORMATION AGENT, MORROW & CO., INC., 445 PARK AVENUE, 5TH FLOOR, NEW YORK 10022, COLLECT AT 1-212-754-8000 OR TOLL-FREE AT 1-800-566-9061.

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACQUISITION

Q:  WHAT ARE GE AND HARMON PROPOSING?

A: We have entered into a merger agreement with Harmon pursuant to which we are offering, through Four Points Acquisition, Inc., our wholly owned subsidiary, to exchange a fraction of a share of GE common stock, determined as described in response to the next question, for each outstanding share of Harmon common stock and the associated common stock purchase right. After the offer is completed, our subsidiary will merge with Harmon. As a result of the offer and the merger, Harmon will become a wholly owned subsidiary of GE.

Q:  WHAT WOULD I RECEIVE IN EXCHANGE FOR MY HARMON SHARES?

A: We are offering to exchange a fraction of a share of GE common stock having a value of $30.00 for each outstanding share of common stock of Harmon that is validly tendered and not properly withdrawn. The fraction of a share of GE common stock which we will issue for each share of Harmon common stock that we purchase in the offer will equal $30.00 divided by the average of the daily volume-weighted sales prices per share of GE common stock on the New York Stock Exchange for each of the 10 consecutive trading days ending on the second trading day prior to the date on which the Harmon shares are accepted for payment in the offer.

    You will not receive any fractional shares of GE common stock in the offer. Instead, you will receive cash in an amount equal to the market value of any fractional shares you would otherwise have been entitled to receive.

Q:  HOW CAN I FIND OUT THE FINAL EXCHANGE RATIO?


A: Before the offer expires, we will notify you by issuing a press release announcing the final exchange ratio. We intend to file the press release on Form 425 on the day of first use.


Q:  HOW LONG WILL IT TAKE TO COMPLETE THE OFFER AND THE MERGER?

A: We hope to complete the offer in the third quarter of 2000. We expect to complete the merger shortly after we complete the offer if we acquire 90% of the Harmon shares in the offer. If less than 90% of the shares are tendered in the offer, then the merger will require Harmon stockholder approval and we will complete the merger shortly after the special meeting of Harmon stockholders to approve the merger. We must also obtain regulatory clearance prior to completion of the offer and the merger.

Q:  WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

A: If you are the record owner of your Harmon shares and you tender your Harmon shares directly to the exchange agent, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Q:  DOES HARMON SUPPORT THE OFFER AND THE MERGER?

A: Yes, Harmon's board of directors has unanimously recommended that Harmon stockholders accept the offer and tender their shares pursuant to the offer. Harmon's board of directors has also approved the merger agreement and the merger. Information about the recommendation of Harmon's board of directors is more fully set forth in Harmon's Solicitation/Recommendation Statement on
Schedule 14D-9, which is being mailed to Harmon stockholders together with this prospectus.

Q:  HAVE ANY HARMON STOCKHOLDERS AGREED TO TENDER THEIR SHARES?

A: Yes. We have entered into a support agreement dated July 16, 2000 whereby a number of stockholders of Harmon, including directors, executive officers and members of the Harmon family, have agreed to tender into the offer shares representing approximately 12% of the outstanding common stock of Harmon as of July 24, 2000.

Q:  HAS HARMON RECEIVED A FAIRNESS OPINION IN CONNECTION WITH THE OFFER AND THE
  MERGER?

A: Yes. Harmon has received an opinion from Bear Stearns & Co., Inc. dated July 16, 2000 to the effect that, as of such date, the consideration to be received by Harmon's stockholders in the offer and the merger is fair from a financial point of view to such stockholders. The full text of such opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as a schedule to Harmon's Schedule 14D-9, which is being mailed to the stockholders of Harmon with this prospectus.

Q:  WHAT PERCENTAGE OF GE COMMON STOCK WILL HARMON STOCKHOLDERS OWN AFTER THE
  OFFER AND THE MERGER?


A: After completion of the merger, former Harmon stockholders would own less than 0.1% of the outstanding shares of GE common stock, assuming that the average of the daily volume-weighted sales prices per share of GE common stock during the pricing period prior to the expiration date is approximately $55, which corresponds to an exchange ratio of approximately 0.542 of a share of GE common stock for each share of Harmon common stock.


Q:  WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE OFFER?

A:  The offer is subject to several conditions, including:

    - two-thirds of the outstanding Harmon shares, on a fully diluted basis, having been validly tendered and not properly withdrawn,

    - waiting periods under applicable antitrust laws having expired or been terminated,

    - the registration statement of which this prospectus is a part having been declared effective by the SEC,

    - Harmon not having breached any covenant, representation or warranty in a manner that would, individually or in the aggregate, have a material adverse effect on Harmon and its subsidiaries taken as a whole, and

    - there not having occurred any event that is reasonably likely to be materially adverse to Harmon and its subsidiaries, taken as a whole.


    These conditions and other conditions to the offer are discussed in this prospectus under "The Offer--Conditions Of Our Offer" beginning on page 26.


Q:  HOW DO I PARTICIPATE IN YOUR OFFER?

A:  To tender your shares, you should do the following:

    - If you hold shares in your own name, complete and sign the enclosed letter of transmittal and return it with your share certificates to The Bank of New York, the exchange agent for the offer, at the appropriate address specified on the back cover page of this prospectus before the expiration date of the offer.

    - If you hold your shares in "street name" through a broker, instruct your broker to tender your shares before the expiration date.

    For more information on the timing of the offer, extensions of the offer period and your rights to withdraw your shares from the offer before the expiration date, please refer to "The Offer" beginning on page 17.


Q:  WILL I BE TAXED ON THE GE COMMON STOCK THAT I RECEIVE?

A: While there can be no assurances, Harmon stockholder's receipt of GE common stock in the offer or the merger should be tax-free for United States federal income tax purposes (except for taxes resulting from the receipt of cash instead of any fraction of a share of GE common stock), if:

    - the offer and the merger are completed under the current terms of the merger agreement,

    - the minimum tender condition for the offer is satisfied, and

    - the merger is completed promptly after the offer.


    For more information on the tax consequences of the offer, please refer to "The Offer--Material Federal Income Tax Consequences" beginning on page 23. We encourage you to consult your tax advisor on the consequences to you of participation in the offer or the merger.


Q:  DO THE STATEMENTS ON THE COVER PAGE REGARDING THIS PROSPECTUS BEING SUBJECT
  TO CHANGE AND THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION NOT YET BEING EFFECTIVE MEAN THAT THE OFFER HAS NOT COMMENCED?

A: No. Effectiveness of the registration statement is not necessary for the offer to commence. The SEC recently changed its rules to permit exchange offers to begin before the related registration statement has become effective, and we are taking advantage of the rule changes with the goal of acquiring Harmon faster than similar acquisitions could previously have been accomplished. We cannot, however, accept for exchange any shares tendered in the offer until the registration statement is declared effective by the SEC and the other conditions to our offer have been satisfied or, where permissible, waived. The offer will commence when we mail this prospectus and the related letter of transmittal to Harmon stockholders.

Q:  IS GE'S FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER MY SHARES IN
  THE OFFER?

A: Yes. Shares of Harmon accepted in the offer will be exchanged for shares of GE common stock and so you should consider our financial condition before you decide to become one of our stockholders through the offer. In considering GE's financial condition, you should review the documents incorporated by reference in this prospectus because they contain detailed business, financial and other information about us.

Q:  WHERE CAN I FIND OUT MORE INFORMATION ABOUT GE AND HARMON?

A: You can find out information about GE and Harmon from various sources described under "Where You Can Find More Information" on page 5.

Q:  WILL HARMON CONTINUE AS A PUBLIC COMPANY?

A: No. If the merger occurs, Harmon will no longer be publicly owned. Even if the merger does not occur, if we purchase all the tendered shares, there may be so few remaining Harmon shareholders and publicly held Harmon shares that the shares may no longer be eligible to be quoted on the Nasdaq or other securities markets, there may not be a public trading market for the shares and Harmon may cease making filings with the SEC or otherwise cease being required to comply with SEC rules relating to publicly held companies.

Q:  IF I DECIDE NOT TO TENDER, HOW WILL THE OFFER AFFECT MY SHARES?

A: If you decide not to tender your shares in the offer and the merger occurs, you will receive in the merger the same fraction of a GE share per Harmon share you own as if you had tendered your shares in the offer, without interest. In connection with the merger, Harmon stockholders have a right to dissent and demand appraisal of their Harmon shares.

Q:  WHO CAN I CALL WITH QUESTIONS ABOUT THE OFFER?


A: You can contact our information agent, Morrow & Co., Inc., collect at 1-212-754-8000 or toll-free at 1-800-566-9061 for answers to your questions regarding the offer, including to find out the amount of consideration to be received in the offer. Prior to expiration of the offer, such consideration will be estimated based upon the daily volume-weighted sales prices per share of GE common stock for a rolling 10 consecutive trading day period. Once the final exchange ratio has been determined following expiration, you may contact our information agent to find out the exact amount of consideration to be received in the offer.

                      WHERE YOU CAN FIND MORE INFORMATION

    GE and Harmon file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

    Public Reference Room       North East Regional Office       Midwest Regional Office
   450 Fifth Street, N.W.          7 World Trade Center          500 West Madison Street
          Room 1024                     Suite 1300                     Suite 1400
   Washington, D.C. 20549        New York, New York 10048     Chicago, Illinois 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

    The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like GE and Harmon, who file electronically with the SEC. The address of that site is www.sec.gov.

    You may also obtain information about GE, including printer-friendly versions of GE's SEC reports, at http://www.ge.com.

    You can also inspect reports, proxy statements and other information about GE at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    We filed a registration statement on Form S-4 to register with the SEC the GE common stock to be issued pursuant to the offer and the merger. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. In addition, we also filed with the SEC a statement on Schedule TO pursuant to Rule 14d-3 under the Securities Exchange Act of 1934 to furnish certain information about the offer. You may obtain copies of the Form S-4 and the Schedule TO (and any amendments to those documents) in the manner described above.

    Harmon has filed with the SEC a Solicitation/Recommendation on
Schedule 14D-9 regarding the offer. You may obtain a copy of the Schedule 14D-9 (and any amendments to that document) in the manner described above.

    The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that GE and Harmon have previously filed with the SEC. These documents contain important information about GE and Harmon and their financial condition.


GE SEC FILINGS                                                          PERIOD
--------------                                                          ------
Annual Report on Form 10-K......................  Year ended December 31, 1999, as filed on
                                                  March 17, 2000
Quarterly Report on Form 10-Q...................  Quarter ended March 31, 2000, as filed on
                                                  May 15, 2000
Quarterly Report on Form 10-Q...................  Quarter ended June 30, 2000, as filed on
                                                  July 26, 2000
Current Report on Form 8-K......................  Filed on May 1, 2000

HARMON SEC FILINGS                                                      PERIOD
------------------                                                      ------
Annual Report on Form 10-K......................  Year ended December 31, 1999, as filed on
                                                  March 28, 2000
Quarterly Report on Form 10-Q...................  Quarter ended March 31, 2000, as filed on
                                                  May 1, 2000
Quarterly Report on Form 10-Q...................  Quarter ended June 30, 2000, as filed on
                                                  August 4, 2000
Current Report on Form 8-K......................  July 17, 2000

The description of Harmon's common stock set
forth in Harmon's registration statement on Form
8-A filed pursuant to Section 12 of the
Securities Exchange At of 1934, including any
amendment or report filed with the SEC for the
purpose of updating this description............  Filed on April 14, 1999


    All documents filed by GE and Harmon pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus to the date that shares are accepted for exchange pursuant to our offer (or the date that our offer is terminated) shall also be deemed to be incorporated herein by reference.

    DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM US WITHOUT CHARGE UPON REQUEST TO OUR INFORMATION AGENT, MORROW & CO., INC. 445 PARK AVENUE, 5TH FLOOR, NEW YORK, NEW YORK 10022, COLLECT AT 1-212-754-8000 OR TOLL-FREE AT 1-800-566-9061. IF YOU REQUEST ANY INCORPORATED DOCUMENTS FROM US, WE WILL MAIL THEM TO YOU BY FIRST CLASS MAIL, OR ANOTHER EQUALLY PROMPT MEANS, WITHIN ONE BUSINESS DAY AFTER WE RECEIVE YOUR REQUEST.

    We have not authorized anyone to give any information or make any representation about our offer that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                    SUMMARY

    This brief summary does not contain all of the information that should be important to you. You should carefully read this entire document and the other documents to which this document refers you to fully understand the offer. See "Where You Can Find More Information" on page 5.

THE OFFER (PAGE 17)

    We propose to acquire Harmon. We are offering to exchange a fraction of a share of GE common stock having a value of $30.00, determined as described below, for each share of Harmon common stock, including the associated rights to purchase common stock, validly tendered and not properly withdrawn. The fraction of a share of GE common stock to be exchanged for each share of Harmon common stock will equal $30 divided by the average of the daily volume-weighted sales prices per share of GE common stock on the New York Stock Exchange for each of the 10 consecutive trading days ending on the second trading day before the date on which Harmon shares are accepted for payment in the offer.

    We intend, promptly after completion of the offer, to merge Acquiror, our wholly owned subsidiary, with and into Harmon. Each share of Harmon common stock which has not been exchanged or accepted for exchange in the offer would be converted in the merger into the same fraction of a share of GE common stock as is paid in the offer.

INFORMATION ABOUT GE AND HARMON (PAGE 14)

GENERAL ELECTRIC COMPANY
3135 Easton Turnpike
Fairfield, Connecticut 06431-0001
(203) 373-2111

    GE is one of the world's largest and most diversified industrial corporations. GE has engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity since its incorporation in 1892. Over the years, GE has developed or acquired new technologies or services that have broadened considerably the scope of its activities.

    GE's products include major appliances; lighting products; industrial automation products; medical diagnostic imaging equipment; motors; electrical distribution and control equipment; locomotives; power generation and delivery products; nuclear power support services and fuel assemblies; commercial and military aircraft jet engines; and engineered materials, such as plastics, silicones and superabrasive industrial diamonds.

    GE's services include product services; electrical product supply houses; electrical apparatus installation, engineering, repair and rebuilding services; and computer-related information services. Through its affiliate, the National Broadcasting Company, Inc., GE delivers network television services, operates television stations, and provides cable programming and distribution services. Through another affiliate, GE Capital Services, Inc., GE offers a broad array of financial and other services, including consumer financing, commercial and industrial financing, real estate financing, asset management and leasing, mortgage services, consumer savings and insurance services, specialty insurance and reinsurance, and satellite communications.

    Following completion of the merger, Harmon will become part of GE Harris Railway Electronics, a joint venture between GE Transportation Systems ("GETS") and Harris Corporation. GETS, headquartered in Erie, PA, is one of the major business units of GE and is a global supplier of surface transportation products and services including freight and passenger locomotives and maintenance service, global railroad services such as remote monitoring and diagnostics, railway control and communications systems, propulsion and auxiliary power systems for transit vehicles and motorized drive systems for mining trucks.

    Our home page on the Internet is www.ge.com. You can learn more about us by visiting that site.

HARMON INDUSTRIES, INC.
1600 NE Coronado Dr.
Blue Springs, Missouri 64015-6236
(816) 229-3345

    Harmon is a leading supplier of signal, inspection, train control and communications products, systems and services to freight and transit railroads throughout the world. Harmon sells its products to Class I and short line freight railroads and to rail transit systems. Harmon designs, manufactures, markets and services a broad line of products beneficial to the operating efficiency and safety of its customers. The products include an extensive line of railroad signal, train control and communications systems and related components and services. It also provides customized asset management services through a warehousing and distribution business.


DIVIDEND POLICY OF GE (PAGE 46)


    The holders of GE common stock receive dividends if and when declared by the GE board of directors out of legally available funds. In 1999, we paid dividends on our common stock at a rate of approximately 44.7% of consolidated earnings, amounting to a cash dividend of $.48 2/3 per common share. Following completion of the offer and the merger, we expect to continue paying quarterly cash dividends on a basis consistent with our past practice. However, the declaration and payment of dividends will depend upon business conditions, operating results and our board of directors consideration of other relevant factors. No assurance can be given that we will continue to pay dividends on our common stock in the future.

THE OFFER (PAGE 17)

  CONDITIONS OF THE OFFER

    Our obligation to exchange shares of our common stock for Harmon shares pursuant to the offer is subject to several conditions referred to below under "The Offer--Conditions Of Our Offer," including conditions that require that a minimum of two-thirds of the outstanding shares of Harmon common stock be tendered and that all required regulatory approvals are received.

  TIMING OF THE OFFER

    Our offer is currently scheduled to expire on August 21, 2000; however, we will extend our offer from time to time as necessary until all the conditions to the offer have been satisfied or, where permissible, waived. See "The Offer--Extension, Termination And Amendment."

  EXTENSION, TERMINATION AND AMENDMENT

    If the conditions to the offer are not satisfied or waived on any scheduled expiration date of the offer and the conditions could reasonably be expected to be satisfied, we will extend the offer from time to time for such amount of time as is reasonably necessary to permit such conditions to be satisfied or waived; PROVIDED that (a) no single extension shall exceed 10 business days and (b) we will not be required to extend the offer beyond November 30, 2000. If we extend our offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all Harmon shares previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to withdraw your Harmon shares.

    We reserve the right, in our sole discretion (subject to the provisions of the merger agreement), at any time or from time to time, (a) to extend the offer for any period required by any rule or regulation of the SEC applicable to the offer and (b) if more than two-thirds but less than 90% of the outstanding shares shall have been validly tendered pursuant to the offer as of the scheduled or extended expiration date, to extend the offer for an aggregate period of not more than ten business days beyond the latest expiration date that would otherwise be permitted under clause (a) of this sentence.

    We reserve the right to increase the exchange ratio or to make any other changes in the terms and conditions of the offer; PROVIDED, HOWEVER, that
(a) the minimum condition may be amended or waived only with the prior written consent of Harmon and (b) no change may be made that changes the form of consideration to be paid, decreases the price per share or the number of shares sought in the offer, imposes conditions to the offer in addition to those set forth in the merger agreement, extends the expiration date of the offer beyond the initial expiration date of the offer (except as provided above) or makes any other change that is adverse to the holders of the shares, by giving oral or written notice of such increase in the exchange ratio or other changes, delay, termination or amendment to the exchange agent and by making a public announcement.

    We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Securities Exchange Act of 1934, which require that any material change in the information published, sent or given to stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of such change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

  EXCHANGE OF SHARES; DELIVERY OF GE COMMON STOCK

    Upon the terms and subject to the conditions of our offer (including, if the offer is extended or amended, the terms and conditions of any extension or amendment), we will accept for exchange, and will exchange, shares validly tendered and not properly withdrawn as promptly as practicable after the expiration date.

  WITHDRAWAL RIGHTS

    Your tender of Harmon shares pursuant to the offer is irrevocable, except that Harmon shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date, and, unless we previously accepted them pursuant to the offer, may also be withdrawn at any time after September 23, 2000.

  PROCEDURE FOR TENDERING SHARES

    For you to validly tender Harmon shares pursuant to our offer, (a) a properly completed and duly executed letter of transmittal (or manually executed facsimile of that document), along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, which is explained below, and any other required documents, must be transmitted to and received by the exchange agent at one of its addresses set forth on the back cover of this prospectus, and certificates for tendered Harmon shares must be received by the exchange agent at such address, or those Harmon shares must be tendered pursuant to the procedures for book-entry tender set forth in "The Offer" (and a confirmation of receipt of such tender received), in each case before the expiration date, or

(b) you must comply with the guaranteed delivery procedures set forth in "The Offer--Guaranteed Delivery."


APPROVAL OF THE MERGER (PAGE 26)


    If at the end of the offer we have received between two-thirds and 90% of the outstanding Harmon shares, we will effect a long-form merger as permitted under Missouri law which would require notice to and approval by Harmon stockholders. If at the end of the offer, however, we have received 90% or more of the outstanding Harmon shares, we will effect a short-form merger as permitted under Missouri law, which would not require approval by any other stockholders of Harmon.


APPRAISAL RIGHTS (PAGE 26)


    The offer does not entitle you to appraisal rights with respect to your Harmon shares.

    Harmon stockholders who did not tender their Harmon shares during the offer would have the right under Missouri law to dissent and demand appraisal of their Harmon shares in connection with the merger, but only if they comply with certain statutory requirements. Information regarding these requirements will be provided to Harmon stockholders who have not tendered their Harmon shares.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGE 23)


    While there can be no assurances, the offer and the merger should qualify as a tax-free reorganization for United States federal income tax purposes, if:

    - the offer and the merger are completed under the current terms of the merger agreement,

    - the minimum tender condition for the offer is satisfied, and

    - the merger is completed promptly after the offer.

    Assuming that the offer and the merger qualify as a tax-free reorganization, a Harmon stockholder's receipt of GE common stock in the offer or the merger should be tax-free for United States federal income tax purposes (except for taxes resulting from the receipt of cash, if any, instead of a fraction of a share of GE common stock). The above described tax treatment of the offer and the merger to Harmon stockholders depends on, among other things, some facts that will not be known before the completion of the merger.


    See "The Offer--Material Federal Income Tax Consequences." That discussion includes a summary of the tax consequences of participation in the offer and the merger in the event they do not qualify as a tax-free reorganization. Harmon stockholders are urged to consult their tax advisors on the consequences of participation in the offer or the merger.



GE WILL ACCOUNT FOR THE OFFER AND THE MERGER USING THE PURCHASE METHOD
  (PAGE 33)


    GE will account for the offer and the merger as a purchase for financial reporting purposes. The acquisition of Harmon would not be considered material to GE and, accordingly, GE is not required to include pro forma financial information in this prospectus.

               GE SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA


    The following selected financial data for each of the five years in the period ended December 31, 1999 have been derived from GE's consolidated financial statements, which have been audited by KPMG LLP, independent public accountants. The financial data as of June 30, 2000 and 1999, and for each of the six-month periods then ended, have been derived from GE's unaudited condensed consolidated financial statements which include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of GE for the periods and dates presented. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of GE, including the notes thereto, incorporated herein by reference.



                                     FOR THE SIX MONTHS ENDED
                                             JUNE 30,                             FOR THE YEAR ENDED DECEMBER 31,
                                   ----------------------------   ---------------------------------------------------------------
                                      2000            1999           1999         1998         1997         1996         1995
                                   -----------   --------------   ----------   ----------   ----------   ----------   -----------
                                   (UNAUDITED)    (UNAUDITED)
                                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS DATA:
Revenues.........................  $   62,858    $       51,575   $  111,630   $  100,469   $   90,840   $   79,179   $    70,028
Earnings from continuing
  operations.....................       5,970             4,975       10,717        9,296        8,203        7,280         6,573
Net earnings.....................       5,970             4,975       10,717        9,296        8,203        7,280         6,573
Dividends declared...............       2,693             2,292        4,786        4,081        3,535        3,138         2,838
Earned on average share owner's
  equity.........................        13.5%             12.7%        26.8%        25.7%        25.0%        24.0%         23.5%
Per Share Earnings from
  continuing operations basic
  (post-split)...................  $      .60    $          .51   $     1.09   $      .95   $      .83   $      .73   $       .65
Net earnings basic
  (post-split)...................         .60               .51         1.09          .95          .83          .73           .65
Net earnings diluted
  (post-split)...................         .59               .50         1.07          .93          .82          .72           .64
Dividends declared
  (post-split)...................  $ .27 1/3     $     .23 1/3    $ .48 2/3    $ .41 2/3    $      .36   $ .31 2/3    $  .28 1/6
BALANCE SHEET DATA:
Total assets of continuing
  operations.....................     424,040           368,383      405,200      355,935      304,012      272,402       228,035
Long-term borrowings.............      77,603            60,852       71,427       59,663       46,603       49,246        51,027
Shares outstanding average (in
  thousands) (post-split)........   9,898,772         9,840,567    9,833,478    9,806,995    9,824,075    9,922,182    10,102,871

             HARMON SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA


    The following selected financial data for each of the years in the five-year period ended December 31, 1999 have been derived from Harmon's consolidated financial statements, which have been audited by KPMG LLP, independent public accountants. The financial data as of June 30, 2000 and 1999, and for each of the six-month periods then ended, have been derived from Harmon's unaudited condensed consolidated financial statements which include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of Harmon for the periods and dates presented. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of Harmon, including the notes thereto, incorporated herein by reference.



                                                  FOR THE SIX MONTHS
                                                         ENDED
                                                       JUNE 30,                      FOR THE YEAR ENDED DECEMBER 31,
                                               -------------------------   ----------------------------------------------------
                                                 2000(A)        1999         1999       1998       1997       1996       1995
                                               -----------   -----------   --------   --------   --------   --------   --------
                                               (UNAUDITED)   (UNAUDITED)
                                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS DATA:
Net sales....................................   $156,028      $138,732     $304,377   $265,219   $213,530   $175,440   $136,780
Cost of sales................................    124,090       106,905      237,061    199,519    156,224    126,997     96,094
Earnings before income taxes, minority
  interest and cumulative effect of
  accounting change..........................      2,076         4,823        1,879     21,049     17,583     15,105     11,180
Earnings before cumulative effect of
  accounting change..........................      1,444         2,582          846     13,402     10,961      9,330      6,886
Cumulative effect of accounting change, net
  of tax ($310)(a)...........................        505            --           --         --         --         --         --
Net earnings.................................      1,949         2,582          846     13,402     10,961      9,330      6,886
Earnings before cumulative effect of
  accounting change
    Basic....................................       0.13          0.24          .08       1.27       1.06        .91        .68
    Diluted..................................       0.13          0.23          .08       1.25       1.06        .91        .67
Net earnings
    Basic....................................   $   0.17      $   0.24     $    .08   $   1.25   $   1.06   $    .91   $    .68
    Diluted..................................   $   0.17      $   0.23     $    .08   $   1.25   $   1.06   $    .91   $    .67
BALANCE SHEET DATA:
Working capital..............................   $ 83,625      $ 77,484     $ 79,301   $ 55,864   $ 50,323   $ 33,629   $ 35,014
Net property, plant and equipment............     34,674        32,773       33,707     26,575     24,029     17,932     14,177
Total assets.................................    254,281       236,960      270,975    162,853    135,769    104,677     86,845
Long-term debt...............................     69,967        60,744       67,896     19,540     15,456      3,412     12,090
Common stockholders' equity..................     94,299        91,268       93,634     84,958     69,762     57,939     49,232
Shares outstanding...........................     11,417        11,089       11,369     10,662     10,437     10,244     10,208


------------------------------


(a) Effective January 1, 2000, Harmon changed its method of applying certain overhead costs to inventories. Previously, all overhead costs were applied to inventory during the production process based on labor hours. Under the new method, certain overhead costs are applied to purchased raw materials at the time inventory is received based on cost of the related procurement activities, and the remaining overhead costs are applied to inventory during the production process. The change was made to improve the valuation of inventory by applying overhead costs to inventory as the costs are incurred, thereby resulting in a better matching of revenues and expenses. The change in accounting for inventory is recorded as a cumulative effect of a change in an accounting principle, which had the effect of increasing first quarter 2000 net income by $505 thousand (net of $310 thousand for taxes). This change had no significant impact on the first quarter 2000 income before cumulative effect of accounting change. The financial statements have not been restated to reflect the accounting change. If this newly adopted policy had been applied in the first quarter of 1999, the impact on net income would not have been material.

                SIGNIFICANT FACTORS AFFECTING OPERATING RESULTS

    Sometimes financial results reported in accordance with GAAP include unusual or infrequent events and factors which are not expected to occur regularly in the future. Examples of these events and factors include gains or losses on the sale of businesses, the costs of completing major acquisitions and of other business development activities, and the costs of business restructurings. Certain unusual or infrequent events and transactions, as well as other significant factors and trends, which may be helpful in understanding the past performance and future prospects of GE and Harmon, are described briefly below. The following discussion should be read together with the "Summary Selected Financial Data" of GE and Harmon included on the previous pages and with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Harmon contained in the annual reports and other information that Harmon has filed with the SEC, and with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" of GE contained in the annual reports and other information that GE has filed with the SEC. See
"Where You Can Find More Information" on page   .

    In considering the Selected Historical Financial Data of GE, you should be aware that:

    - the consolidated financial statements represent the combined results of all companies that GE directly or indirectly controls;

    - results of associated companies--generally companies that are 20% to 50% owned by GE and over which GE, directly or indirectly, has significant influence--are included in the financial statements on a "one-line" basis; and

    - the consolidated financial statements have been restated to reflect a two-for-one stock split, which took effect on April 28, 1997, and a three-for-one stock split, which took effect on April 27, 2000.

    In considering the Selected Financial Data of Harmon, you should be aware that:


    In 1999 Harmon initiated a restructuring plan which included the closing of its manufacturing operations and engineering centers on the U.S. east and west coasts and in the second quarter of 2000, Harmon announced plans to discontinue the operations of its subsidiary, Golden Gate Switchgear, Inc. Harmon's 1999 results include $9.1 million in special charges ($5.6 million after tax) and its year to date 2000 results include $4.0 million in special charges ($2.5 million after tax) related to these restructuring programs. Harmon estimates that costs relating to the restructuring programs will aggregate approximately $6 to $7 million in 2000.


                              RECENT DEVELOPMENTS

GE

    On July 12, 2000, Union Bank of Switzerland (UBS) and Paine Webber
Group, Inc. (PaineWebber) announced that they had entered into a definitive merger agreement (the UBS merger agreement). GE Capital Services holds 31,523,600 shares of PaineWebber common stock and would realize a pretax gain of about $1.4 billion if the merger is completed under the terms of the UBS merger agreement. GE Capital Services has agreed with UBS to vote in favor of the merger. Fifty percent of the GE Capital Services holdings of PaineWebber securities are classified as trading securities; changes in the share price of those securities will be recognized in earnings prior to consummation. Thus, for example, an increase in the share price of PaineWebber from June 30, 2000 to the price in the UBS merger agreement would result in recognition of approximately $0.4 billion of the total pretax gain. The UBS merger agreement is subject to a number of conditions that are not within the control of GE, resolution of which will affect the amount and timing of proceeds, if any, realized from the transaction. At this time, GE management is unable to predict the outcome of these matters.

                           COMPARATIVE PER SHARE DATA

    The following table sets forth selected historical per share data for GE and historical and equivalent per share data for Harmon.


    We have based the equivalent per share data for Harmon on the GE per share data, multiplied by .542. This represents the fraction of a GE share to be issued per Harmon share based on the average of the daily volume-weighted sales prices per GE share on the New York Stock Exchange ("NYSE") for the ten consecutive trading days ending on August 17, 2000. The average GE price for this period was approximately $55.


    Stockholders should read the information set forth below in conjunction with the historical consolidated financial data of GE and Harmon incorporated by reference herein.

    The offer and the merger is not a "significant business combination" for GE under the SEC's rules and regulations. No pro forma financial information has been included in this prospectus.


                                                                                    HARMON
                                                                  GE        ----------------------
                                                              HISTORICAL    HISTORICAL  EQUIVALENT
                                                              ----------    ----------  ----------
SIX MONTHS ENDED JUNE 30, 2000
EPS--basic..................................................    $ 0.60        $ 0.13     $   .325
EPS--diluted................................................    $ 0.59        $ 0.13     $   .320
Cash dividends declared per share...........................    $ 0.27 1/3    $ 0.06     $   .148
Book value per share (at end of period).....................    $ 4.64        $ 8.28     $  2.51

YEAR ENDED DECEMBER 31, 1999
EPS--basic..................................................    $ 1.09        $ 0.08     $   .591
EPS--diluted................................................    $ 1.07        $ 0.08     $   .580
Cash dividends declared per share...........................    $ 0.48 2/3    $ 0.12     $   .264
Book value per share (at end of period).....................    $ 4.32        $ 8.24     $  2.34


------------------------

Comparative Market Price Information


    The following table sets forth the historical closing prices per GE share on the NYSE and Harmon common share on the Nasdaq National Market ("Nasdaq") on July 14, 2000, the last trading day prior to the public announcement of the proposed transaction, and on July 24, 2000 and August 17, 2000, the most recent date for which prices were available prior to printing and the filing of this document, respectively, and the equivalent closing price per Harmon share, based on an exchange ratio of .542 of a GE share per Harmon share.



                                                  GE HISTORICAL   HARMON HISTORICAL   HARMON EQUIVALENT
                                                  -------------   -----------------   -----------------
July 14, 2000...................................     $51.50             $13.19             $27.91
July 24, 2000...................................     $53.75             $29.44             $29.13
August 17, 2000.................................     $56.69             $29.50             $30.73



    Additional market price information is contained on page 46 under the caption "Comparative Stock Prices and Dividends."


                                 THE COMPANIES

GENERAL ELECTRIC

    GE is one of the world's largest and most diversified industrial corporations. GE has engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity since its incorporation in 1892. Over the years, GE has developed or acquired new technologies or services that have broadened considerably the scope of its activities.

    GE's products include major appliances; lighting products; industrial automation products; medical diagnostic imaging equipment; motors; electrical distribution and control equipment; locomotives; power generation and delivery products; nuclear power support services and fuel assemblies; commercial and military aircraft jet engines; and engineered materials, such as plastics, silicones and superabrasive industrial diamonds.

    GE's services include product services; electrical product supply houses; electrical apparatus installation, engineering, repair and rebuilding services; and computer-related information services. Through its affiliate, the National Broadcasting Company, Inc., GE delivers network television services, operates television stations, and provides cable programming and distribution services. Through another affiliate, GE Capital Services, Inc., GE offers a broad array of financial and other services, including consumer financing, commercial and industrial financing, real estate financing, asset management and leasing, mortgage services, consumer savings and insurance services, specialty insurance and reinsurance, and satellite communications.

    Following the merger, Harmon will become part of GE Harris Railway Electronics, a joint venture between GE Transportation Systems (GETS) and Harris Corporation. GETS, headquartered in Erie, PA, is one of the major business units of GE and is a global supplier of surface transportation products and services including freight and passenger locomotives and maintenance service, global railroad services such as remote monitoring and diagnostics, railway control and communications systems, propulsion and auxiliary power systems for transit vehicles and motorized drive systems for mining trucks.

    The name, citizenship, business address, business telephone number, principal occupation or employment, and five-year employment history for each of the directors and executive officers of GE and Acquiror and certain other information are set forth in Schedule I hereto. Except as described in this Prospectus and in Schedule I hereto, none of GE, Acquiror or, to the best knowledge of such corporations, any of the persons listed on Schedule I to the Offer of Purchase has during the last five years (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or
(ii) been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

    GE is headquartered at 3135 Easton Turnpike, Fairfield, Connecticut, 06431-0001, (203) 373-2211.

FOUR POINTS ACQUISITION, INC.

    Four Points Acquisition, Inc. ("Acquiror") is a Missouri corporation and a wholly owned subsidiary of GE. Acquiror was organized on July 14, 2000 solely for the purposes of acquiring the Harmon shares tendered in the offer and merging with Harmon in the merger. It has not carried on any activities other than in connection with the merger agreement.

    Acquiror is headquartered at 2901 East Lake Road, Erie, Pennsylvania 16531,
(814) 875-2829.

HARMON

    Harmon was incorporated on September 27, 1961 under the laws of the State of Missouri as Harmon Electronics, Inc. The present name was adopted in July 1972.

    Harmon is a leading supplier of signal, inspection, train control and communications products, systems and services to freight and transit railroads throughout the world. Harmon sells its products to Class I and short line freight railroads and to rail transit systems. Harmon designs, manufactures, markets and services a broad line of products beneficial to the operating efficiency and safety of its customers.

    Harmon is a technology leader focusing primarily on providing solutions to the rail transportation industry in the areas of electronic signaling and train control enabling its customers to meet their customers' need to transport people and freight safely, faster and more cost effectively.

    Harmon's products include wayside, satellite and radio-based train control systems; rail highway grade crossing warning systems; centralized traffic management and communication system and a variety of services, including engineering, installation, maintenance featuring remote monitoring, and training.

    Harmon operates from numerous facilities in the U.S., as well as Canada, England, Italy, Mexico and Australia. Harmon is headquartered at 1600 NE Coronado Dr., Blue Springs, MO 64015-0236, (816) 229-3345.

                             REASONS FOR THE OFFER

    At a meeting held on July 16, 2000, the Harmon board, by the unanimous vote of the directors present, approved the merger agreement and the transactions contemplated thereby, including the offer and the merger, and determined that the transactions contemplated by the merger agreement, including the offer and the merger, were fair to and in the best interests of Harmon and its stockholders. The Harmon board has unanimously recommended that Harmon's stockholders accept the offer and tender their shares pursuant to the offer.

    Information about the recommendation of Harmon's board of directors is more fully set forth in Harmon's Solicitation/Recommendation Statement on
Schedule 14D-9, which is being mailed to Harmon stockholders together with this prospectus.

                            BACKGROUND OF THE OFFER

    From time to time, in the regular course of business, GE and Harmon held discussions regarding possible business ventures in the freight rail industry. In June 1999 during a discussion of these topics, GE indicated its possible interest in the acquisition of Harmon. Later that month, GE sent a letter to Harmon in which it indicated an interest in acquiring Harmon for a price of $28.50 per share. In October 1999, the parties signed a confidentiality agreement and GE began a due diligence investigation of Harmon. In November 1999, after discussing their respective businesses and industry conditions, the parties mutually agreed to terminate discussions.

    In June 2000, GE and Harmon held a meeting regarding possible business ventures in the freight rail industry at which GE again indicated it would propose the acquisition of Harmon. On June 30, 2000, GE sent a letter to Harmon in which it proposed the acquisition of Harmon for $30 per share in cash or GE stock. The letter stated that the proposal would be withdrawn if it were made public and that the proposal was non-binding.


    The $30.00 value that Harmon stockholders will receive was determined after negotiations between the parties.


    On July 5, 2000, counsel for Harmon provided a draft merger agreement to GE and its counsel. During the period of July 6 through July 13, GE conducted a due diligence review of Harmon, including meetings among senior Harmon management and representatives of GE (including senior representatives from GE Transportation Systems). From July 8 through July 16, the parties and their advisors negotiated the terms of the merger agreement and related agreements.


    Late in the evening of July 16, 2000, Harmon and GE signed the merger agreement and related agreements. Before the markets opened on July 17, 2000, Harmon and GE issued a press release announcing the transaction. The Harmon board has determined that the offer is fair to and in the best interest of Harmon and its stockholders. Information about the recommendation of Harmon's board of directors is more fully set forth in Harmon's Solicitation/Recommendation Statement on Schedule 14D-9 which was mailed to Harmon stockholders on July 25, 2000.


    On July 25, 2000, GE and the Acquiror commenced the offer.

                                   THE OFFER

    We are offering to exchange a fraction of a share of GE common stock having a value of $30.00, determined as described below, for each outstanding share of Harmon common stock, including the associated rights to purchase common stock, validly tendered and not properly withdrawn, subject to the terms and conditions described in this prospectus and the related letter of transmittal.


    The fraction of a share of GE common stock for which each share of Harmon common stock would be exchanged in the offer will be determined by dividing $30.00 by the average of the daily volume-weighted sales prices per share of GE common stock on the NYSE for each of the 10 consecutive trading days in the period ending on the second trading day before the date on which Harmon shares are accepted for payment in the offer.



    ILLUSTRATIVE TABLE OF EXCHANGE RATIOS AND VALUE OF OFFER/MERGER CONSIDERATION. Based on an average of the daily volume-weighted sales prices per GE share on the NYSE for the ten consecutive trading days ending on August 17, 2000. The average GE price for this period would be $55.349 and Harmon stockholders would receive .542 of a GE share for each Harmon share. The following table presents:



    - illustrative values of the average price of GE trading price with a range of $51.00 to $57.00 per share,



    - illustrative values of the total consideration that would be issued in connection with the offer and the merger for each share of Harmon common stock, and



    - the exchange ratio illustrating the fraction of a share of GE common stock that would be issued for each share of Harmon common stock at each of the average trading prices of common stock presented in the table.



                                    VALUE OF
                           OFFER/MERGER CONSIDERATION
   AVERAGE PRICE OF     --------------------------------
   GE COMMON STOCK      VALUE OF SHARES   EXCHANGE RATIO
----------------------  ---------------   --------------
        $51.00              $30.00             .5882
        $51.50              $30.00             .5825
        $52.00              $30.00             .5769
        $52.50              $30.00             .5714
        $53.00              $30.00             .5660
        $53.50              $30.00             .5607
        $54.00              $30.00             .5556
        $54.50              $30.00             .5505
        $55.00              $30.00             .5455
        $55.50              $30.00             .5405
        $56.00              $30.00             .5357
        $56.50              $30.00             .5310
        $57.00              $30.00             .5263



    You should understand that the value of the shares in the above table was calculated based on hypothetical share prices and exchange ratios. Please be advised that the actual value of the shares that you will receive may have a value of more or less than $30.00 for each share of Harmon common stock validly tendered and not properly withdrawn. See calculation of Harmon equivalent based on historical closing prices per GE share under "COMPARATIVE PER SHARE DATA."


    The term "expiration date" means 12:00 midnight, New York City time, on August 21, 2000, unless we extend the period of time for which the offer is open, in which case the term "expiration date" means the latest time and date on which the offer, as so extended, expires.

    Harmon stockholders can call our information agent, Morrow & Co., Inc., at any time collect at 212-754-8000 or toll free at 1-800-566-9061 for answers to your questions regarding the offer, including to find out the amount of consideration to be received in the offer. Prior to expiration of the offer, such consideration will be estimated based upon the daily volume-weighted sales prices per share of GE common stock for a rolling 10 consecutive trading day period. Once the final exchange ratio has been determined following expiration, you may contact our information agent to find out the exact amount of consideration to be received in the offer.


    You will not receive any fractional shares of GE common stock. Instead, you will receive cash in an amount equal to the market value of any fractional shares you would otherwise have been entitled to receive.

    If you are the record owner of your shares and you tender your shares directly to the exchange agent, you will not be obligated to pay any charges or expenses of the exchange agent or any brokerage commissions. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

    We are making this offer in order to acquire all of the outstanding shares of Harmon common stock. We intend, as soon as possible after completion of the offer, to have Acquiror merge with Harmon. The purpose of the merger is to complete the acquisition of all of the Harmon shares not tendered and exchanged pursuant to the offer. In the merger, each then outstanding share of Harmon common stock (except for treasury shares of Harmon and shares that we hold for our own account and dissenters shares) would be converted into the same fraction of a share of GE common stock per Harmon share as is paid in the offer, without interest.

    Our obligation to exchange a fraction of a share of GE common stock for Harmon shares pursuant to the offer is subject to several conditions referred to below under "The Offer--Conditions Of Our Offer," including the minimum tender condition, the regulatory approvals condition and other conditions that are discussed below.

TIMING OF OUR OFFER

    Our offer is scheduled to expire at 12:00 midnight, New York City time on August 21, 2000. For more information, you should read the discussion under the caption "The Offer--Extension, Termination And Amendment."

EXTENSION, TERMINATION AND AMENDMENT

    If the conditions to the offer are not satisfied or waived on any scheduled expiration date of the offer and such conditions could reasonably be expected to be satisfied, we will extend the offer, from time to time for such amount of time as is reasonably necessary to permit such conditions to be satisfied or waived; PROVIDED that (a) no single extension shall exceed 10 business days and
(b) we will not be required to extend the offer beyond November 30, 2000. If we decide to so extend our offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    During any such extension, all Harmon shares previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to withdraw your Harmon shares. You should read the discussion under the caption "The Offer--Withdrawal Rights" for more details.

    We reserve the right, in our sole discretion (subject to the provisions of the merger agreement), at any time or from time to time,

    (a) to extend the offer for any period required by any rule or regulation of the SEC applicable to the offer, and

    (b) if more than two-thirds but less than 90% of the outstanding shares shall have been validly tendered pursuant to the offer as of the scheduled or extended expiration date, to extend the offer for an aggregate period of not more than ten business days beyond the latest expiration date that would otherwise be permitted under clause (a) of this sentence.

    We reserve the right to increase the exchange ratio or to make any other changes in the terms and conditions of the offer; PROVIDED, HOWEVER, that

    (a) the minimum condition may be amended or waived only with the prior written consent of Harmon, and

    (b) no change may be made that changes the form of consideration to be paid, decreases the price per share or the number of shares sought in the offer, imposes conditions to the offer in addition to those set forth in the merger agreement, extends the expiration date of the offer beyond the initial expiration date of the offer (except as provided above) or makes any other change that is adverse to the holders of the Harmon shares.

    We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act, which require that any material change in the information published, sent or given to stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of the change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.

    If we make a material change in the terms of our offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required under the Exchange Act. If, prior to the expiration date, we change the percentage of Harmon shares being sought or the consideration offered to you, that change will apply to all holders whose Harmon shares are accepted for exchange pursuant to our offer. If at the time notice of that change is first published, sent or given to you, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, we will extend the offer until the expiration of that ten business-day period. For purposes of our offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

EXCHANGE OF HARMON SHARES; DELIVERY OF GE COMMON STOCK

    Upon the terms and subject to the conditions of our offer (including, if the offer is extended or amended, the terms and conditions of the extension or amendment), we will accept for exchange, and will exchange, Harmon shares validly tendered and not properly withdrawn as promptly as permitted to do so under applicable law and will pay for the shares of Harmon common stock promptly thereafter. In all cases, exchange of Harmon shares tendered and accepted for exchange pursuant to the offer will be made only after timely receipt by the exchange agent of certificates for those Harmon shares (or a confirmation of a book-entry transfer of those Harmon shares in the exchange agent's account at The Depository Trust Company ("DTC")),

    - a properly completed and duly executed letter of transmittal (or a manually signed facsimile of that document), and

    - any other required documents.

    For purposes of the offer, we will be deemed to have accepted for exchange Harmon shares validly tendered and not properly withdrawn when we notify the exchange agent of our acceptance of the tenders of those Harmon shares pursuant to the offer. The exchange agent will deliver GE common stock in exchange for Harmon shares pursuant to the offer and cash instead of fractional shares of GE common stock as soon as practicable after receipt of our notice. The exchange agent will act as agent for tendering stockholders for the purpose of receiving GE common stock and cash to be paid instead of fractional shares of GE common stock and any additional payment pursuant to the terms of the merger agreement from us and transmitting such stock and cash to you. You will not receive any interest on any cash that we pay you, even if there is a delay in making the exchange.

    If we do not accept any tendered Harmon shares for exchange pursuant to the terms and conditions of the offer for any reason, or if certificates are submitted for more Harmon shares than are tendered, we will return certificates for such unexchanged Harmon shares without expense to the tendering stockholder or, in the case of Harmon shares tendered by book-entry transfer of such Harmon shares into the exchange agent's account at DTC pursuant to the procedures set forth below under the discussion entitled "The Offer--Procedure for Tendering," those Harmon shares will be credited to an account maintained within DTC, as soon as practicable following expiration or termination of the offer.

    If we increase the consideration offered to Harmon stockholders in the offer prior to the expiration date, such increased consideration will be given to all stockholders whose Harmon shares are tendered pursuant to the offer, whether or not such Harmon shares were tendered or accepted for exchange prior to such increase in consideration.

CASH INSTEAD OF FRACTIONAL SHARES OF GE COMMON STOCK

    We will not issue certificates representing fractional shares of our common stock pursuant to the offer. Instead, each tendering stockholder who would otherwise be entitled to a fractional share of our common stock will receive cash in an amount equal to the product obtained by multiplying (i) the fractional share interest to which the holder would otherwise be entitled by
(ii) the closing price of the GE common stock on the NYSE (as reported in The Wall Street Journal, or if not reported therein, any other authoritative source) on the date Acquiror accepts Harmon shares for payment in the offer.

PROCEDURE FOR TENDERING

    For you to validly tender Harmon shares pursuant to the offer, (a) a properly completed and duly executed letter of transmittal (or manually executed facsimile of that document), along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by the exchange agent at one of its addresses set forth on the back cover of this prospectus, and certificates for tendered Harmon shares must be received by the exchange agent at such address or those Harmon shares must be tendered pursuant to the procedures for book-entry tender set forth below (and a confirmation of receipt of such tender received (we refer to this confirmation below as a "book-entry confirmation")), in each case before the expiration date, or (b) you must comply with the guaranteed delivery procedures set forth below.

    The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Harmon shares which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce that agreement against the participant.

    The exchange agent will establish accounts with respect to the Harmon shares at DTC for purposes of the offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the Harmon shares by causing DTC to transfer such Harmon shares into the exchange agent's account in accordance with DTC's procedure for the transfer. However, although delivery of Harmon shares may be effected through book-entry at DTC, the letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth on the back cover of this prospectus prior to the expiration date, or the guaranteed delivery procedures described below must be followed.

    Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which Harmon shares are tendered either by a registered holder of Harmon shares who has not completed the box entitled "Special Issuance Instructions" on the letter of transmittal or for the account of an eligible institution.

    If the certificates for Harmon shares are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged Harmon shares are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.

    THE METHOD OF DELIVERY OF HARMON SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

    TO PREVENT BACKUP FEDERAL INCOME TAX WITHHOLDING WITH RESPECT TO CASH RECEIVED PURSUANT TO OUR OFFER, YOU MUST PROVIDE THE EXCHANGE AGENT WITH YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY WHETHER YOU ARE SUBJECT TO BACKUP WITHHOLDING OF FEDERAL INCOME TAX BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. SOME STOCKHOLDERS (INCLUDING, AMONG OTHERS, ALL CORPORATIONS AND SOME FOREIGN INDIVIDUALS) ARE NOT SUBJECT TO THESE BACKUP WITHHOLDING AND REPORTING REQUIREMENTS. IN ORDER FOR A FOREIGN INDIVIDUAL TO QUALIFY AS AN EXEMPT RECIPIENT, THE STOCKHOLDER MUST SUBMIT A FORM W-8, SIGNED UNDER PENALTIES OF PERJURY, ATTESTING TO THAT INDIVIDUAL'S EXEMPT STATUS.

WITHDRAWAL RIGHTS

    Your tender of Harmon shares pursuant to the offer is irrevocable, except that Harmon shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date, and, unless we have previously accepted them pursuant to the offer, may also be withdrawn at any time after September 23, 2000.

    For your withdrawal to be effective, the exchange agent must receive from you a written, telex or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this prospectus, and your notice must include your name, address, social security number, the certificate number(s) and the number of Harmon shares to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered those Harmon shares. If Harmon shares have been tendered pursuant to the procedures for book-entry tender discussed under the caption entitled "Procedure for Tendering," any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Harmon shares and must otherwise comply with DTC's procedures. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the

Harmon shares withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of the certificates. We will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in our sole discretion, and our decision shall be final and binding.

    A financial institution must guarantee all signatures on the notice of withdrawal. Most banks, savings and loan associations and brokerage houses are able to effect these signature guarantees for you. The financial institution must be a participant in the Securities Transfer Agents Medallion Program, an "eligible institution," unless those Harmon shares have been tendered for the account of an eligible institution.

    Neither we, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Any Harmon shares properly withdrawn will be deemed not to have been validly tendered for purposes of our offer. However, you may retender withdrawn Harmon shares by following one of the procedures discussed under the captions entitled "The Offer--Procedure for Tendering" or "The Offer--Guaranteed Delivery" at any time prior to the expiration date.

GUARANTEED DELIVERY

    If you wish to tender Harmon shares pursuant to our offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your Harmon shares may nevertheless be tendered, so long as all of the following conditions are satisfied:

    (a) you make your tender by or through an eligible institution;

    (b) a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by us, is received by the exchange agent as provided below on or prior to the expiration date; and

    (c) the certificates for all tendered Harmon shares (or a confirmation of a book-entry transfer of such securities into the exchange agent's account at DTC as described above), in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message) and all other documents required by the letter of transmittal are received by the exchange agent within three Nasdaq trading days after the date of execution of such notice of guaranteed delivery.

    You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the exchange agent and you must include a guarantee by an eligible institution in the form set forth in that notice.

    In all cases, we will exchange Harmon shares tendered and accepted for exchange pursuant to our offer only after timely receipt by the exchange agent of certificates for Harmon shares (or timely confirmation of a book-entry transfer of such securities into the exchange agent's account at DTC as described above), properly completed and duly executed letter(s) of transmittal (or a manually signed facsimile(s) thereof), or an agent's message in connection with a book-entry transfer, and any other required documents.

    By executing a letter of transmittal as set forth above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your Harmon shares tendered and accepted for exchange by us and with respect to any and all other Harmon shares and other securities issued or issuable in respect of the Harmon shares on or after August 21, 2000. That appointment is effective, and voting rights will be affected, when and only to the extent that we deposit the shares of our common stock for Harmon shares that you have tendered with the exchange agent. All such proxies shall be considered coupled with an interest in the tendered Harmon shares and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Our designees will, with respect to the Harmon shares for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of Harmon's stockholders or otherwise. We reserve the right to require that, in order for Harmon shares to be deemed validly tendered, immediately upon our exchange of those Harmon shares, we must be able to exercise full voting rights with respect to such Harmon shares.

    We will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Harmon shares, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of Harmon shares that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. Acquiror expressly reserves the right to increase the exchange ratio or to make any other changes in the terms and conditions of the offer; PROVIDED, HOWEVER, that (a) the minimum condition may be amended or waived only with the prior written consent of Harmon and
(b) no change may be made that changes the form of consideration to be paid, decreases the price per share or the number of shares sought in the offer, imposes conditions to the offer in addition to those set forth in the merger agreement, extends the expiration date of the offer beyond the initial expiration date of the offer (except as provided above) or makes any other change which is adverse to the holders of the shares. No tender of Harmon shares will be deemed to have been validly made until all defects and irregularities in tenders of Harmon shares have been cured or waived. Neither we, the exchange agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any Harmon shares or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of our offer (including the letter of transmittal and instructions thereto) will be final and binding.

    The tender of Harmon shares pursuant to any of the procedures described above will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES



    The following discussion summarizes the material United States federal income tax consequences to Harmon stockholders that exchange Harmon common stock for GE common stock pursuant to the offer and the merger. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be applicable to Harmon stockholders in light of their particular circumstances or to Harmon stockholders subject to special treatment under United States federal income tax law (including, without limitation, partnerships, foreign persons who may be subject to tax under the provisions of the Foreign Investment in Real Property Tax Act of 1980, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, traders in securities that elect to apply a mark-to-market method of accounting, certain U.S. expatriates, persons that hold Harmon common stock as part of a straddle, hedge, conversion transaction or other integrated investment, Harmon stockholders whose functional currency is not the United States dollar and Harmon stockholders who acquired Harmon common stock through the exercise of employee stock options or otherwise as compensation).

    This discussion is limited to Harmon stockholders that hold their Harmon common stock as capital assets and does not consider the tax treatment of Harmon stockholders that hold Harmon common stock through a partnership or other pass-through entity. Furthermore, this summary does not discuss any aspect of state, local or foreign taxation or any aspect of the Foreign Investment in Real Property Tax Act of 1980.

    In the opinion of Cahill Gordon & Reindel, special tax counsel to GE, while there can be no assurances, the offer and the merger should be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code (and GE and Harmon should be included as parties to that reorganization within the meaning of Section 368(b) of the Code) if the following factual assumptions (which we refer to as the supporting conditions) are met:

    - the offer and the merger are completed under the current terms of the merger agreement;

    - the minimum tender condition for the offer is satisfied; and

    - the merger is completed promptly after the offer.


    In addition to the supporting conditions, the opinion of Cahill Gordon & Reindel has relied on factual assumptions based on representations and covenants made by GE and Harmon, including those contained in certificates of officers of GE and Harmon, and has also assumed the absence of changes in facts or in law between the date of this prospectus and the effective time of the merger. If any of those representations, covenants or assumptions is inaccurate, the tax consequences of the offer and the merger could differ materially from those summarized below under "Federal Income Tax Consequences If the Offer and Merger Qualify As a Reorganization." In addition, the ability to satisfy the supporting conditions, and therefore the federal income tax consequences of the offer and the merger, depend in part on facts that will not be available before the completion of the merger. There can be no assurance that the merger will be completed, or that the supporting conditions will be satisfied. If the supporting conditions are not satisfied, the opinion of Cahill Gordon & Reindel that the offer and merger should be treated as a reorganization cannot be relied upon and the tax consequences of the offer and/or the merger could differ materially from those summarized below under "The Offer--Federal Income Tax Consequences If the Offer and Merger Qualify As a Reorganization." See "The Offer--Federal Income Tax Consequences If the Offer and Merger Do Not Qualify As a Reorganization." Further, there is no legal authority directly applicable to a transaction structured in the same manner as the offer and the merger or to steps similar to those expected to be taken in making Harmon part of GE Harris Railway Electronics subsequent to the offer and the merger. Therefore, the qualification of the offer and the merger as a reorganization is not free from doubt. As a consequence of this uncertainty, there is a risk that the offer and the merger will not qualify as a tax free reorganization, in which case the tax consequence of the offer and the merger will be as described below under "The Offer--Federal Income Tax Consequences If the Offer and the Merger Do Not Qualify As a Reorganization." Cahill Gordon & Reindel's opinion neither binds the IRS nor precludes the IRS or the courts from adopting a contrary position. Because the parties do not intend to request a ruling from the IRS with respect to the offer and the merger, we cannot be certain that the IRS will not challenge the conclusions in this opinion or that a court will not sustain such challenge.



    FEDERAL INCOME TAX CONSEQUENCES IF THE OFFER AND MERGER QUALIFY AS A REORGANIZATION. Assuming that the offer and the merger qualify as a tax-free reorganization, for federal income tax purposes:


    - A holder of Harmon shares will not recognize any gain or loss upon its exchange in the offer or the merger of its Harmon shares for GE common stock.

    - If a holder of Harmon shares receives cash instead of a fraction of a share of GE common stock, the holder will be required to recognize gain or loss, measured by the difference between the amount of cash received instead of that fraction of a share and the portion of the tax basis of that holder's Harmon shares allocable to that fraction of a share. This gain or loss will be capital gain or loss provided such Harmon shares were held as a capital asset, and will be long-term capital gain or loss if the holder had held the Harmon shares exchanged for that fraction of a share of GE common stock for more than one year at the time such Harmon shares are accepted in the offer or at the effective time of the merger, as the case may be.

    - A holder of Harmon shares will have a tax basis in the GE common stock received in the offer or the merger equal to (1) the tax basis in the Harmon shares surrendered by that holder in the offer or merger, reduced by (2) any tax basis in such Harmon shares that is allocable to a fraction of GE common stock for which cash is received.

    - The holding period for GE common stock received in exchange for Harmon shares in the offer or the merger will include the holding period for Harmon shares surrendered in the offer or the merger, provided such Harmon shares were held as a capital asset.

    - Under specified circumstances, holders of Harmon shares may be entitled to appraisal rights in connection with the merger. See "The Offer--Purpose of Our Offer; The Merger; Appraisal Rights" below. If appraisal rights are available and a holder of Harmon shares receives cash pursuant to the exercise of appraisal rights, such holder will recognize gain or loss, measured by the difference between the amount realized and such holder's tax basis in such Harmon shares. A holder of Harmon shares who exercises appraisal rights is urged to consult his own tax advisor.

    - Harmon will not recognize gain or loss as a result of the offer and the merger.


    FEDERAL INCOME TAX CONSEQUENCES IF THE OFFER AND MERGER DO NOT QUALIFY AS A REORGANIZATION. The tax consequences described above are based on factual assumptions, including the satisfaction of the supporting conditions. If those factual assumptions are not satisfied, the federal income tax consequences of the offer and the merger to holders of Harmon shares could differ materially from those summarized above under "Federal Income Tax Consequences If the Offer and Merger Qualify As a Reorganization." In that event, exchanges by Harmon stockholders pursuant to the offer and/or the merger could be taxable transactions for federal income tax purposes depending on the particular facts surrounding the offer and/or the merger, some of which may not be available before the completion of the merger or later points in time. If the offer and/or the merger is taxable, each Harmon stockholder realizing gain on the exchange of Harmon shares for GE common stock in the offer and/or the merger, as applicable, will recognize gain, measured by the difference between the fair market value of the GE common stock (together with any cash instead of a fraction of GE common stock) received by such stockholder and such stockholder's tax basis in the Harmon shares surrendered. This gain will be capital gain provided such Harmon shares were held as a capital asset, and will be long-term capital gain if such stockholder had held such Harmon shares for more than one year at the time such Harmon shares are accepted in the offer or at the effective time of the merger, as the case may be. Each Harmon stockholder realizing loss on the exchange of Harmon shares for GE common stock in the offer and/or the merger, as applicable, should consult his own tax advisor concerning the treatment of such loss in light of the wash sales rules of section 1091 of the Code.


    We urge each holder of Harmon shares to consult his own tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to him of participation in the offer or the merger.

    THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER AND THE MERGER. HARMON STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF PARTICIPATION IN THE OFFER OR THE MERGER TO THEM.

PURPOSE OF OUR OFFER; THE MERGER; APPRAISAL RIGHTS

    PURPOSE. We are making the offer and the merger in order to acquire all of the outstanding shares of Harmon common stock. We intend, as soon as practicable after completion of the offer, to have Acquiror merge with and into Harmon. The purpose of the merger is to acquire all Harmon shares not tendered and exchanged pursuant to the offer. In the merger, each then outstanding Harmon share (except for Harmon shares held in Harmon's treasury and Harmon shares that we hold for our own account and dissenters shares) would be converted into the right to receive the same fraction of a share of GE common stock as is paid in the offer.

    APPROVAL OF THE MERGER. Under Sections 351.410 and 351.425 of the Missouri General and Business Corporation Law ("MGBCL"), the approval of the board of directors of Harmon and the affirmative vote of the holders of two-thirds of its outstanding shares entitled to vote are required to approve and adopt a merger and a merger agreement. The Harmon board of directors has previously approved the merger. Accordingly, if we complete the offer (after satisfaction of the minimum tender condition), we would have a sufficient number of Harmon shares to approve the merger without the affirmative vote of any other holder of Harmon shares. Therefore, unless the merger is consummated in accordance with the short-form merger provisions under the MGBCL described below (in which case no action by the stockholders of Harmon, other than GE, will be required to consummate the merger), the only remaining corporate action of Harmon will be the approval and adoption of the merger agreement by the affirmative vote of the holders of two-thirds of the outstanding Harmon shares entitled to vote.


    POSSIBLE SHORT-FORM MERGER. Section 351.447 of the MGBCL would permit the merger to occur without a vote of Harmon's stockholders (a "short-form merger") if GE were to acquire at least 90% of the outstanding Harmon shares in the offer or otherwise. If however, GE does not acquire at least 90% of the then outstanding Harmon shares pursuant to the offer or otherwise, and a vote of Harmon's stockholders is required under the MGBCL, a longer period of time will be required to effect the merger. GE has agreed in the merger agreement to effect the merger at the earliest practicable time, and if it obtains ownership of 90% of the outstanding Harmon shares in the offer, to effect the merger as a short-form merger.


    APPRAISAL RIGHTS. Harmon stockholders do not have appraisal rights in connection with the offer. If at the end of the offer we have received between two-thirds and 90% of the outstanding Harmon shares, we will effect a long-form merger as permitted under Missouri law which would require notice to and approval by Harmon stockholders. If at the end of the offer, however, we have received 90% or more of the outstanding Harmon shares, we will effect a short-form merger as permitted under Missouri law. Harmon stockholders who did not tender their Harmon shares during the offer would have the right under Missouri law to dissent and demand appraisal of their Harmon shares in connection with the long-form or short-form merger, but only if they comply with certain statutory requirements. Information regarding these requirements will be provided to Harmon stockholders who have not tendered their Harmon shares.

CONDITIONS OF OUR OFFER

    The offer is subject to a number of conditions, which are described below:

    MINIMUM TENDER CONDITION

    There must be validly tendered and not properly withdrawn prior to the expiration of the offer a number of Harmon shares which will constitute at least two-thirds of the total number of outstanding Harmon shares on a fully diluted basis (as though all options or other securities convertible into or exercisable or exchangeable for Harmon shares prior to the merger had been so converted, exercised or exchanged) as of the date that we accept the Harmon shares pursuant to our offer. Based on information supplied by Harmon, the number of Harmon shares needed to satisfy the minimum tender condition would have been 8,059,784 as of July 24, 2000.

    ANTITRUST CONDITION

    This condition requires that any applicable waiting periods under the HSR Act or similar statutes or regulations of foreign jurisdictions have expired or been terminated.

    REGISTRATION STATEMENT EFFECTIVENESS CONDITION


    The registration statement on Form S-4 of which this prospectus is a part must have become effective under the Securities Act and not be the subject of any stop order or proceedings seeking a stop order. We intend to request effectiveness of the registration statement filed with the SEC before the initial expiration date of the offer. If the registration statement has not been declared effective at the initial expiration of the offer, we intend to extend the offer and announce the extension via the Dow Jones News Service no later than 9:00 a.m., New York City time on Tuesday, August 22, 2000.


    OTHER CONDITIONS OF THE OFFER

    The offer is also subject to the conditions that, at the time of the expiration date of the offer, the following shall have occurred and be continuing:

    (1) There shall not have been instituted or pending any action, proceeding or litigation by any governmental entity which directly or indirectly seeks to (i) prevent, prohibit, or make illegal, the acceptance for payment, payment for or purchase of Harmon shares by GE, Acquiror or any other affiliate of GE or the consummation of the offer, the merger or the other transactions contemplated by the merger agreement, (ii) render Acquiror unable to accept for payment, pay for or purchase some or all of the Harmon shares, (iii) impose material limitations on the ability of GE effectively to exercise full rights of ownership of the Harmon shares, including the right to vote the Harmon shares purchased by it on all matters properly presented to Harmon's stockholders or (iv) impose material damages in connection with the transactions contemplated by the merger agreement,

    (2) There shall not have been any statute, rule, regulation, legislation or interpretation enacted, promulgated, amended, issued or deemed applicable to (i) GE, Harmon or any of their respective subsidiaries or an affiliate of either GE or Harmon, or (ii) any transaction contemplated by the merger agreement, by any United States or non-United States legislative body or governmental entity with appropriate jurisdiction (other than the routine application of the waiting period provisions of the HSR Act or similar statutes or regulations of foreign jurisdictions applicable to the offer or the merger) that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses
       (i) through (iv) of paragraph (1) above,

    (3) There shall not have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the NYSE (other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or (iii) any limitation (whether or not mandatory) by any government or governmental entity on the extension of credit by banks or other lending institutions,

    (4) (i) The representations and warranties of Harmon contained in the merger agreement shall be true and correct (except to the extent that the aggregate of all breaches would not have a material adverse effect on Harmon), at the date of the merger agreement and as of the consummation of the offer (except to the extent the representations specifically relate to an earlier date, in which case the representations shall be true and correct as of that date, and subject to the material adverse effect qualification above), (ii) Harmon shall not have failed to perform in all material respects its covenants and obligations contained in the merger agreement, which failure to perform has not been cured within ten business days after giving written notice to Harmon or (iii) except as disclosed by Harmon or in its SEC filings, no events or changes shall have occurred since March 31, 2000 which constitute a material adverse effect on Harmon,

    (5) The Harmon board shall not have withdrawn, or modified or changed in a manner adverse to GE and the Acquiror (including by amendment of the Schedule 14D-9 filed by Harmon), its recommendation of the offer, the merger agreement or the merger or the Harmon board shall not have resolved to do any of the foregoing, and

    (6) The merger agreement shall not have been terminated in accordance with its terms,

which in the reasonable judgment of GE, in any such case, and regardless of the circumstances (including any action or inaction by GE) giving rise to such condition makes it inadvisable to proceed with the offer or the acceptance for payment of or payment for the shares.


    The conditions to the offer are for the sole benefit of GE and Acquiror and may be waived by GE and Acquiror, in whole or in part at any time and from time to time, in the sole discretion of GE and Acquiror. The failure by GE and Acquiror at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time up until the (with the exception of those conditions involving the receipt of necessary government approvals) expiration of the offer. We may, in our sole discretion, waive these conditions in whole or in part, other than the minimum tender condition (which may only be waived with Harmon's prior written consent), PROVIDED, HOWEVER, that no change may be made that changes the form of consideration to be paid, decreases the price per share or the number of shares sought in the offer, imposes conditions to the offer in addition to those set forth above, extends the expiration date of the offer beyond the initial expiration date of the offer (except as provided in the merger agreement) or makes any other change which is adverse to the holders of the shares.


REGULATORY APPROVALS

    Except as set forth herein, we are not aware of any licenses or regulatory permits that appear to be material to the business of Harmon and its subsidiaries, taken as a whole, and that might be adversely affected by our acquisition of Harmon shares in the offer. In addition, except as set forth herein, we are not aware of any filings, approvals or other actions by or with any governmental authority or administrative or regulatory agency that would be required for our acquisition or ownership of the Harmon shares. Should any such approval or other action be required, we expect to seek such approval or action, except as described under "State Takeover Laws." Should any such approval or other action be required, we cannot be certain that we would be able to obtain any such approval or action without substantial conditions or that adverse consequences might not result to Harmon's or its subsidiaries' businesses, or that certain parts of Harmon's, GE's or any of their respective subsidiaries' businesses might not have to be disposed of or held separate in order to obtain such approval or action. In that event, subject to the provisions of the merger agreement, we may not be required to purchase any Harmon shares in the offer.

    STATE TAKEOVER LAWS. A number of states have adopted takeover laws and regulations that purport to be applicable to attempts to acquire securities of corporations that are incorporated in those states or that have substantial assets, stockholders, principal executive offices or principal places of business in those states. To the extent that these state takeover statutes purport to apply to the offer or the merger, we believe that those laws conflict with U.S. federal law and are an unconstitutional burden on interstate commerce. In 1982, the Supreme Court of the United States, in EDGAR V. MITE CORP., invalidated on constitutional grounds the Illinois Business Takeovers Statute, which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. The reasoning in that decision is likely to apply to certain other state takeover statutes. In 1987, however, in CTS CORP. V. DYNAMICS CORP. OF AMERICA, the Supreme Court of the United States held that the State of Indiana could as a matter of corporate law and, in particular, those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining stockholders, as long as those laws were applicable only under certain conditions. Subsequently, in TLX PURCHASER CORP. V. TELEX CORP., a federal district court in Oklahoma ruled that the Oklahoma statutes were unconstitutional insofar as they apply to corporations incorporated outside Oklahoma, because they would subject those corporations to inconsistent regulations. Similarly, in TYSON FOODS, INC. V. MCREYNOLDS, a federal district court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as applied to corporations incorporated outside Tennessee. This decision was affirmed by the United States Court of Appeals for the Sixth Circuit. In December 1988, a federal district court in Florida held, in GRAND METROPOLITAN PLC V. BUTTERWORTH, that the provisions of the Florida Affiliated Transactions Act and Florida Control Share Purchaser Act were unconstitutional as applied to corporations incorporated outside of Florida.

    Harmon is incorporated under the laws of the State of Missouri. In general,
Section 351.459 of the MGBCL prevents an "interested shareholder" (generally a person who owns or has the right to acquire 20% or more of a corporation's outstanding voting stock, or an affiliate or associate thereof) from engaging in a "business combination" (defined to include mergers and certain other transactions) with a Missouri corporation for a period of five years following the date such person became an interested shareholder unless, among other things, prior to such date the board of directors of the corporation approved either the business combination or the transaction in which the interested shareholder became an interested shareholder. See "The Offer--Regulatory Approvals--State Takeover Laws." The board of directors of Harmon has approved the merger agreement, the stock option agreement, the support agreement, the merger and the other transactions contemplated by such agreements, and such approval is sufficient to render inapplicable to the merger the provisions of
Section 351.459 of the MGBCL. The board of directors has also amended the by-laws of Harmon to add a provision stating that Section 351.407 of the MGBCL (which relates to "control share acquisitions" as defined in Section 351.015(4) of the MGBCL) does not apply to control share acquisitions of Harmon. Such by-law amendment is sufficient to render the provisions of Section 351.407 of the MGBCL inapplicable to the shares acquired in the offer or pursuant to the option agreement, and to shares subject to the support agreement.

    A number of other states have adopted laws and regulations applicable to attempts to acquire securities of corporations that are incorporated, or have substantial assets, shareholders, or whose business operations otherwise have substantial economic effects in such states. Harmon, directly or through subsidiaries, conducts business in a number of states throughout the United States, some of which may have enacted takeover laws as described above. GE and the Acquiror do not believe that any such takeover statutes are applicable to the offer or the merger and have not attempted to comply with any such state takeover statutes in connection therewith.

    We reserve the right to challenge the validity or applicability of any state law allegedly applicable to the offer or the merger, and nothing herein nor any action that we take in connection with the offer is intended as a waiver of that right. In the event that it is asserted that one or more takeover statutes apply to the offer or the merger, and it is not determined by an appropriate court that the statutes in question do not apply or are invalid as applied to the offer or the merger, as applicable, we may be required to file certain documents with, or receive approvals from, the relevant state authorities, and we might be unable to accept for payment or acquire Harmon shares tendered in the offer or be delayed in continuing or consummating the offer. In that case, we may not be obligated to accept for purchase, or pay for, any Harmon shares tendered.

    ANTITRUST. Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), certain transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The acquisition of Harmon shares pursuant to the offer is subject to such requirements.

    Pursuant to the requirements of the HSR Act, we have filed or will in the near future file a Notification and Report Form with respect to the offer with the Antitrust Division and the FTC. Under the provisions of the HSR Act applicable to the Offer, the purchase of Shares pursuant to the offer may not be consummated until the expiration of a 30-calendar day waiting period following the filing by GE, unless such waiting period is earlier terminated by the FTC and the Antitrust Division or extended by a request from the FTC or the Antitrust Division for additional information or documentary material prior to the expiration of the waiting period. Pursuant to the HSR Act, GE has or will request early termination of the waiting period applicable to the offer. There can be no assurance, however, that the waiting period will be terminated early. If either the FTC or the Antitrust Division were to request additional information or documentary material from GE with respect to the offer, the waiting period with respect to the offer would expire on the twentieth calendar day after the date of substantial compliance with such request. Additional delays thereafter could occur under possible agreements to effectively extend the waiting period or under court orders that might be sought by the FTC or the Antitrust Division to temporarily or permanently block the transaction. If the acquisition of shares is delayed pursuant to a request by the FTC or the Antitrust Division for additional information or documentary material pursuant to the HSR Act, the offer may, but need not, be extended and, in any event, the acquisition of and payment for shares will be deferred until after any applicable waiting period, agreement or court order blocking the transaction expires or is terminated. Any such extension of the waiting period will not give rise to any withdrawal rights not otherwise provided for by applicable law. It is a condition to the offer that the waiting period applicable under the HSR Act to the offer expire or be terminated. See "The Offer--Conditions Of Our Offer."

    The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the proposed acquisition of shares by Acquiror pursuant to the Offer. At any time before or after the purchase of shares pursuant to the offer by Acquiror, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the purchase of shares pursuant to the offer or seeking the divestiture of shares purchased by Acquiror or the divestiture of substantial assets of GE, Harmon or their respective subsidiaries. Private parties and state attorneys general may also bring legal action under federal or state antitrust laws under certain circumstances. As in any case, there can be no assurance that a challenge to the offer on antitrust grounds will not be made or, if such a challenge is made, what the result would be.

    For a description of certain conditions to the offer, including conditions with respect to litigation and certain governmental actions and for certain termination rights in connection with antitrust suits, see "The
Offer--Conditions Of Our Offer."

    FOREIGN APPROVALS. Harmon owns property and conducts business in a number of other foreign countries and jurisdictions. In connection with the acquisition of the Harmon shares in the offer or the merger, the laws of certain of those foreign countries and jurisdictions may require the filing of information with, or the obtaining of the approval or consent of, governmental authorities in such countries and jurisdictions. The governments in those countries and jurisdictions might attempt to impose additional conditions on Harmon's operations conducted in those countries and jurisdictions as a result of the acquisition of the Harmon shares in the offer or the merger. If such approvals or consents are found to be required, we intend to make the appropriate filings and applications. In the event such a filing or application is made for the requisite foreign approvals or consents, we cannot be certain that such approvals or consents will be granted and, if such approvals or consents are received, we cannot be certain as to the date of those approvals or consents. In addition, we cannot be certain that we will be able to cause Harmon or its subsidiaries to satisfy or comply with those laws or that compliance or noncompliance will not have adverse consequences for Harmon or any subsidiary of Harmon after purchase of the Harmon shares pursuant to the offer or the merger.

CERTAIN EFFECTS OF OUR OFFER

    REDUCED LIQUIDITY; POSSIBLE DELISTING. The purchase of Harmon shares pursuant to the offer will reduce the number of holders of Harmon shares and the number of Harmon shares that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining Harmon shares held by the public. Harmon shares are included for quotation and principally traded on the Nasdaq. Depending on the number of Harmon shares acquired pursuant to the offer, following consummation of the offer, Harmon shares may no longer meet the requirements of the Nasdaq for continued quotation. The National Association of Securities Dealers' (the "NASD") requirements for continued inclusion in the Nasdaq, among other things, require that an issuer have either: (i) at least 750,000 publicly held shares, held by at least 400 stockholders of round lots, with a market value of at least $5 million and net tangible assets of at least $4 million and at least two registered and active market makers for the shares or (ii) at least 1,100,000 publicly held shares, held by at least 400 stockholders of round lots, with a market value of at least $15 million and at least four registered and active market markers, or (iii) a market capitalization of at least $50 million or (iv) total assets and total revenue of at least $50 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

    The shares might nevertheless continue to be included in the Nasdaq with quotations published in the Nasdaq "additional list" or in one of the "local lists," but if the number of holders of the shares were to fall below 300, the number of publicly held shares were to fall below 500,000 or there were not at least two registered and active market makers for the shares, the NASD's rules provide that the shares would no longer be "qualified" for Nasdaq reporting and the Nasdaq would cease to provide any quotations. Shares held directly or indirectly by directors, officers or beneficial owners of more than 10% of the shares are not considered as being publicly held for this purpose. If, following the closing of the offer, the shares of Harmon no longer meet the requirements of the NASD for continued inclusion in the Nasdaq or in any other tier of the Nasdaq and the shares were no longer included in the Nasdaq or in any other tier of the Nasdaq, the market for shares could be adversely affected.

    If the shares no longer meet the requirements of the NASD for continued inclusion in any tier of the Nasdaq, it is possible that the shares would continue to trade in the over-the-counter market and that price quotations would be reported by other sources. The extent of the public market for the Harmon shares and the availability of quotations for Harmon shares would, however, depend upon the number of holders of shares remaining at that time, the interest in maintaining a market in Harmon shares on the part of securities firms, the possible termination of registration of the shares under the Exchange Act, as described below, and other factors. We cannot predict whether the reduction in the number of Harmon shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the Harmon shares.

    GE intends to cause the delisting of the Harmon shares from the Nasdaq following consummation of the offer and the merger.

    According to Harmon, there were, as of July 14, 2000, approximately 11,387,226 Harmon shares outstanding, held by approximately 660 holders of record.

    STATUS AS "MARGIN SECURITIES." The Harmon shares are presently "margin securities" under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of Harmon shares. Depending on the factors similar to those described above with respect to listing and market quotations, following consummation of the offer, the Harmon shares may no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event the Harmon shares would be ineligible as collateral for margin loans made by brokers.

    FINANCING OF THE OFFER AND THE MERGER. The securities required by Acquiror to consummate the offer and the merger shall come from the treasury shares of GE. The related fees and expenses are estimated to be approximately $350,000 for the information agent, the exchange agent, the financial printer and other counsel. Acquiror will obtain all of such funds from GE or its affiliates. GE and its affiliates will provide such funds from existing resources.

    GOING PRIVATE TRANSACTIONS. The Commission has adopted Rule 13e-3 under the Exchange Act which is applicable to certain "going private" transactions and which may under certain circumstances be applicable to the merger or another business combination following the purchase of Harmon shares pursuant to the offer in which Acquiror seeks to acquire the remaining shares not held by it. Acquiror believes that Rule 13e-3 will not be applicable to the merger.
Rule 13e-3 requires, among other things, that certain financial information concerning Harmon and certain information relating to the fairness of the proposed transaction and the consideration offered to minority shareholders in such transaction be filed with the Commission and disclosed to shareholders prior to consummation of the transaction.

    PLANS FOR HARMON. It is expected that following the merger, GE will continue to evaluate the business and operations of Harmon and GE intends to seek additional information about Harmon during this period. Thereafter, GE intends to review such information as part of a comprehensive review of Harmon's business, operations, capitalization and management with a view to optimizing Harmon's potential in conjunction with GE's businesses.

    GE, through GE Transportation Systems ("GETS"), currently owns a 51% interest in a joint venture named GE Harris Railway Electronics, LLC. Following completion of the merger, Harmon will become part of the GE Harris Railway Electronics joint venture.

    REGISTRATION UNDER THE EXCHANGE ACT. Harmon shares are currently registered under the Exchange Act. Harmon can terminate that registration upon application to the SEC if the outstanding shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of Harmon shares. Termination of registration of the Harmon shares under the Exchange Act would reduce the information that Harmon must furnish to its stockholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with stockholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to stockholders, no longer applicable with respect to Harmon shares. In addition, if Harmon shares are no longer registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to "going-private" transactions would no longer be applicable to Harmon. SEE "THE OFFER--CERTAIN EFFECTS OF OUR OFFER--GOING PRIVATE TRANSACTIONS." Furthermore, the ability of "affiliates" of Harmon and persons holding "restricted securities" of Harmon to dispose of such securities pursuant to Rule 144 under the Securities Act may be impaired or eliminated. If registration of the shares under the Exchange Act were terminated, they would no longer be eligible for Nasdaq reporting or for continued inclusion on the Federal Reserve Board's list of "margin securities." SEE "THE OFFER--CERTAIN EFFECTS OF OUR OFFER--STATUS AS MARGIN SECURITIES."

RELATIONSHIPS WITH HARMON

    Except as set forth herein, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Harmon, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described herein, there have been no contacts, negotiations or transactions since January 1, 1998, between us or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and Harmon or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Neither we, nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has since January 1, 1998 had any transaction with Harmon or any of its executive officers, directors or

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
affiliates that would require disclosure under the rules and regulations of the SEC applicable to the offer.

    GE and Harmon have engaged in commercial transactions in the ordinary course of business from time to time. There are currently three financing leases and one loan between a subsidiary of GE and Harmon. The aggregate amount of these contracts is approximately $150,000. From time to time Harmon sells certain cab signaling products to GETS and GE Harris, for incorporation into finished locomotives when ordered by the final customer.


    Except as described in this prospectus, (i) none of Acquiror, GE nor, to the best knowledge of Acquiror and GE, any of the persons listed in Schedule I to this prospectus or any associate or majority owned subsidiary of Acquiror, GE or any of the persons so listed, beneficially owns or has any right to acquire any Harmon shares and (ii) none of Acquiror, GE nor, to the best knowledge of Acquiror and GE, any of the persons or entities referred to above nor any director, executive officer or subsidiary of any of the foregoing has effected any transaction in the shares during the past 60 days except for the stock option agreement and the support agreement, executed in connection with the offer and the merger. The material terms of these are agreements are described under "The Stock Option Agreement," and "The Support Agreement" on pages 41 and 43, respectively. On September 9, 1999, GE and Harmon entered into a confidentiality agreement, the material terms of which are described under "The Confidentiality Agreement."


ACCOUNTING TREATMENT

    GE will account for the merger under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the total merger consideration paid by GE in connection with the merger, together with the direct costs of the merger, will be allocated to Harmon's assets and liabilities based on their fair market values, with any excess being treated as goodwill. The assets and liabilities and results of operations of Harmon will be consolidated into the assets and liabilities and results of operations of GE after the merger.

FEES AND EXPENSES

    We have retained Morrow & Co., Inc. as information agent in connection with the offer. The Information Agent may contact holders of Harmon shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the offer to beneficial owners of Harmon shares. We will pay the information agent
$7,500 plus $6.50 per account contacted for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. We have agreed to indemnify the information agent against certain liabilities and expenses in connection with the offer, including certain liabilities under the U.S. federal securities laws.

    In addition, we have retained The Bank of New York as the exchange agent. We will pay the exchange agent reasonable and customary fees for its services in connection with the offer, will reimburse the exchange agent for its reasonable out-of-pocket expenses and will indemnify the exchange agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

    Except as set forth above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Harmon shares pursuant to the offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

STOCK EXCHANGE LISTING

    Our common stock is listed on the NYSE under the symbol "GE."

                              THE MERGER AGREEMENT

    The following description of the merger agreement describes the material terms of the agreement but does not purport to describe all the terms of the agreement. The complete text of the merger agreement is attached as Annex A to this prospectus. All shareholders are urged to read the merger agreement in its entirety because it is the legal document that governs the offer and the merger.

THE OFFER

    TERMS OF THE OFFER. The merger agreement provides for the commencement by Acquiror of this offer to exchange all outstanding shares of Harmon common stock for shares of GE common stock having a value of $30, determined as described below, for each outstanding share of common stock of Harmon that is validly tendered and not properly withdrawn. The merger agreement also provides that the fraction of a share of GE common stock into which each share of Harmon common stock will be converted in the offer will be determined by dividing $30 by the average of the daily volume-weighted sales prices per share of GE common stock on the NYSE for each of the 10 consecutive trading days ending on the second trading day prior to the date on which the Harmon shares are accepted for payment in the offer.

    The merger agreement prohibits Acquiror, without the consent of Harmon, from amending or waiving the minimum tender condition or amending the offer to change the form of consideration to be paid, decreasing the price per share of Harmon common stock or the number of shares of Harmon common stock sought in the offer, imposing additional conditions to the offer, extending the expiration date of the offer except as described below or making any other change which is adverse to the holders of the shares of Harmon common stock.

    MANDATORY EXTENSIONS OF THE OFFER. If any of the conditions to the offer is not satisfied or waived on any scheduled expiration date of the offer, Acquiror will extend the offer, if such condition or conditions could reasonably be expected to be satisfied, from time to time until such conditions are satisfied or waived; provided that (i) no extension will exceed ten business days and
(ii) Acquiror is not required to extend the offer beyond November 30, 2000.

    OPTIONAL EXTENSIONS OF THE OFFER. Acquiror will have the right to extend the offer (i) if more than two-thirds but less than 90% of the Harmon shares will have been validly tendered in the offer at the scheduled or extended expiration date for an aggregate period of not more than ten business days beyond the latest expiration date that would otherwise be permitted under clause
(ii) of this sentence and (ii) for any period required by any rule, regulation, interpretation or position of the SEC or its staff applicable to the offer or any period required by applicable law.

    PROMPT PAYMENT FOR HARMON SHARES AFTER THE CLOSING OF THE OFFER. Subject to the conditions of the offer, Acquiror will accept for payment all shares of Harmon common stock validly tendered and not properly withdrawn pursuant to the offer as soon as it is permitted to do so under applicable law and will pay for the shares promptly thereafter.

THE MERGER

    The merger agreement provides that Acquiror will be merged with and into Harmon as promptly as practicable following the satisfaction or waiver of the conditions set forth in the merger agreement. Under the terms of the merger agreement, at the closing of the merger, each outstanding share of Harmon common stock will be converted into the right to receive the same per share consideration paid to holders of Harmon common stock who exchanged their Harmon shares in the offer. Notwithstanding the foregoing, the merger consideration will not be payable in respect of Harmon shares held by Harmon, GE or Acquiror or dissenters shares.

    EFFECTIVE TIME OF THE MERGER. The merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Missouri and the issuance of a certificate of merger by the Missouri Secretary of State. The filing of the articles of merger will take place as soon as practicable after satisfaction or waiver of the conditions described below under "The Merger Agreement--Conditions Of The Merger."

    ARTICLES OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS. The articles of incorporation of Acquiror in effect at the effective time shall be the articles of incorporation of the surviving corporation (except that such articles of incorporation shall be amended to provide that the name of the surviving corporation shall be the name of Harmon) until thereafter amended in accordance with the provisions of the articles of incorporation and as provided by the MGBCL. The by-laws of Acquiror in effect at the effective time shall be the by-laws of the surviving corporation until thereafter amended in accordance with the provisions of the by-laws, the articles of incorporation of the surviving corporation and the MGBCL.

    From and after the effective time and until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the surviving corporation's articles of incorporation and by-laws, (i) the directors of Acquiror at the effective time shall be the directors of the surviving corporation and (ii) the officers of Harmon at the effective time shall be the officers of the surviving corporation.

HARMON BOARD OF DIRECTORS

    Upon the acceptance for payment of shares of Harmon common stock pursuant to the offer, GE will be entitled to designate a number of directors (rounded up to the next whole number) that equals the product of (i) the total number of directors on Harmon's board of directors and (ii) the percentage that the number of shares beneficially owned by GE and Acquiror bears to the total number of shares of Harmon common stock. Until the merger has become effective, Harmon's board of directors will consist of at least two members who were directors of Harmon prior to the consummation of the offer. The merger agreement provides that, prior to the effective time of the merger, the affirmative vote of a majority of the continuing Harmon directors will be required to:

    - terminate the agreement on behalf of Harmon,

    - amend the agreement when such amendment requires approval of Harmon's board of directors,

    - extend the time for performance of GE's or Acquiror's obligations under the merger agreement,

    - waive compliance with any agreements or conditions contained in the merger agreement or

    - approve any other action of Harmon which adversely affects the holders of Harmon common stock.

TREATMENT OF HARMON STOCK OPTIONS

    The merger agreement provides that each outstanding option to purchase shares of Harmon common stock which has been granted under Harmon's 1990 Incentive Stock Option Plan or 1996 Long-Term Incentive Plan (together, the "Harmon Option Plans"), whether or not vested or exercisable, shall be converted into an option to purchase GE common stock. Each Harmon Stock Option shall be exercisable upon the same terms and conditions as those under the applicable Harmon Option Plan and the applicable option agreement, except that

    - each Harmon Stock Option shall vest and become immediately exercisable at the effective time of the merger,

    - each such Harmon Stock Option shall be exercisable for that whole number of GE shares (rounded to the nearest whole share) equal to the number of shares subject to such Harmon Stock Option immediately prior to the effective time multiplied by the exchange ratio in the offer, and

    - the option price per GE share shall be an amount equal to the option price per share subject to such Harmon Stock Option in effect immediately prior to the effective time divided by the exchange ratio in the offer (the option price per share, as so determined, being rounded to the nearest whole cent).

    GE shall (i) on or prior to the effective time, reserve for issuance the number of GE shares that will become subject to options to purchase GE shares,
(ii) from and after the effective time, upon exercise of the GE options, make available for issuance all GE shares covered by the options, (iii) at the effective time, assume the Harmon Option Plans, with the result that all obligations of Harmon under the Harmon Option Plans, including with respect to Harmon Stock Options outstanding at the effective time, shall be obligations of GE following the effective time and (iv) as promptly as practicable after the effective time, issue to each holder of an outstanding Harmon Stock Option a document evidencing the above assumption by GE.

COVENANTS AND REPRESENTATIONS AND WARRANTIES

    ACCESS TO INFORMATION. Harmon shall, and shall cause the subsidiaries and its and their respective officers, directors, employees, representatives and agents to, afford, from the date of the merger agreement to the effective time, the officers, employees, representatives and agents of Acquiror reasonable access during regular business hours to its officers, employees, agents, properties, books, records and workpapers, and shall promptly furnish Acquiror all financial, operating and other information and data as Acquiror, through its officers, employees or agents, may reasonably request.

    Except as required by law, Acquiror shall hold, and will cause its respective officers, employees, representatives and agents to hold, any confidential information of Harmon or any of its subsidiaries in accordance with the confidentiality agreement between Harmon and GE.

    CONDUCT OF BUSINESS PENDING MERGER. The merger agreement obligates Harmon, until the date the nominees of GE constitute a majority of Harmon board of directors, to conduct its operations in the ordinary and usual course of business consistent with its past practice. The merger agreement expressly restricts the ability of Harmon to engage in certain material transactions, such as purchases and sales of assets or the sale or redemption of outstanding securities of Harmon, without the prior written consent of GE, which consent will not be unreasonably withheld or delayed.

    INQUIRIES AND NEGOTIATIONS. The merger agreement provides that, except in the circumstances described below, Harmon, the subsidiaries and their respective officers, directors, employees, representatives and other agents or otherwise will not directly or indirectly:

    (i) solicit, initiate or knowingly encourage the submission of any Alternative Transaction, including any Superior Proposal, or

    (ii) participate in any discussions or negotiations regarding, or furnish to any person, any non-public information with respect to, or otherwise cooperate in any way with respect to, or assist or participate in or facilitate any Alternative Transaction with any person, corporation, entity or "group" (as defined in Section 13(d) of the Exchange Act) other than GE and its affiliates, representatives and agents (each, a "Third Party") except that Harmon may take any action referred to in this clause (ii) if (A) the board determines in good faith (after consultation with outside counsel) that such action is required by the fiduciary duties of the board under applicable law, (B) the board determines in good faith that the Alternative Transaction constitutes a Superior Proposal, and (C) Harmon has given prior written notice to

         GE and Acquiror and entered into a customary confidentiality agreement on terms no less favorable to Harmon than those contained in the confidentiality agreement executed between the parties on September 9, 1999 (provided that such confidentiality agreement need not contain terms which restrict the ability of the Third Party to make a proposal to Harmon's board of directors).

    Harmon shall promptly notify GE orally and in writing if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Harmon in respect of an Alternative Transaction, and shall, in any such notice to GE, indicate the identity of the Third Party and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep GE informed, on a reasonably current basis, of all material developments affecting the status and terms of any such proposals or offers or the status of any such discussions or negotiations.

    Harmon shall not release any Third Party from, or waive any provision of, any confidentiality or standstill agreement, other than any such provision that would prevent or otherwise restrict the ability of a Third Party to make a proposal to Harmon's board of directors. As of the date of the merger agreement, Harmon shall cease, and shall cause the subsidiaries and the officers, directors, employees, representatives and other agents of Harmon and the subsidiaries, to cease, all discussions, negotiations and communications with all Third Parties and demand the immediate return of all confidential information previously provided to Third Parties.

    "Alternative Transaction" means any bona fide written proposal or offer from any Third Party relating to any (i) merger, consolidation, recapitalization, tender or exchange offer, debt restructuring or similar transaction involving Harmon, (ii) the sale of more than 20% of the common stock or other capital stock of Harmon or (iii) sale of assets (including stock of subsidiaries) representing more than 20% of the assets of Harmon and its subsidiaries, taken as a whole, including a sale by any means specified in clause (i) of this sentence.

    "Superior Transaction" means a bona fide written proposal not solicited, initiated or encouraged in violation of the merger agreement, made by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of Harmon entitled to vote generally in the election of directors or all or substantially all of the assets of Harmon, if and only if, the board reasonably determines (after consultation with its financial advisor and outside counsel) (i) that the proposed transaction would be more favorable from a financial point of view to its stockholders than the offer and the merger and the transactions contemplated thereby taking into account at the time of determination any changes to the terms of the merger agreement that as of that time had been proposed by GE, and
(ii) that the person or entity making such Superior Proposal is capable of consummating the Alternative Transaction (based upon, among other things, the availability of financing and the degree of certainty of obtaining financing, the expectation of obtaining required regulatory approvals and the identity and background of such person).

    DUTY TO RECOMMEND THE OFFER AND THE MERGER. The merger agreement prohibits Harmon's board of directors from approving or recommending, or proposing to approve or recommend, any Alternative Proposal or approving, recommending or causing Harmon to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Proposal. However, the merger agreement provides that the Harmon board may withdraw or modify its approval or recommendation of the offer and the merger if the board determines in good faith (i) after consultation with outside counsel, that such action is required by the fiduciary duties of the board under applicable law and (ii) that the Alternative Transaction constitutes a Superior Proposal. The merger agreement also provides that nothing in the merger agreement shall (x) require the Harmon board to act in a manner inconsistent with its duty of candor under applicable law, (y) limit the board's ability to make any disclosure to Harmon's stockholders that the board determines in good faith (after consultation with outside counsel) is required to be made to satisfy its fiduciary duties under applicable law or (z) limit Harmon's ability to make any disclosure required by applicable law.

    DIRECTORS' AND OFFICERS' INSURANCE; INDEMNIFICATION. See "Interests of Certain Persons--Directors' and Officers' Insurance; Indemnification."

    FURTHER ASSURANCES. Each of the parties to the merger agreement agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable, including, without limitation, using all commercially reasonable efforts to (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act and in the other countries where a merger filing is necessary or advisable with respect to the transactions and
(ii) obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental entities and parties to contracts with Harmon and the subsidiaries as are necessary for the consummation of the offer and the merger.

    GE agrees to use all reasonable efforts to close the offer and the merger.

    TAX TREATMENT. The parties agree to use all commercially reasonable efforts to cause the offer and merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and to cause their subsidiaries to not take any action, or fail to take any action, which action or failure would be reasonably likely to cause such tax treatment not to be obtained.

    REPRESENTATIONS AND WARRANTIES. The merger agreement contains a number of customary representations and warranties relating to each of the parties and their ability to consummate the offer and the merger. All representations and warranties of each party expire at the closing of the merger.

CONDITIONS OF OUR OFFER

    See "The Offer--Conditions of Our Offer."

CONDITIONS OF THE MERGER

    The obligations of GE, Acquiror and Harmon to consummate the merger are subject to the satisfaction of the following conditions:

    - To the extent required by applicable law the merger agreement shall have been approved and adopted by holders of two-thirds of the outstanding shares, in accordance with applicable law and the articles of incorporation and by-laws of Harmon.

    - No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains or enjoins the consummation of the merger; and

    - Acquiror shall have accepted for payment and paid for shares pursuant to the offer, provided that GE and Acquiror may not assert this condition if the failure to accept shares for payment resulted from a breach of the merger agreement by GE or Acquiror.

TERMINATION OF THE MERGER AGREEMENT

    TERMINATION BY MUTUAL AGREEMENT. The merger agreement may be terminated and the offer and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after approval by the stockholders of Harmon, by mutual action of the board of directors of GE and Harmon.

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
    TERMINATION BY EITHER GE OR HARMON. The merger agreement may be terminated and the offer and the merger may be abandoned at any time prior to the effective time, whether before or after approval by the stockholders of Harmon by either GE or Harmon if:

    (1) any statute, rule, regulation, executive order, decree, ruling or injunction existing or enacted after the date of the merger agreement of or by any governmental entity of competent jurisdiction which makes the consummation of the offer or the merger illegal or otherwise prevents or prohibits the consummation of the offer or the merger shall be in effect and shall have become final and nonappealable;

    (2) Acquiror terminated the offer, or the offer shall have expired without acceptance for payment of shares thereunder; or

    (3) the acceptance for payment of shares pursuant to the offer shall not have occurred on or prior to November 30, 2000; unless, in any case, such event has been caused by or resulted from the breach of the merger agreement by the party seeking such termination.

    TERMINATION BY GE. The merger agreement may be terminated at and the offer and the merger may be abandoned at any time prior to the effective time, whether before or after approval by the stockholders of Harmon by GE if:

    (1) prior to the purchase of shares in the offer, the board of directors of Harmon shall have publicly withdrawn, modified or amended in a manner adverse to Acquiror its approval or recommendation of the merger; or

    (2) (i) Acquiror shall have failed to commence the offer within 10 business days of the date of the merger agreement due to the failure to be satisfied of any condition set forth in annex I to the merger agreement and (ii) such condition could not reasonably be expected to be satisfied.

    TERMINATION BY HARMON. The merger agreement may be terminated and the offer and the merger may be abandoned at any time prior to the effective time, whether before or after approval by the stockholders of Harmon by Harmon if:

    (1) prior to acceptance for payment of shares pursuant to the offer, Harmon shall enter into a definitive written agreement with respect to a Superior Proposal, provided that Harmon shall have complied in all material respects with the non-solicitation provisions (described above) set forth in the merger agreement and the termination fee (described below) payable under the merger agreement shall have been paid;

    (2) prior to the purchase of shares in the offer, (A) GE shall have failed to perform in all material respects its covenants and obligations contained in the merger agreement, which failure to perform has not been cured within ten business days after the giving of notice to GE or
       (B) the representations and warranties set forth in Section 4.8 of the merger agreement, regarding the transaction qualifying as a "reorganization" within the meaning of section 368(a) of the Internal Revenue Code, shall not be true in all material respects.

TERMINATION FEES

    TERMINATION FEES PAYABLE BY HARMON TO GE. If a Payment Event occurs, Harmon shall pay to GE, within two business days following such Payment Event, a fee of $10.5 million in cash.

    "Payment Event" means (x) the termination of the merger agreement by Harmon as described under "The Merger Agreement--Termination of the Merger Agreement--Termination by Harmon" pursuant to paragraph (1) above, (y) the termination of the merger agreement by GE as described under "The Merger Agreement--Termination of the Merger Agreement--Termination by GE" pursuant to paragraph (1) above, or (z) (A) after the date of the merger agreement and prior to the termination of the merger agreement a third party shall have made a bona fide proposal or offer for an Alternative Transaction and (B) within 12 months of the date of termination of the merger agreement (other than by reason of GE's failure to comply with or perform, or its breach of, in any material respect any of its agreements or covenants contained therein), Harmon shall enter into an agreement with respect to, or consummate an Alternative Transaction (substituting 25% for 20% in the definition of Alternative Transaction).

    Harmon may terminate the merger agreement and enter into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") with respect to such Alternative Transaction provided that, prior to any such termination, (i) Harmon has provided GE written notice that it intends to terminate the merger agreement pursuant to paragraph (1) under "The Merger Agreement--Termination of the Merger Agreement--Termination by Harmon," identifying the Alternative Transaction then determined to be more favorable and the parties thereto and delivering an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of the Acquisition Agreement to be entered into for such Alternative Transaction, and (ii) at least three full business days after Harmon has provided the notice referred to in clause (i) above, Harmon delivers to GE (A) a written notice of termination of the merger agreement, (B) the termination fee, (C) a written acknowledgment from Harmon that (x) the termination of the merger agreement and the entry into the Acquisition Agreement for the Alternative Transaction will be a Payment Event, and (y) the Harmon stock option agreement (attached hereto as Annex B) shall be honored in accordance with its terms and (D) a written acknowledgment from each other party to such Alternative Transaction that it is aware of the substance of Harmon's acknowledgment under clause (C) above and waives any right it may have to contest the matters thus acknowledged by Harmon.

AMENDMENTS

    The merger agreement may be varied, amended or supplemented at any time before or after the approval and adoption of the merger agreement by the stockholders of Harmon by action of the respective boards of directors of Harmon and the Acquiror, without action by the stockholders thereof; PROVIDED that after approval and adoption of the merger agreement by Harmon's stockholders, no variance, amendment or supplement shall, without consent of the Harmon stockholders, reduce the amount or alter the form of the consideration that the holders of the capital stock of Harmon shall be shall be entitled to receive upon the effective time. Without limiting the generality of the foregoing, the merger agreement may only be amended, varied or supplemented by an instrument in writing, signed by the parties to the merger agreement.

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
                           THE STOCK OPTION AGREEMENT

    The following description of the stock option agreement describes the material terms of the agreement but does not purport to describe all the terms of the agreement. The complete text of the stock option agreement is attached as Annex B to this prospectus. All shareholders are urged to read the stock option agreement in its entirety.

    Concurrently with the execution of the merger agreement, GE and Harmon entered into a stock option agreement pursuant to which Harmon granted to GE an option to purchase up to 19.9% of the Harmon common stock on a fully diluted basis after issuance. The option has an exercise price of $30.00 per share, payable in cash.

EXERCISABILITY

    The option is exercisable only if one or more of the following payment events occurs:

    - Harmon enters into a definitive written agreement with respect to a takeover proposal, not solicited, initiated or encouraged in violation of the terms of the merger agreement, made by a third party to acquire all of the common stock of Harmon or all or substantially all of the assets of Harmon and the board of directors of Harmon determines such proposal to be more favorable from a financial point of view to its stockholders than the transactions contemplated in the merger agreement;

    - the board of directors of Harmon publicly withdraws, modifies or amends its approval or recommendation of the transactions contemplated in the merger agreement in an adverse manner; or

    - any third party makes a takeover proposal or offer relating to a merger or other business combination, the sale of 25% of the common stock or other capital stock of Harmon or the sale of assets representing more than 25% of the assets of Harmon and within 12 months of the date of termination of the merger agreement, Harmon enters into an agreement to consummate any takeover proposal.

    GE may no longer exercise the option after the earliest to occur of:

    - the effective time of the merger;

    - 12 months after the occurrence of a Payment Event; or

    - termination of the merger agreement prior to the occurrence of a Payment Event unless GE has the right to receive a termination fee following such termination upon the occurrence of certain events, in which case GE's option will not terminate until the later of six months from the time such termination fee becomes payable and the expiration of the period in which an event may occur which would result in GE having the right to receive a termination fee.

    Additionally, GE may not exercise the option if:

    - an injunction or other order issued by any federal or state court that invalidates the grant or prohibits the exercise of the option is in effect;

    - the waiting period under the HSR Act has not expired or been terminated;
      or

    - any approval required to be obtained under the laws of any jurisdiction has not been obtained and is not in full force and effect.

CASH EXERCISE NOTICE

    At any time the option is exercisable, GE may elect, instead of purchasing option shares, to send a written notice to Harmon specifying a date between five and ten business days from such notice on which Harmon will pay to GE an amount in cash equal to the spread multiplied by such number of option shares as GE specifies in the notice.

    The spread is the excess over $30.00 of the higher of

    - the highest price to be paid by any person in an alternative transaction;
      or

    - the closing price of the Harmon shares on the last trading day immediately prior to the date of the above described notice.

REPURCHASE

    If within 12 months after the date the merger agreement was terminated neither GE nor any other person has acquired more than 50% of the issued and outstanding Harmon shares, then Harmon has the right to repurchase from GE all of the optioned Harmon shares acquired by GE, and with respect to which GE then has beneficial ownership, at a price per share equal to the greater of:

    - $30.00; or

    - the average of the closing price per share of Harmon common stock on Nasdaq for the five consecutive trading days ending on and including the trading date immediately prior to the consummation of such repurchase of option shares.

    If at any time the option is exercisable, at GE's request Harmon will repurchase from GE all of the optioned shares acquired by GE, and with respect to which GE then has beneficial ownership, at a price per share equal to the greater of:

    - the aggregate option price paid by GE for all acquired shares with respect to which GE then has beneficial ownership; and

    - the spread multiplied by the number of acquired shares by GE with respect to which GE then has beneficial ownership.

REGISTRATION RIGHTS

    If GE exercises the option, it will have registration rights, subject to certain restrictions set forth in the stock option agreement, with respect to the option shares for a period of two years. The registration rights allow GE to require that Harmon register GE's shares in order to permit the sale or other disposition of the option shares.

MAXIMUM AMOUNT REALIZABLE BY GE

    If GE exercises the option and then sells the stock received by GE under the option, GE may be required to give some of the money it makes on that sale to Harmon.

    If the sum of GE's total profit from:

    - the sale of the option shares;

    - the amount of the termination fee received by GE under the merger agreement;

    - any amounts received in connection with the repurchase of Harmon shares by Harmon; and

    - any amounts received under a cash election notice,

exceeds $16,000,000, GE must pay to Harmon the amount in excess of $16,000,000 less the exercise price and the cost of any discounts and commissions.

                             THE SUPPORT AGREEMENT

    The following description of the support agreement describes the material terms of the agreement but does not purport to describe all the terms of the agreement. The complete text of the support agreement is attached as Annex C to this prospectus. All shareholders are urged to read the support agreement in its entirety.

    Concurrently with the execution of the merger agreement, in order to induce GE to enter into the merger agreement, certain Harmon stockholders who are executive officers and directors of Harmon and members of the Harmon family entered into a support agreement with GE.

SHARES SUBJECT TO THE SUPPORT AGREEMENT

    The following stockholders entered into the support agreement with respect to the number of shares next to their names:

                                                         SHARES OWNED
NAMES                                                   DIRECT/INDIRECT   OPTIONS
-----                                                   ---------------   --------
Robert E. Harmon......................................       426,628       10,500
Bruce M. Flohr........................................        11,540        4,500
Emanuel Cleaver, II...................................      -0-             1,500
Rodney L. Gray........................................        21,040        7,500
Herbert M. Kohn.......................................        33,190        7,500
Gerald E. Myers.......................................        44,216        7,500
Douglass Wm. List.....................................         2,840        7,500
John A. Sprague.......................................           540        4,500
Judith C. Whittaker...................................         3,540        7,500
Bjorn E. Olsson.......................................        77,454       26,250
Raymond A. Rosewall...................................        30,000       21,000
Lloyd T. Kaiser.......................................        30,322       26,250
William P. Marberg....................................           728       40,500
Stephen L. Schmitz....................................        17,400       26,250
Robert F. Anderson....................................           400        6,750
Ronald G. Breshears...................................        10,387       26,250
Robert L. Danley......................................         1,900        9,750
Robert E. Heggestad...................................        26,685       26,250
J. Randall John.......................................        10,995       26,250
John W. Johnson.......................................        10,050       26,250
Gerald S. McKenna.....................................      -0-             9,750
William J. Scheerer...................................         9,500       48,750
Russell E. Taylor.....................................      -0-             9,750
Jeffery J. Utterback..................................      -0-            26,250
Silvano Brandi........................................      -0-            11,500
Dennis P. Crowley.....................................       172,096        -0-
Joseph P. Noffsinger..................................      -0-            21,500
Karen A. Arnold.......................................      -0-             7,500
Alice Diane McClure...................................       275,099        -0-
Robert C. Harmon......................................       117,075        -0-
                                                           ---------      -------
  Total...............................................     1,333,625      455,250
                                                           ---------      -------

COVENANTS

    The support agreement provides, among other things, that the stockholders subject to the agreement:

    - will tender all outstanding Harmon shares into the offer promptly after commencement of the offer;

    - will, at the time of any vote or any adjournment of any stockholder meeting, vote all Harmon shares subject to the agreement in favor of the approval and adoption of the merger agreement and each of the transactions contemplated by the merger agreement;

    - will vote all Harmon shares subject to the agreement against: any merger agreement or merger other than the GE merger or other business combination or any other takeover proposal, or any corporate action that would in any manner impede, frustrate, prevent or nullify the GE merger, the merger agreement or any of the other transactions contemplated by the merger agreement;

    - will revoke any and all previous proxies granted with respect to the Harmon shares and grant an irrevocable proxy appointing GE as the stockholder's attorney-in-fact and proxy, with full powers of substitution;

    - will not, without the prior written consent of GE, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Harmon shares;

    - will not sell, assign, transfer, encumber or otherwise dispose of or enter into any contract, option or other arrangement or understanding to transfer the Harmon shares subject to the agreement;

    - will not seek or solicit any acquisition or sale, assignment, transfer, encumbrance or other disposition or any contract, option or other arrangement or understanding to transfer the Harmon shares subject to the agreement and will promptly notify GE and provide all details requested by GE if approached or solicited by any person with respect to any of the foregoing;

    - will not directly or through a representative solicit, initiate or facilitate or encourage a third party to make a takeover proposal to Harmon, or to engage in any negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any action to facilitate any third party takeover proposal, except in their capacity as representatives and agents of Harmon in accordance with the terms of the merger agreement;

    - will promptly notify GE in writing, stating the identity of the person and the material terms of the proposal, if any person makes a proposal or inquiry or contacts the stockholder, relating to the acquisition of beneficial ownership of such stockholder's Harmon shares; and

    - will use their reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate and to close the merger.

TERMINATION

    The support agreement terminates upon the termination of the merger agreement.

                         THE CONFIDENTIALITY AGREEMENT

    GE and Harmon entered into a customary confidentiality agreement dated as of September 9, 1999 which contains customary standstill and release provisions. The complete text of the confidentiality agreement is attached as an exhibit to the Schedule TO.

                          INTERESTS OF CERTAIN PERSONS

    The information contained in the Information Statement attached as
Schedule I to the Schedule 14D-9 of Harmon dated July 25, 2000 is incorporated herein by reference. Each material agreement, arrangement or understanding and any actual or potential conflict of interest between Harmon or its affiliates and Harmon's executive officers, directors or affiliates, or between Harmon or its affiliates and GE or Acquiror or their respective executive officers, directors or affiliates, is either incorporated herein by reference as a result of the previous sentence or set forth below.

    TREATMENT OF OPTIONS AND RESTRICTED STOCK UNITS. The merger agreement provides that each outstanding option to purchase Harmon shares, whether or not exercisable and whether or not vested, under Harmon's 1990 Incentive Stock Option Plan or 1996 Long-Term Incentive Plan, shall be converted into an option to purchase GE common stock. Each option so converted shall be exercisable upon the same terms and conditions as under the applicable Harmon option plan and the applicable option agreement issued thereunder, except that (x) each option shall vest and become immediately exercisable at the effective time, (y) each such option shall be exercisable for that whole number of shares of GE common stock (rounded to the nearest whole share) equal to the number of Harmon shares subject to the option immediately prior to the effective time multiplied by the exchange ratio, and (z) the option price per share of GE common stock shall be an amount equal to the option price per Harmon share subject to the option in effect immediately prior to the effective time divided by the exchange ratio (the option price per share, as so determined, being rounded to the nearest whole cent).

    GE shall (i) on or prior to the effective time, reserve for issuance the number of GE shares that will become subject to options to purchase GE shares,
(ii) from and after the effective time, upon exercise of the GE options, make available for issuance all GE shares covered by the options, (iii) at the effective time, assume the Harmon Option Plans, with the result that all obligations of Harmon under the Harmon Option Plans, including with respect to Harmon Stock Options outstanding at the effective time, shall be obligations of GE following the effective time and (iv) as promptly as practicable after the effective time, issue to each holder of an outstanding Harmon Stock Option a document evidencing the above assumption by GE.

    DIRECTORS' AND OFFICERS' INSURANCE; INDEMNIFICATION. The merger agreement provides that for a period of six years from the closing date of the merger, GE will cause the surviving corporation in the merger to provide insurance and indemnification policy for those directors and officers of Harmon who are currently covered under Harmon insurance and indemnification policy (the "Indemnified Parties") that provides coverage for events occurring prior to the effective time that is no less favorable than Harmon's existing policy, or if substantially equivalent coverage is unavailable, the best available coverage; provided that GE is not required to expend an amount in excess of 200% of the annual premiums currently paid by Harmon for such insurance.

    GE will cause the surviving corporation also to indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' service as officers, directors, employees or agents of Harmon or any of its subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of Harmon or any of its subsidiaries occurring prior to the effective time of the merger, including the transactions contemplated by the merger agreement. In the event that any Indemnified Party becomes involved in any action, proceeding or investigation in connection with any matter occurring prior to the effective time of the merger, the surviving corporation will pay, as incurred, such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. Subject to certain notice and cooperation provisions, the surviving corporation of the merger will pay all reasonable expenses, including attorneys' fees, that may be incurred by an Indemnified Party in enforcing the indemnification provisions of the merger agreement or any action involving an Indemnified Party resulting from the transactions contemplated by the merger agreement.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

    GE common stock is listed and traded on the NYSE under the symbol "GE." Harmon common stock is quoted on the Nasdaq under the symbol "HRMN."

    The following table sets forth, for the periods indicated, the high and low sales prices per share of GE common stock and Harmon common stock as reported on the NYSE Composite Tape and the Nasdaq, and the quarterly cash dividends per share declared with respect thereto.


                                                                                                    HARMON COMMON
                                                              GE COMMON STOCK(1)                      STOCK(2)
                                                       ---------------------------------   -------------------------------
                                                         HIGH       LOW       DIVIDENDS      HIGH       LOW      DIVIDENDS
                                                       --------   --------   -----------   --------   --------   ---------
1998
First Quarter........................................   29.21      23.42     .10            22.00      16.33
Second Quarter.......................................   30.67      26.90     .10            26.00      19.75       .055
Third Quarter........................................   32.29      24.21     .10            24.00      17.38
Fourth Quarter.......................................   34.65      23.00     .11 2/3        26.50      18.63       .055
1999
First Quarter........................................   38.06      31.42     .11 2/3        23.50      19.75
Second Quarter.......................................   39.15      33.27     .11 2/3        22.63      15.50        .06
Third Quarter........................................   40.83      34.19     .11 2/3        20.00      11.94
Fourth Quarter.......................................   53.17      38.21     .13 2/3        15.00       8.28        .06
2000
First Quarter........................................   54.96      41.67     .13 2/3        18.38      11.13
Second Quarter.......................................   55.98      47.69     .13 2/3        19.50      10.13        .06
Third Quarter (through August 17)....................   57.38      49.50                    30.50      13.00


------------------------

(1) Reflects a three-for-one stock split effective April 27, 2000.

(2) Reflects a three-for-two stock split effective March 1998.


    On July 14, 2000, the last trading day prior to the announcement of the execution of the merger agreement, the last sales price of Harmon common stock was $13.1875 per share and the last sales price of GE common stock was $51.500 per share, as reported on the Nasdaq and the NYSE Composite Tape, respectively. On July 24, 2000, the most recent practicable trading day prior to the printing of this prospectus, the last sales price of Harmon common stock was $29.44 per share and the last sales price of GE common stock was $53.75 per share. On August 17, 2000, the most recent practicable trading day prior to the filing of this prospectus, the last sales price of Harmon common stock was $29.50 per share and the last sales price of GE common stock was $56.69 per share.


    The market prices of shares of Harmon common stock and GE common stock are subject to fluctuation. As a result, Harmon and GE shareholders are urged to obtain current market quotations.

    On July 14, 2000, there were approximately 660 holders of record of Harmon common stock and approximately 585,000 holders of record of GE common stock.

GE DIVIDEND POLICY

    The holders of GE common stock receive dividends if and when declared by the GE board of directors out of funds legally available therefor. GE expects to continue paying quarterly cash dividends on GE common stock. The declaration and payment of dividends after the merger will depend upon business conditions, operating results and the GE board of directors' consideration of other relevant factors.

    GE declared dividends of $4.786 billion in 1999, or approximately 44.7% of GE's 1999 consolidated earnings. Per share dividends declared of $.48 2/3 in fiscal year 1999 increased 17% from 1998, its 24th consecutive annual increase.

GE STOCK REPURCHASE PROGRAM

    At year-end 1999, GE had purchased and placed into treasury a total of 304 million shares having an aggregate cost of $15.440 billion under a share repurchase program begun in December 1994. In December 1999, GE's board of directors increased the authorization to repurchase GE common stock to $22 billion and authorized the program to continue through 2002. Such shares are from time to time reissued upon the exercise of employee stock options, conversion of convertible securities and for other corporate purposes. GE intends to continue repurchases of shares in the ordinary course under its ongoing repurchase program between the date of this document and the merger, and during the valuation period for the merger.

                        DESCRIPTION OF GE CAPITAL STOCK

    Set forth below is a description of the GE common stock. The following statements are brief summaries of, and are subject to the detailed provisions of, the GE Charter, the GE Bylaws and the relevant provisions of the New York Corporate Law.

    GE currently is authorized to issue up to 13,200,000,000 shares of common stock, par value $.06 per share. GE is also authorized to issue up to 50,000,000 shares of preferred stock, par value $1.00 per share, in series. GE has not issued any of this preferred stock. If preferred stock is issued, GE's board of directors may fix the designation, relative rights, preferences and limitations of the shares of each series.

    Dividends may be paid on the GE common stock out of funds legally available for dividends, when and if declared by GE's board of directors.

    Holders of the GE common stock are entitled to share ratably in any dividends and in any assets available for distribution on liquidation, dissolution or winding-up, subject, if preferred stock of GE is then outstanding, to any preferential rights of such preferred stock. Each share of GE common stock entitles the holder thereof to one vote at all meetings of share owners, and the votes are noncumulative. The GE common stock is not redeemable, has no subscription or conversion rights and does not entitle the holder thereof to any preemptive rights.

TRANSFER AGENT AND REGISTRAR

    The Bank of New York is the transfer agent and registrar for the GE common stock.

STOCK EXCHANGE LISTING; DELISTING AND DEREGISTRATION OF HARMON COMMON STOCK

    It is a condition to the offer and the merger that the shares of GE common stock issuable in the offer and the merger be approved for listing on the NYSE. If the offer is completed, Harmon common stock may cease to be quoted on the Nasdaq.

                        COMPARISON OF STOCKHOLDER RIGHTS

    GE is incorporated under the laws of the State of New York, whereas Harmon is incorporated under the laws of Missouri. If the offer is completed, Harmon stockholders exchanging their shares in the offer, whose rights are currently governed by the MGBCL, the articles of incorporation of Harmon and the bylaws of Harmon, will, upon completion of the offer, become stockholders of GE, and their rights as such will be governed by the New York Business Corporation Law (the "NYBCL"), the GE certificate of incorporation and the bylaws of GE. The material differences between the rights of holders of Harmon common stock and the rights of holders of GE common stock, resulting from the differences in their governing documents, are summarized below.

    The following summary does not purport to be a complete statement of the rights of holders of GE common stock under the applicable provisions of the NYBCL, the GE certificate of incorporation and the GE bylaws or the rights of the holders of Harmon common stock under the applicable provisions of the MGBCL, the Harmon articles of incorporation and the Harmon bylaws, or a complete description of the specific provisions referred to herein. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to the NYBCL and MGBCL and the governing corporate instruments of GE and Harmon, to which the holders of Harmon common stock are referred. Copies of such governing corporate instruments of GE and Harmon are available, without charge, to any person, including any beneficial owner to whom this prospectus is delivered, by following the instructions listed under "Where You Can Find More Information."

   SUMMARY OF MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF HARMON STOCKHOLDERS
                       AND THE RIGHTS OF GE STOCKHOLDERS

                                     HARMON STOCKHOLDER RIGHTS                         GE STOCKHOLDER RIGHTS
                       ------------------------------------------------------   ------------------------------------
   AUTHORIZED CAPITAL  The authorized capital stock of Harmon is 50,000,000     The authorized capital stock of GE
               STOCK:  shares of common stock, par value $.25 per share.        currently consists of 13,250,000,000
                                                                                shares of capital stock, consisting
                                                                                of (i) 13,200,000,000 shares of GE
                                                                                common stock, par value $0.06 per
                                                                                share, and (ii) 50,000,000 shares of
                                                                                preferred stock, par value $1.00 per
                                                                                share.

 NUMBER OF DIRECTORS:  The Harmon board of directors currently consists of 10   The GE board of directors currently
                       directors classified into three classes of directors.    consists of 16 directors.

REMOVAL OF DIRECTORS:  The Harmon Bylaws provide that directors can be          The NYBCL provides that any or all
                       removed only for cause by two-thirds vote of             of the directors of a corporation
                       stockholders.                                            may be removed for cause and, if the
                                                                                certificate of incorporation or
                                                                                bylaws of the corporation provide,
                                                                                without cause by vote of the
                                                                                stockholders.

   SHAREHOLDER RIGHTS  Harmon has a shareholder rights plan. Harmon's           GE does not have a shareholder
                PLAN:  shareholder rights plan does not apply to the offer      rights plan.
                       and the merger or any other tender or exchange offer
                       for all outstanding shares of Harmon common stock or
                       to any merger or similar transaction approved by the
                       Harmon board of directors.

AMENDMENT OF CHARTER:  Section 351.085 of the MBGCL states that a corporation   The GE charter may be amended if the
                       may amend its articles of incorporation, from time to    amendment is approved by a majority
                       time, in any and as many respects as may be desired;     vote of the board of directors of GE
                       provided, that its articles of incorporation as          and the affirmative vote of at least
                       amended contain only such provisions as might be         a majority of outstanding
                       lawfully

                                     HARMON STOCKHOLDER RIGHTS                         GE STOCKHOLDER RIGHTS
                       ------------------------------------------------------   ------------------------------------

                       contained in original articles of incorporation if       shares of GE common stock. The GE
                       made at the time of making such amendment, and, if a     charter confers upon the GE board
                       change in shares or an exchange or reclassification of   the power to amend or repeal the GE
                       shares is to be made, such provisions as may be          bylaws, except that the GE board
                       necessary to effect such change, exchange or             does not have the authority to amend
                       reclassification as may be desired and as is permitted   or repeal any bylaw which is adopted
                       by the MGBCL.                                            by the GE stockholders after April
                       In particular, and without limitation upon such          20, 1948, unless such authority is
                       general power of amendment, a corporation may amend      granted to the GE board by the
                       its articles of incorporation from time to time so as:   specific provisions of a bylaw
                       (i). To change its corporate name;                       adopted by the GE stockholders. The
                       (ii). To change its period of duration;                  GE bylaws also may be altered,
                       (iii). To change, enlarge or diminish its corporate      amended or repealed, at any time, in
                              purposes;                                         the manner provided in the GE
                       (iv). To fix, increase or decrease the number of its     charter.
                             directors or to provide that the number of
                             directors shall be fixed by, or in the manner
                             provided in, the by-laws of the corporation, in
                             which case the corporation's articles of
                             incorporation , as amended, must comply with
                             subdivision (6) of Section 351.055 of the MGBCL,
                             except that they need not set forth the number
                             of directors which constituted the first board
                             of directors; provided, however, that the
                             corporation shall give written notice to the
                             secretary of state of the number of directors of
                             the corporation as fixed by any method, such
                             notice to be given within thirty calendar days
                             of the date when the number of directors is
                             fixed, and similar notice to be given whenever
                             the number of directors is changed;
                       (v). To increase or decrease the aggregate number of
                            shares or shares of any class which the
                            corporation has authority to issue;
                       (vi). To increase or decrease the par value of the
                             authorized shares of any class having a par
                             value, whether issued or unissued; provided,
                             that if the par value of issued shares is
                             increased, there shall be transferred to stated
                             capital at the time of such increase an amount
                             of surplus equal to the aggregate amount by
                             which the par value is increased;

                                     HARMON STOCKHOLDER RIGHTS                         GE STOCKHOLDER RIGHTS
                       ------------------------------------------------------   ------------------------------------

                       (vii). To exchange, classify, reclassify or cancel all
                              or any part of its shares whether issued or unissued;
                       (viii). To change the designation of all or any part
                               of its shares whether issued or unissued, and to change the preferences, qualifications, limitations, restrictions and special or relative rights including convertible rights in respect of all or any part of its shares, whether issued or unissued;
                       (ix). To change shares having a par value, whether
                             issued or unissued, into the same or a different number of shares without par value, and to change shares without par value, whether issued or unissued, into the same or a different number of shares having a par value;
                       (x). To create a new class or classes of stock and to
                            define the preferences, qualifications,
                            limitations, restrictions, and the special or relative rights of the shares of such new class or classes; and
                       (xi). To establish, limit or deny to shareholders of
                             any class the preemptive right to acquire additional shares of the corporation, whether then or thereafter authorized.

    APPRAISAL RIGHTS:  Harmon stockholders do not have appraisal rights in      The NYBCL provides that, upon strict
                       connection with the offer. If at the end of the offer    compliance with the applicable
                       we have received between two-thirds and 90% of the       statutory requirements and
                       outstanding Harmon shares, we will effect a long-form    procedures, a dissenting stockholder
                       merger as permitted under Missouri law which would       has the right to receive payment of
                       require notice to and approval by Harmon stockholders.   the fair value of such stockholder's
                       If at the end of the offer, however, we have received    shares if such stockholder objects
                       90% or more of the outstanding Harmon shares, we will    to: (i) mergers,
                       effect a short-form merger as permitted under Missouri   (ii) consolidations,
                       law. Harmon stockholders who did not tender their        (iii) dispositions of assets
                       Harmon shares during the offer would have the right      requiring stockholder approval,
                       under Missouri law to dissent and demand appraisal of    (iv) specified share exchanges, or
                       their Harmon shares in connection with the long-form     (v) amendments to the certificate of
                       or short-form merger, but only if they comply with       incorporation which adversely affect
                       certain statutory requirements. Information regarding    the rights of such stockholder.
                       these requirements will be provided to Harmon
                       stockholders who have not tendered their Harmon
                       shares.

                                 LEGAL MATTERS

    The legality of the GE common stock offered hereby will be passed upon for GE by Robert E. Healing, Corporate Counsel of GE. Mr. Healing beneficially owns or has rights to acquire an aggregate of less than 0.01% of GE's common stock. Cahill, Gordon & Reindell, special tax counsel to GE, will deliver an opinion concerning the federal income tax consequences of the offer and the merger.

                                    EXPERTS

    KPMG LLP, independent certified public accountants, audited GE's consolidated financial statements as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999. GE's annual report on Form 10-K includes these financial statements and the auditor's report. This prospectus incorporates the financial statements and report by reference, relying on KPMG LLP's authority as experts in accounting and auditing.

    KPMG LLP, independent certified public accountants, audited Harmon's consolidated financial statements as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999. Harmon's annual report on Form 10-K includes these financial statements and the auditor's report. This prospectus incorporates the financial statements and report by reference, relying on KPMG LLP's authority as experts in accounting and auditing.

                           FORWARD-LOOKING STATEMENTS

    CERTAIN PROJECTED FINANCIAL DATA OF HARMON. Prior to entering into the merger agreement, GE conducted a due diligence review of Harmon and was provided with certain projections of Harmon's future operating performance (the "Projections"). Harmon does not, in the ordinary course, publicly disclose projections and the Projections were not prepared with a view to public disclosure. Harmon has advised GE and Acquiror that the Projections were prepared by Harmon's management based on numerous assumptions including, among others, projections of revenues, operating income, benefits and other expenses, depreciation and amortization, capital expenditure, continued acquisitions and working capital requirements. No assurances can be given with respect to any of those assumptions. The Projections do not give effect to the offer or the potential combined operations of GE and Harmon or any alterations GE may make to Harmon's operations or strategy after the consummation of the offer. The information set forth below is presented for the limited purpose of giving Harmon shareholders access to the financial projections prepared by Harmon's management that were made available to GE and Acquiror.

                            HARMON INDUSTRIES, INC.
                       PROJECTED FINANCIAL PERFORMANCE(*)

DESCRIPTION                                                  FY 2000    FY 2001    FY 2002    FY 2003
-----------                                                  --------   --------   --------   --------
Total Sales................................................   411.1      555.7      690.6      753.1
Total Costs................................................   379.9      506.0      623.1      680.1
Earnings before tax........................................    31.2       49.7       67.5       73.1
Earnings after taxes.......................................    19.0       30.3       41.1       44.6

------------------------

*   All amounts in millions of US$. Excludes restructuring charges.

    WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS WERE NOT PREPARED BY HARMON IN THE ORDINARY COURSE AND ARE BASED UPON A VARIETY OF ESTIMATES AND HYPOTHETICAL ASSUMPTIONS THAT MAY NOT BE ACCURATE, MAY NOT BE REALIZED, AND ARE ALSO INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, EACH OF WHICH IS DIFFICULT TO PREDICT, AND ARE, IN MOST INSTANCES, BEYOND THE CONTROL OF HARMON. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT ANY OF THE

PROJECTIONS WILL BE REALIZED AND THE ACTUAL RESULTS FOR THE YEARS ENDING DECEMBER 31, 2000 TO 2003 MAY VARY MATERIALLY FROM THOSE SHOWN ABOVE.

    The Projections were not prepared in accordance with generally accepted accounting principles, and neither Harmon's nor GE's independent accountants have examined or compiled any of the Projections or expressed any conclusion or provided any other form of assurance with respect to these projections and accordingly assume no responsibility for these projections. These projections were prepared with a limited degree of precision, and were not prepared in compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections, which would require a more complete presentation of data than as shown above.

    THE INCLUSION OF THE PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION EITHER BY GE, HARMON OR ACQUIROR OR ANY OTHER PERSON THAT THE PROJECTED RESULTS WILL BE ACHIEVED. THE PROJECTIONS SHOULD BE READ IN CONJUNCTION WITH THE HISTORICAL FINANCIAL INFORMATION OF HARMON INCLUDED ABOVE. NONE OF GE, HARMON, ACQUIROR, OR ANY OTHER PERSON ASSUMES ANY RESPONSIBILITY FOR THE ACCURACY OR VALIDITY OF THE FOREGOING PROJECTIONS.

    FORWARD LOOKING STATEMENTS. This prospectus, including information included or incorporated by reference in this document, contains certain forward-looking statements concerning the financial condition, results of operations and business of GE following the consummation of its proposed acquisition of Harmon, the anticipated financial and other benefits of such proposed acquisition and the plans and objectives of GE's management following such proposed acquisition, including, without limitation, statements relating to the cost savings expected to result from the proposed acquisition, anticipated results of operations of the combined Harmon following the proposed acquisition, projected earnings per share of the combined Harmon following the proposed acquisition and the restructuring charges estimated to be incurred in connection with the proposed acquisition. Generally, the words "will," "may," "should," "continue," "believes," "expects," "intends," "anticipates" or similar expressions identify forward-looking statements.

    These forward-looking statements involve certain risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors:

    - cost savings expected to result from the proposed acquisition may not be fully realized or realized within the expected time frame,

    - operating results following the proposed acquisition may be lower than expected,

    - competitive pressure among companies in our industry may increase significantly,

    - costs or difficulties related to the integration of the businesses of GE and Harmon may be greater than expected,

    - adverse changes in the interest rate environment may reduce interest margins or adversely affect asset values of the combined Harmon,

    - general economic conditions, whether nationally or in the market areas in which GE and Harmon conduct business, may be less favorable than expected,

    - legislation or regulatory changes may adversely affect the businesses in which GE and Harmon are engaged, or

    - adverse changes may occur in the securities markets.

    See "Where You Can Find More Information."

                                 MISCELLANEOUS

    The offer is being made solely by this Prospectus and the related Letter of Transmittal and is being made to holders of shares. Acquiror is not aware of any jurisdiction where the making of the offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Acquiror becomes aware of any valid state statute prohibiting the making of the offer or the acceptance of shares pursuant thereto, Acquiror will make a good faith effort to comply with any such state statute. If, after such good faith effort, Acquiror cannot comply with any such state statute, the offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares in such state. In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on behalf of Acquiror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ACQUIROR OR HARMON NOT CONTAINED IN THIS PROSPECTUS OR IN THE LETTER OF TRANSMITTAL, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                                                                      SCHEDULE I

              DIRECTORS AND EXECUTIVE OFFICERS OF GE AND ACQUIROR

    Set forth in the table below are the names and the present principal occupations or employment and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of, each of the directors and executive officers of GE. Except as indicated, each person identified below is a United States citizen. Mr. Fresco is a citizen of Italy, Mr. Gonzalez is a citizen of Mexico and Ms. Jung is a citizen of Canada.

                                  GE DIRECTORS

     NAMES AND CURRENT                               PRESENT PRINCIPAL OCCUPATION OR
      BUSINESS ADDRESS          AGE         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----------------------------  --------   --------------------------------------------------------
James I. Cash, Jr.               52      Director since 1997. James E. Robison Professor of
Harvard Business School                  Business Administration--Graduate School of Business
Morgan Hall                              Administration, Harvard University, Cambridge, Mass. A
Soldiers Field Road                      graduate of Texas Christian University with MS and PhD
Boston, MA 02163                         degrees from Purdue University, Dr. Cash joined the
                                         faculty of Harvard Business School in 1976, where he
                                         served as chairman of the MBA program from 1992 to 1995.
                                         Dr. Cash is also a director of Cambridge Technology
                                         Partners, The Chubb Corporation, Knight-Ridder, Inc.,
                                         State Street Bank and Trust, and WinStar Corporation. He
                                         also serves as a trustee of the Massachusetts General
                                         Hospital and Partners Healthcare and as an overseer for
                                         the Boston Museum of Science.

Silas S. Cathcart                73      Director 1972-1987 and since 1990. Retired Chairman of
222 Wisconsin Avenue                     the Board and Chief Executive Officer, Illinois Tool
Suite 103                                Works, Inc., diversified products, Chicago, Ill.
Lake Forest, IL 60045                    Following his graduation from Princeton in 1948, Mr.
                                         Cathcart joined Illinois Tool Works, Inc., a
                                         manufacturer of tools, fasteners, packaging and other
                                         products. He was named a vice president in 1954,
                                         executive vice president in 1962, and president and
                                         director in 1964, and he served as chairman from 1972 to
                                         1986. From 1987 to 1989, he served as chairman of the
                                         board of Kidder, Peabody Group Inc. Mr. Cathcart is also
                                         a director of Cardinal Health, Inc. and serves as a
                                         trustee of the Buffalo Bill Historical Society.

     NAMES AND CURRENT                               PRESENT PRINCIPAL OCCUPATION OR
      BUSINESS ADDRESS          AGE         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----------------------------  --------   --------------------------------------------------------
Dennis D. Dammerman              54      Director since 1994. Vice Chairman of the Board and
General Electric Company                 Executive Officer, General Electric Company; Chairman,
3135 Easton Turnpike                     General Electric Capital Services, Inc. Mr. Dammerman
Fairfield, CT 06431                      joined GE after graduating from the University of
                                         Dubuque in 1967. He had financial assignments in several
                                         GE businesses before being named vice president and
                                         comptroller of General Electric Credit Corporation (now
                                         GE Capital Corporation) in 1979. In 1981, he became vice
                                         president and general manager of GE Capital's Commercial
                                         Financial Services Department and, later that year, of
                                         GE Capital's Real Estate Financial Services Division. He
                                         was elected Senior Vice President for Finance of GE in
                                         1984, a director of GE in 1994 and, in 1998, was named
                                         Vice Chairman of the Board and Executive Officer of GE
                                         and Chairman and CEO of GE Capital Services, Inc.

Paolo Fresco                     66      Director since 1990. Chairman of the Board, Fiat SpA,
Fiat SpA                                 automotive and industrial products, Turin, Italy. Mr.
via Nizza 250                            Fresco received a law degree from the University of
10126 Torino, Italy                      Genoa. After practicing law in Rome, he joined GE's
                                         Italian subsidiary, Compagnia Generale di Elettricita
                                         (COGENEL), in 1962 as corporate counsel, becoming
                                         president and general manager of that company in 1972.
                                         In 1976, he joined GE's International Group and was
                                         elected a vice president in 1977. Mr. Fresco became vice
                                         president and general manager--Europe and Africa
                                         Operations in 1979. In 1985, he was named vice president
                                         and general manager--International Operations. In 1987,
                                         he was elected senior vice president--GE International.
                                         He became a member of the GE Board in 1990 and was
                                         elected vice chairman of the board and executive officer
                                         of GE in 1992. Mr. Fresco retired from GE and became
                                         chairman of the board of Fiat SpA of Italy in 1998.

Ann M. Fudge                     48      Director since 1999. President, Kraft's Maxwell House
Kraft Foods, Inc.                        and Post Division, and Executive Vice President, Kraft
555 South Broadway                       Foods, Inc., packaged foods, White Plains, N.Y. After
Tarrytown, NY 10591                      graduating from Simmons College in 1973, Ms. Fudge
                                         worked in human resources for GE until entering Harvard
                                         University, where she obtained an MBA in 1977. She then
                                         held marketing positions at General Mills until joining
                                         General Foods in 1986, where she was appointed executive
                                         vice president in 1991. In 1994, she was named president
                                         of Kraft General Foods' Maxwell House Coffee Company,
                                         and in 1995, executive vice president of Kraft Foods,
                                         Inc. She became president of Kraft's Maxwell House and
                                         Post coffee and cereal division in 1997. Ms. Fudge is a
                                         director of Honeywell International Inc., Liz Claiborne,
                                         Inc. and the Federal Reserve Bank of New York.

     NAMES AND CURRENT                               PRESENT PRINCIPAL OCCUPATION OR
      BUSINESS ADDRESS          AGE         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----------------------------  --------   --------------------------------------------------------
Claudio X. Gonzalez              65      Director since 1993. Chairman of the Board and Chief
Kimberly-Clark de Mexico,                Executive Officer, Kimberly-Clark de Mexico, S.A. de
S.A. de C.V.                             C.V., Mexico City, and Director, Kimberly-Clark
Jose Luis Lagrange 103,                  Corporation, consumer and paper products. Mr. Gonzalez
Tercero Piso                             is a graduate of Stanford University. He was employed by
Colonia Los Morales                      Kimberly-Clark in 1956 and by Kimberly-Clark de Mexico,
Mexico, D.F. 11510, Mexico               S.A. in 1957. He was elected vice president of
                                         operations of Kimberly-Clark de Mexico, S.A. in 1962 and
                                         executive vice president and managing director in 1966.
                                         He assumed his present position in 1973. Mr. Gonzalez is
                                         also a director of Kellogg Company, The Mexico Fund,
                                         Inc., Planet Hollywood International, Inc., Banco
                                         Nacional de Mexico, Grupo Carso, Grupo Industrial ALFA,
                                         Grupo Modelo, Grupo Televisa and Telefonos de Mexico.

Andrea Jung                      41      Director since 1998. President and Chief Executive
Avon Products, Inc.                      Officer, and Director, Avon Products, Inc., cosmetics,
1345 Avenue of the Americas              New York, N.Y. Ms. Jung, a graduate of Princeton
New York, NY 10105                       University, joined Avon Products, Inc., a multinational
                                         cosmetics company, in 1994 as president, product
                                         marketing for Avon U.S. She was elected president,
                                         global marketing, in 1996, an executive vice president
                                         in 1997, president and a director of the company in 1998
                                         and chief executive officer in 1999. Previously, she was
                                         executive vice president, Neiman Marcus and a senior
                                         vice president for I. Magnin. Ms. Jung is also a member
                                         of the Princeton University Board of Trustees and is a
                                         director of Catalyst and the Cosmetic, Toiletry and
                                         Fragrance Association.

Kenneth G. Langone               64      Director since 1999. Chairman, President and Chief
Invemed Associates, Inc.                 Executive Officer, Invemed Associates, Inc., investment
375 Park Avenue                          banking and brokerage, New York, N.Y. Mr. Langone
New York, NY 10152                       received a BA from Bucknell University and an MBA from
                                         New York University's Stern School of Business. He is
                                         the founder of Invemed Associates, Inc., and a
                                         co-founder, director and member of the executive
                                         committee of Home Depot, Inc. He is also a director of
                                         DBT Online, Inc., InterWorld Corporation, TRICON Global
                                         Restaurants, Inc. and Unifi, Inc., as well as the New
                                         York Stock Exchange. In addition to serving as a
                                         director of numerous charitable organizations, Mr.
                                         Langone is chairman of the NYU School of Medicine and
                                         serves on the Board of Trustees of New York University
                                         and the Board of Overseers of its Stern School of
                                         Business.

     NAMES AND CURRENT                               PRESENT PRINCIPAL OCCUPATION OR
      BUSINESS ADDRESS          AGE         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----------------------------  --------   --------------------------------------------------------
Scott G. McNealy                 45      Director since 1999. Chairman, President and Chief
Sun Microsystems, Inc.                   Executive Officer, Sun Microsystems, Inc., supplier of
901 San Antonio Road                     network computing solutions, Palo Alto, Calif. After
Palo Alto, CA 94303-4900                 graduating with an economics degree from Harvard
                                         University in 1976, Mr. McNealy worked in manufacturing
                                         for Rockwell International before entering Stanford
                                         University, where he obtained an MBA degree in 1980.
                                         Following Stanford, Mr. McNealy worked at FMC
                                         Corporation and Onyx Systems before co-founding Sun
                                         Microsystems, Inc., where he became a director and vice
                                         president of operations in 1982. Mr. McNealy has been
                                         chairman of the Board of Directors and chief executive
                                         officer of Sun Microsystems since 1984.

Gertrude G. Michelson            74      Director since 1976. Former member of the Board of
Federated Department Stores              Directors, Federated Department Stores, Senior Vice
151 West 34th Street                     President--External Affairs and former Director, R. H.
New York, NY 10001                       Macy & Co., Inc., retailers, New York, N.Y. Mrs.
                                         Michelson received a BA degree from Pennsylvania State
                                         University in 1945 and an LLB degree from Columbia
                                         University in 1947, at which time she joined Macy's--New
                                         York. Mrs. Michelson was elected a vice president in
                                         1963 and senior vice president in 1979, and she was
                                         named senior vice president--external affairs in 1980.
                                         She served as senior advisor to R. H. Macy & Co., Inc.
                                         from 1992 to 1994. She is chairman emeritus of the Board
                                         of Trustees of Columbia University and president of the
                                         Board of Overseers, TIAA-CREF.

Sam Nunn                         61      Director since 1997. Partner, King & Spalding, law firm,
King & Spalding                          Atlanta, Ga. After attending Georgia Institute of
191 Peachtree Street, N.E.               Technology and serving in the U.S. Coast Guard, Mr. Nunn
Atlanta, Georgia 30303                   received an AB degree from Emory University in 1960 and
                                         an LLB degree from Emory Law School in 1962. He then
                                         practiced law and served in the Georgia House of
                                         Representatives before being elected to the United
                                         States Senate in 1972, where he served as the chairman
                                         and ranking member on both the Senate Armed Services
                                         Committee and the Senate Permanent Committee on
                                         Investigations before retiring in 1997. Mr. Nunn is also
                                         a director of The Coca-Cola Company, Dell Computer
                                         Corporation, Internet Security Systems Group, Inc.,
                                         National Service Industries, Inc., Scientific-Atlanta,
                                         Inc., Texaco Inc. and Total System Services, Inc. He
                                         also is involved in public policy work as chairman of
                                         the board of the Center for Strategic and International
                                         Studies (CSIS) and the Sam Nunn School of International
                                         Affairs at the Georgia Institute of Technology.

     NAMES AND CURRENT                               PRESENT PRINCIPAL OCCUPATION OR
      BUSINESS ADDRESS          AGE         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----------------------------  --------   --------------------------------------------------------
Roger S. Penske                  63      Director since 1994. Chairman of the Board and
Penske Corporation                       President, Penske Corporation, Detroit Diesel
13400 Outer Drive,                       Corporation, Penske Truck Leasing Corporation, and
West Detroit, MI 48239-4001              United Auto Group, Inc., transportation and automotive
                                         services, Detroit, Mich. A 1959 graduate of Lehigh (Pa.)
                                         University, Mr. Penske founded Penske Corporation in
                                         1969. He became chairman of the board of Penske Truck
                                         Leasing Corporation in 1982, chairman and chief
                                         executive officer of Detroit Diesel Corporation in 1988
                                         and chairman of the board of United Auto Group, Inc. in
                                         1999. Mr. Penske is also vice chairman and a director of
                                         International Speedway Corporation and a director of
                                         Delphi Automotive Systems Corporation. He serves as a
                                         trustee of the Henry Ford Museum and Greenfield Village,
                                         is a director of Detroit Renaissance and is a member of
                                         the Business Council.

Frank H.T. Rhodes                73      Director since 1984. President Emeritus, Cornell
Cornell University                       University, Ithaca, N.Y. An English-born naturalized
3104 Snee Building                       U.S. citizen, Dr. Rhodes holds bachelor of science,
Ithaca, NY 14853                         doctor of philosophy and doctor of science degrees from
                                         the University of Birmingham (U.K.). He served as
                                         president of Cornell University from 1977 to 1995. Dr.
                                         Rhodes was appointed by President Reagan as a member of
                                         the National Science Board, of which he is a former
                                         chairman, and by President Bush as a member of the
                                         President's Education Policy Advisory Committee.

Andrew C. Sigler                 68      Director since 1984. Retired Chairman of the Board and
Champion International                   CEO and former Director, Champion International
Corporation                              Corporation, paper and forest products, Stamford, Conn.
1 Champion Plaza                         A graduate of Dartmouth College with an MBA degree from
Stamford, CT 06921                       its Amos Tuck School of Business Administration, Mr.
                                         Sigler joined Champion Papers Inc., a predecessor of
                                         Champion International, in 1956. He served as chairman
                                         of the board of directors and chief executive officer of
                                         Champion International from 1979 until his retirement in
                                         1996. Mr. Sigler is also a director of Honeywell
                                         International Inc. and The Chase Manhattan Corporation.

     NAMES AND CURRENT                               PRESENT PRINCIPAL OCCUPATION OR
      BUSINESS ADDRESS          AGE         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----------------------------  --------   --------------------------------------------------------
Douglas A. Warner III            53      Director since 1992. Chairman of the Board, President
J.P. Morgan & Co., Inc. &                and Chief Executive Officer, J.P. Morgan & Co.
Morgan Guaranty Trust Co.                Incorporated and Morgan Guaranty Trust Company, New
60 Wall Street                           York, N.Y. Following graduation from Yale University in
New York, NY 10260                       1968, Mr. Warner joined Morgan Guaranty Trust Company, a
                                         wholly owned subsidiary of J.P. Morgan & Co.
                                         Incorporated. He was named an executive vice president
                                         of the bank in 1987, executive vice president of the
                                         parent in 1989 and managing director of the bank and its
                                         parent in 1989. He was elected president and a director
                                         of the bank and its parent in 1990 and became chairman
                                         and chief executive officer in 1995. Mr. Warner is also
                                         a director of Anheuser-Busch Companies, Inc., chairman
                                         of the Board of Managers and the Board of Overseers of
                                         Memorial Sloan-Kettering Cancer Center, a member of the
                                         Business Council and a trustee of the Pierpont Morgan
                                         Library.

John F. Welch, Jr.               64      Director since 1980. Chairman of the Board and Chief
General Electric Company                 Executive Officer, General Electric Company. A 1957
3135 Easton Turnpike                     graduate of the University of Massachusetts with MS and
Fairfield, CT 06431                      PhD degrees from the University of Illinois, Mr. Welch
                                         joined GE in 1960. Following managerial assignments in
                                         the plastics and the chemical and metallurgical
                                         businesses, he was elected a vice president in 1972. In
                                         1973, he was named vice president and group executive of
                                         the Components and Materials Group. He became a senior
                                         vice president and sector executive of the Consumer
                                         Products and Services Sector in 1977 and was elected a
                                         vice chairman and named an executive officer in 1979.
                                         Mr. Welch was elected Chairman and named Chief Executive
                                         Officer in 1981. He also serves as a director of Fiat
                                         SpA and NBC Internet, Inc.

                             GE EXECUTIVE OFFICERS

     NAMES AND CURRENT                               PRESENT PRINCIPAL OCCUPATION OR
      BUSINESS ADDRESS          AGE         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----------------------------  --------   --------------------------------------------------------
John F. Welch, Jr.               64      Director since 1980. Chairman of the Board and Chief
General Electric Company                 Executive Officer, General Electric Company. Mr. Welch
3135 Easton Turnpike                     joined GE in 1960, and was elected a Vice Chairman and
Fairfield, CT 06431                      named an Executive Officer in 1979. Mr. Welch was
                                         elected Chairman and named Chief Executive Officer in
                                         1981.

Philip D. Ameen                  51      GE Vice President and Comptroller since 1994.
General Electric Company
3135 Easton Turnpike
Fairfield, CT 06431

     NAMES AND CURRENT                               PRESENT PRINCIPAL OCCUPATION OR
      BUSINESS ADDRESS          AGE         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----------------------------  --------   --------------------------------------------------------
Francis S. Blake                 50      GE Senior Vice President--Corporate Business Development
General Electric Company                 since July 3, 2000. Prior to that, he served in
3135 Easton Turnpike                     executive positions in GE's Power Systems business, most
Fairfield, CT 06431                      recently as Vice President--Business Development, and
                                         Vice President--General Counsel.

James R. Bunt                    58      GE Vice President and Treasurer since 1993.
General Electric Company
3135 Easton Turnpike
Fairfield, CT 06431

William J. Conaty                54      GE Senior Vice President--Human Resources since 1993.
General Electric Company
3135 Easton Turnpike
Fairfield, CT 06431

Dennis D. Dammerman              54      Vice Chairman of the Board and Executive Officer. He was
General Electric Company                 elected Senior Vice President for Finance of GE in 1984,
3135 Easton Turnpike                     a director of GE in 1994 and, in 1998, was named Vice
Fairfield, CT 06431                      Chairman of the Board and Executive Officer of GE and
                                         Chairman and CEO of GE Capital Services, Inc.

Lewis S. Edelheit                57      GE Senior Vice President--Corporate Research and
General Electric Company                 Development since 1992.
P.O. Box 8
Schenectady, NY 12301

Matthew J. Espe                  41      GE Senior Vice President and President and CEO--GE
General Electric Company                 Lighting since May 16, 2000. Prior to that, Mr. Espe
Nela Park                                served in executive positions in GE Plastics.
Cleveland, OH 44112

Benjamin W. Heineman, Jr.        56      GE Senior Vice President, General Counsel and Secretary
General Electric Company                 since 1987.
3135 Easton Turnpike
Fairfield, CT 06431

Jeffrey R. Immelt                44      GE Senior Vice President and President and CEO--GE
General Electric Company                 Medical Systems since 1997. Prior to that, Mr. Immelt
P.O. Box 414                             served in executive positions in GE Plastics.
Milwaukee, WI 53201

Lawrence R. Johnston             51      GE Senior Vice President and President and CEO--GE
General Electric Company                 Appliances since 1999. Prior to that, Mr. Johnston
Appliance Park                           served in executive positions in GE's Appliances and
Louisville, KY 40225                     Medical Systems businesses.

John Krenicki, Jr.               38      GE Vice President and President and CEO--GE
General Electric Company                 Transportation Systems since July 14, 2000. Prior to
2901 East Lake Road                      that, Mr. Krenicki served in executive positions in GE's
Erie, PA 16531                           Plastics and Lighting businesses.

W. James McNerney, Jr.           50      GE Senior Vice President and President and CEO--GE
General Electric Company                 Aircraft Engines since 1997. Prior to that,
1 Neumann Way                            Mr. McNerney served in executive positions in GE's
Cincinnati, OH 05215                     Lighting and International businesses.

     NAMES AND CURRENT                               PRESENT PRINCIPAL OCCUPATION OR
      BUSINESS ADDRESS          AGE         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----------------------------  --------   --------------------------------------------------------
Robert L. Nardelli               51      GE Senior Vice President and President and CEO--GE Power
General Electric Company                 Systems since 1995.
1 River Road
Schenectady, NY 12345

Robert W. Nelson                 59      GE Vice President--Financial Planning and Analysis since
General Electric Company                 1991.
3135 Easton Turnpike
Fairfield, CT 06431

Gary M. Reiner                   46      GE Senior Vice President and Chief Information Officer
General Electric Company                 since 1996. Prior to that, he served as GE Vice
3135 Easton Turnpike                     President--Corporate Business Development.
Fairfield, CT 06431

John G. Rice                     43      GE Senior Vice President and Chief Operating Officer--GE
General Electric Company                 Power Systems since July 3, 2000. Prior to that, he
1 River Road                             served in executive positions in GE's Transportation
Schenectady, NY 12345                    Systems and Plastics businesses.

Gary L. Rogers                   55      GE Senior Vice President and President and CEO--GE
General Electric Company                 Plastics since 1989.
1 Plastics Avenue
Pittsfield, MA 01201

Keith S. Sherin                  41      GE Senior Vice President and Chief Financial Officer
General Electric Company                 since 1998. Prior to that, Mr. Sherin served in
3135 Easton Turnpike                     financial executive positions in GE Medical Systems.
Fairfield, CT 06431

Lloyd G. Trotter                 54      GE Senior Vice President and President and CEO--GE
General Electric Company                 Industrial Systems since 1992.
41 Woodford Avenue
Plainville, CT 06062

                        ACQUIROR DIRECTORS AND OFFICERS

    Set forth in the table below are the name and the present principal occupations or employment and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each of the directors and executive officers of Acquiror. Except as indicated, each person identified below is a United States citizen.

     NAMES AND CURRENT                               PRESENT PRINCIPAL OCCUPATION OR
      BUSINESS ADDRESS          AGE         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----------------------------  --------   --------------------------------------------------------
John Krenicki                    38      Director and President of Four Points Acquisition, Inc.
Four Points Acquisition,                 since July 14, 2000. Mr. Krenicki has been the President
Inc.                                     and Chief Executive Officer of GE Transportation Systems
2901 East Lake Road                      since July 3, 2000. Prior to that he served in executive
Erie, PA 16531                           positions in GE's Plastics and Lighting businesses.

     NAMES AND CURRENT                               PRESENT PRINCIPAL OCCUPATION OR
      BUSINESS ADDRESS          AGE         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----------------------------  --------   --------------------------------------------------------
JoAnn Campbell                   36      Vice President and Treasurer of Four Points Acquisition,
Four Points Acquisition,                 Inc. since July 14, 2000. Ms. Campbell has been the
Inc.                                     Chief Financial Officer of GE Transportation Systems
2901 East Lake Road                      since June 1998. Prior to such time she was employed by
Erie, PA 16531                           GE in its GE Plastics and GE Industrial Systems
                                         businesses. Ms. Campbell is a citizen of Canada.

Scott Seeley                     42      Secretary of Four Points Acquisition, Inc. since July
Four Points Acquisition,                 14, 2000. Mr. Seeley has been the General Counsel of GE
Inc.                                     Transportation Systems since May 2000. Prior to that he
2901 East Lake Road                      was employed by GE in its GE Mexico and GE Lighting
Erie, PA 16531                           businesses.

                                                                         ANNEX A

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                           GENERAL ELECTRIC COMPANY,
                         FOUR POINTS ACQUISITION, INC.
                                      AND
                            HARMON INDUSTRIES, INC.

                           DATED AS OF JULY 16, 2000

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                               --------
    Section 1.1  The Offer...................................................     A-1
    Section 1.2  Company Action..............................................     A-3
    Section 1.3  Directors...................................................     A-4

ARTICLE II THE MERGER........................................................     A-5
    Section 2.1  The Merger..................................................     A-5
    Section 2.2  Effect of the Merger........................................     A-5
    Section 2.3  Closing.....................................................     A-5
    Section 2.4  Consummation of the Merger..................................     A-5
                 Articles of Incorporation; By-Laws; Directors and
    Section 2.5  Officers....................................................     A-5
    Section 2.6  Effect on Capital Stock.....................................     A-5
    Section 2.7  Exchange of Certificates....................................     A-6
    Section 2.8  Stock Options...............................................     A-7
    Section 2.9  Dissenting Shares...........................................     A-8
    Section
2.10             Tax Consequences............................................     A-9
    Section
2.11             Adjustment of Exchange Ratio................................     A-9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................     A-9
    Section 3.1  Organization and Qualification..............................     A-9
    Section 3.2  Subsidiaries................................................     A-9
    Section 3.3  Authority Relative to Agreements............................    A-10
    Section 3.4  Non-Contravention...........................................    A-10
    Section 3.5  Capitalization..............................................    A-10
    Section 3.6  SEC Filings.................................................    A-11
    Section 3.7  Financial Statements........................................    A-11
    Section 3.8  Absence of Certain Changes or Events........................    A-12
    Section 3.9  Governmental Approvals......................................    A-12
    Section
3.10             Compliance with Laws; No Default............................    A-12
    Section
3.11             Information Supplied........................................    A-13
    Section
3.12             Litigation..................................................    A-13
    Section
3.13             Intellectual Property Rights................................    A-14
    Section
3.14             Taxes.......................................................    A-15
    Section
3.15             Employee Benefit Plans......................................    A-16
    Section
3.16             Environmental Matters.......................................    A-18
    Section
3.17             Customer Relationships......................................    A-18
    Section
3.18             Certain Transactions........................................    A-18
    Section
3.19             Title to Properties; Absence of Liens and Encumbrances......    A-19
    Section
3.20             Insurance...................................................    A-19
    Section
3.21             State Takeover Statutes; Certain Charter Provisions.........    A-19
    Section
3.22             Rights Agreement............................................    A-19
    Section
3.23             Material Contracts..........................................    A-20
    Section
3.24             Opinion of Financial Advisor................................    A-20
    Section
3.25             Brokers.....................................................    A-21

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION..........
                                                                                 A-21
    Section 4.1  Organization and Qualification..............................    A-21
    Section 4.2  Authorization of Agreement, Non-Contravention, Etc..........    A-21
    Section 4.3  SEC Filings.................................................    A-22

                                                                                 PAGE
                                                                               --------
    Section 4.4  Financial Statements........................................    A-22
    Section 4.5  Absence of Certain Changes or Events........................    A-22
    Section 4.6  Parent Shares...............................................    A-22
    Section 4.7  Information Supplied........................................    A-22
    Section 4.8  Reorganization..............................................    A-23
    Section 4.9  Operations and Assets of Acquisition........................    A-23
    Section
4.10             Brokers.....................................................    A-23

ARTICLE V CERTAIN AGREEMENTS.................................................    A-23
    Section 5.1  Conduct of the Company's Business...........................    A-23
    Section 5.2  Stockholder Approval; Preparation of Proxy Statement........    A-25
    Section 5.3  Access to Information.......................................    A-25
    Section 5.4  Further Assurances..........................................    A-26
    Section 5.5  Inquiries and Negotiations..................................    A-26
    Section 5.6  Notification of Certain Matters, Etc........................    A-28
    Section 5.7  Indemnification.............................................    A-28
    Section 5.8  Employee Benefits...........................................    A-29
    Section 5.9  Section 16 Matters..........................................    A-30
    Section
5.10             Tax Treatment...............................................    A-30
    Section
5.11             Affiliate Letters...........................................    A-30

ARTICLE VI CONDITIONS TO THE MERGER..........................................    A-30
    Section 6.1  Conditions to the Obligations of the Parties................    A-30

ARTICLE VII TERMINATION AND ABANDONMENT......................................    A-31
    Section 7.1  Termination and Abandonment.................................    A-31
    Section 7.2  Effect of Termination.......................................    A-31

ARTICLE VIII MISCELLANEOUS...................................................    A-32
    Section 8.1  Nonsurvival of Representations and Warranties...............    A-32
    Section 8.2  Expenses, Etc...............................................    A-32
    Section 8.3  Publicity...................................................    A-32
    Section 8.4  Execution in Counterparts...................................    A-32
    Section 8.5  Notices.....................................................    A-32
    Section 8.6  Waivers.....................................................    A-33
    Section 8.7  Entire Agreement............................................    A-33
    Section 8.8  Applicable Law..............................................    A-34
    Section 8.9  Binding Effect, Benefits....................................    A-34
    Section
8.10             Assignability...............................................    A-34
    Section
8.11             Amendments..................................................    A-34
    Section
8.12             Interpretation..............................................    A-34

                             INDEX OF DEFINED TERMS

                                                                PAGE
                                                              --------
Acquisition.................................................      1
Alternative Transaction.....................................     32
Closing.....................................................      6
Closing Date................................................      6
Code........................................................      1
Company.....................................................      1
Company Option Plans........................................      9
Company Plans...............................................     19
Company SEC Filings.........................................     13
Company Stock Options.......................................      9
Company Stock Plans.........................................     12
Company Stock Rights........................................     12
Company Stockholder Approval................................     12
Continuing Directors........................................      4
D&O Insurance...............................................     34
Dissenting Shares...........................................     10
Dissenting Stockholder......................................     10
Effective Time..............................................      6
Environmental Event.........................................     21
ERISA.......................................................     19
ERISA Affiliate.............................................     20
Exchange Act................................................      1
Exchange Agent..............................................      7
Exchange Fund...............................................      7
Exchange Ratio..............................................      2
Excluded Shares.............................................      7
Form S-4....................................................      3
Governmental Entity.........................................     14
HSR Act.....................................................     14
Indemnified Liabilities.....................................     35
Indemnified Persons.........................................     34
Insurance Policies..........................................     22
Intellectual Property.......................................     16
Licensed Intellectual Property..............................     17
Licenses....................................................     16
Liens.......................................................     11
Loss Contract...............................................     21
Material Adverse Effect.....................................     11
Merger......................................................      1
Merger Consideration........................................      7
MGBCL.......................................................      3
Minimum Condition...........................................      2
NYSE........................................................      2
Offer.......................................................      1
Option Agreement............................................      1
Outside Date................................................      2
Owned Intellectual Property.................................     16

                                                                PAGE
                                                              --------
Parent......................................................      1
Parent Options..............................................      9
Parent SEC Filings..........................................     26
Parent Shares...............................................      2
Payment Event...............................................     33
Proxy Statement.............................................     14
Rights Agreement............................................     13
Schedule 14D-9..............................................      3
SEC.........................................................      3
Securities Act..............................................      3
Shares......................................................      1
Stockholders Meeting........................................     30
Subsidiary..................................................     12
Superior Proposal...........................................     32
Support Agreement...........................................      1
Surviving Corporation.......................................      1
Tax.........................................................     19
Tax Return..................................................     19
Third Party.................................................     31
Third Party Software........................................     16
Transaction.................................................      1
Violation...................................................     15

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of July 16, 2000, among GENERAL ELECTRIC COMPANY, a New York corporation ("Parent"), FOUR POINTS
ACQUISITION, INC., a Missouri corporation and a wholly owned subsidiary of Parent ("Acquisition"), and HARMON INDUSTRIES, INC., a Missouri corporation (the "Company").

    WHEREAS, the Board of Directors of the Company and Acquisition each has, in light of and subject to the terms and conditions set forth herein,
(i) determined that a business combination between Parent and the Company is fair to their respective stockholders and in the best interests of such stockholders and (ii) accordingly has approved an exchange offer (the "Offer") as described herein and a merger (the "Merger") of Acquisition with and into the Company, with the Company as the Surviving Corporation (the "Surviving Corporation"), upon the terms and subject to the conditions set forth herein;

    WHEREAS, for Federal income tax purposes, it is intended that the Offer and the Merger shall be treated as an integrated transaction (together, the "Transaction") and shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

    WHEREAS, in order to induce Parent to execute and deliver this Agreement,
(i) Parent and the Company are entering into a stock option agreement (the "Option Agreement"), pursuant to which the Company is granting Parent the option to purchase shares of common stock, par value $0.25 per share (the "Shares"), of the Company upon the terms and subject to the conditions set forth therein and
(ii) Parent and certain stockholders of the Company are entering into a support agreement (the "Support Agreement"), pursuant to which such stockholders have agreed to tender their Shares into the Offer and vote for the Merger;

    WHEREAS, by resolutions duly adopted, the respective Boards of Directors of the Company and Acquisition have approved and adopted this Agreement and the transactions contemplated hereby;

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                   THE OFFER

    Section 1.1  THE OFFER.

        (a) Provided that this Agreement has not been terminated pursuant to the terms hereof, as promptly as reasonably practicable, but no later than the tenth business day after the public announcement of the execution of this Agreement (counting the business day on which such announcement is made), Acquisition shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934 (the "Exchange Act")), the Offer to exchange a number of duly authorized, validly issued, fully paid and non-assessable shares of common stock, par value $0.06 per share (the "Parent Shares"), of Parent equal to the Exchange Ratio for each outstanding Share, including the associated Rights issued pursuant to the Rights Agreement (as defined herein). The "Exchange Ratio" shall mean $30 divided by the Average Parent Price. The Exchange Ratio shall be rounded to the nearest ten-thousandth of a share. The "Average Parent Price" shall mean the average of the daily volume-weighted sales prices per share of the Parent Shares on the New York Stock Exchange, Inc., (the "NYSE") (as reported by Bloomberg Financial Markets or, if not reported thereby, any other authoritative source) for each of the ten consecutive trading days ending on the trading day that is two trading days prior to the date on which the Shares are accepted for payment in the Offer.

        (b) The obligation of Acquisition to accept for payment and to pay for any Shares tendered pursuant to the Offer shall be subject only to (i) the condition that there shall be validly tendered a number of Shares which, together with the Shares then beneficially owned by Parent (not counting any Shares issuable pursuant to the Option Agreement), represents at least two-thirds of the total number of outstanding Shares, assuming the exercise of all options, rights and convertible securities issued by the Company which may be exercised or converted prior to the Effective Time and the issuance of all Shares that the Company is obligated to issue thereunder (the "Minimum Condition"), and (ii) the other conditions set forth in Annex I hereto. Acquisition expressly reserves the right to increase the Exchange Ratio or to make any other changes in the terms and conditions of the Offer; PROVIDED, HOWEVER, that (i) the Minimum Condition may be amended or waived only with the prior written consent of the Company and (ii) no change may be made that changes the form of consideration to be paid, decreases the price per Share or the number of Shares sought in the Offer, imposes conditions to the Offer in addition to those set forth in Annex I, extends the expiration date of the Offer beyond the initial expiration date of the Offer (except as provided in (c), below) or makes any other change which is adverse to the holders of the Shares. Subject to the terms and conditions of the Offer and this Agreement, Acquisition shall accept for payment all Shares validly tendered and not withdrawn pursuant to the Offer as soon as it is permitted to do so under applicable law and shall pay for such Shares promptly thereafter. Notwithstanding anything to the contrary set forth herein, no certificates representing fractional Parent Shares shall be issued in connection with the exchange of Parent Shares for Shares upon consummation of the Offer, and in lieu thereof each tendering stockholder who would otherwise be entitled to a fractional Parent Share in the Offer will be paid an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder would otherwise be entitled by (B) the closing price of the Parent Shares on the NYSE (as reported in The Wall Street Journal or, if not reported therein, any other authoritative source) on the date Acquisition accepts Shares for payment in the Offer.

        (c) The Offer shall initially be scheduled to expire 20 business days following the commencement thereof. If the conditions to the Offer are not satisfied or waived on any scheduled expiration date of the Offer and such conditions could reasonably be expected to be satisfied, Parent shall cause Acquisition to, and Acquisition shall, extend the Offer, from time to time for such amount of time as is reasonably necessary to permit such conditions to be satisfied or waived; PROVIDED that (i) no single extension shall exceed 10 business days and (ii) Acquisition shall not be required to extend the Offer beyond November 30, 2000 (the "Outside Date"). Notwithstanding the foregoing, Acquisition may, without the consent of the Company, (i) extend the Offer for any period required by any rule or regulation of the Securities and Exchange Commission (the "SEC") applicable to the Offer and
    (ii) if more than two-thirds but less than 90% of the outstanding Shares shall have been validly tendered pursuant to the Offer as of the scheduled or extended expiration date, extend the Offer for an aggregate period of not more than ten business days beyond the latest expiration date that would otherwise be permitted under clause (i) of this sentence.

        (d) As soon as practicable on the date of commencement of the Offer, Parent shall file with the SEC a registration statement on Form S-4 to register the offer and sale of Parent Shares pursuant to the Offer (the "Form S-4"). The Form S-4 will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the "Preliminary Prospectus"). As soon as practicable on the date of commencement of the Offer, Parent and Acquisition shall (i) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer which will contain or incorporate by reference all or part of the Preliminary Prospectus and form of the related letter of transmittal and (ii) cause the Offer Documents to be disseminated to holders of Shares. Parent and Acquisition agree that they shall cause the Form S-4, the Schedule TO, the Offer to Purchase and all amendments or supplements thereto

    (which together constitute the "Offer Documents") to comply in all material respects with the Exchange Act, the Securities Act of 1933 (the "Securities Act") and the rules and regulations thereunder and other applicable laws. Each of Parent, Acquisition and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Acquisition further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment on the Offer Documents prior to the filing of such documents with the SEC. Parent and Acquisition agree to provide the Company and its counsel with any comments Parent, Acquisition or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments.

    Section 1.2 COMPANY ACTION. (a) The Company hereby consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the Company's stockholders, (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in accordance with the requirements of the Missouri General and Business Corporation Law ("MGBCL") and (iii) subject to
Section 5.5(b) of this Agreement, unanimously resolved to recommend that stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer and approve and adopt this Agreement and the Merger. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company's Board of Directors described in this Section 1.2(a). As used herein "unanimous" or similar formulations when used to refer to actions by the Company Board shall mean "by the unanimous vote of the directors present, with one director absent.

        (b) As soon as practicable on the day that the Offer is commenced, the Company shall file with the SEC and disseminate to holders of Shares, in each case as and to the extent required by applicable federal securities laws, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that, subject to its fiduciary duties under applicable law, shall reflect the recommendations of the Company's Board of Directors referred to above. The Company agrees that it shall cause the Schedule 14D-9 to comply in all material respects with the Exchange Act and the rules and regulations thereunder and other applicable laws. The Company agrees to provide Parent and its counsel with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. The Company, Parent and Acquisition each agree promptly to correct any information provided by it for use in the
    Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given an opportunity to review and comment on the
    Schedule 14D-9 prior to its being filed with the SEC.

        (c) The Company will promptly furnish Parent with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case true and correct as of the most recent practicable date, and will provide to Parent such additional information (including updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent may reasonably request in connection with the Offer. Parent and Acquisition and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will, upon request, deliver, and will use their reasonable efforts to cause their agents to deliver, to the Company (or destroy) all copies and any extracts or summaries from such information then in their possession or control.

    Section 1.3 DIRECTORS. (a) Effective upon the acceptance for payment of any Shares pursuant to the Offer, Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section) and (ii) the percentage that the number of Shares beneficially owned by Parent and/or Acquisition (including Shares accepted for payment) bears to the total number of Shares outstanding, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company's Board of Directors, including increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such time, to the extent requested by Parent, the Company will also use its best efforts to cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on
(i) each committee of the Board and (ii) each board of directors of each Subsidiary of the Company (and each committee thereof) that represents the same percentage as such individuals represent on the Board of Directors of the Company. Notwithstanding the provisions of this Section 1.3, the parties hereto shall use their respective best efforts to ensure that at least two of the members of the Company's Board of Directors shall, at all times prior to the Effective Time, be directors of the Company who were directors of the Company on the date hereof (the "Continuing Directors"); provided that if there shall be in office fewer than two Continuing Directors for any reason, the Company's Board of Directors shall cause a person designated by the remaining Continuing Director to fill such vacancy who shall be deemed to be a Continuing Director for all purposes of this Agreement, or if no Continuing Directors then remain, the other directors of the Company then in office shall designate two persons to fill such vacancies who are not officers or employees or affiliates of the Company, Parent or Acquisition or any of their respective Subsidiaries and such persons shall be deemed to be Continuing Directors for all purposes of this Agreement.

        (b) The Company's obligations to appoint Parent's designees to the Company's Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as
    Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section, so long as Parent shall have provided to the Company on a timely basis the information referred to in the following sentence. Parent shall supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

        (c) Following the election or appointment of Parent's designees pursuant to Section 1.3(a) and until the Effective Time, the approval of a majority of the Continuing Directors shall be required to authorize (and such authorization shall constitute the authorization of the Company's Board of Directors and no other action on the part of the Company, including any action by any other director of the Company, shall be required to authorize) any termination of this Agreement by the Company, any amendment of this Agreement requiring action by the Company's Board of Directors, any extension of time for performance of any obligation or action hereunder by Parent or Acquisition, any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company, any consent or action by the Board of Directors of the Company hereunder and any other action of the Company hereunder which adversely affects the holders of Shares (other than Parent or Acquisition).

                                   ARTICLE II
                                   THE MERGER

    Section 2.1  THE MERGER.

    Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), in accordance with this Agreement and the MGBCL, Acquisition shall be merged with and into the Company. Following the Merger, the separate existence of Acquisition shall cease and the Company shall continue as the surviving corporation.

    Section 2.2  EFFECT OF THE MERGER.

    Upon the effectiveness of the Merger, the Surviving Corporation shall succeed to and assume all the rights and obligations of the Company and Acquisition in accordance with the MGBCL and the Merger shall otherwise have the effects set forth in the applicable provisions of the MGBCL.

    Section 2.3  CLOSING.

    Subject to the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein, the consummation of the Merger (the "Closing") will take place as promptly as practicable, but in no event later than 10:00 a.m. on the second business day following the satisfaction or waiver of all the conditions (other than conditions which, by their nature are to be satisfied at closing, but subject to those conditions) to the obligations of the parties to effect the Merger set forth herein (the "Closing Date"), at the offices of Dewey Ballantine LLP, New York, New York 10019, unless another time, date or place is agreed to by the parties hereto.

    Section 2.4  CONSUMMATION OF THE MERGER.

    Upon the Closing, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Missouri properly executed articles of merger in accordance with the MGBCL, which shall be effective upon the issuance of a certificate of merger by the Missouri Secretary of State (the time of such effectiveness being the "Effective Time").

    Section 2.5  ARTICLES OF INCORPORATION; BY-LAWS; DIRECTORS AND
OFFICERS. (a) The Articles of Incorporation of Acquisition in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation (except that such Articles of Incorporation shall be amended to provide that the name of the Surviving Corporation shall be the name of the Company) until thereafter amended in accordance with the provisions thereof and as provided by the MGBCL. The By-Laws of Acquisition in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, the Articles of Incorporation of the Surviving Corporation and the MGBCL.

        (b) From and after the Effective Time and until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and By-Laws, (i) the directors of Acquisition at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

    Section 2.6  EFFECT ON CAPITAL STOCK.

    At the Effective Time, by virtue of the Merger and without any action on the part of any holder of Shares or any shares of capital stock of Acquisition:

        (a) COMMON STOCK OF ACQUISITION. Each share of common stock, par value $.01 per share, of Acquisition that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

        (b) CANCELLATION OF EXCLUDED SHARES. Each Share that is owned by Parent or Acquisition or held in the treasury of the Company, but not Shares held in any Company benefit plan (collectively, the "Excluded Shares") shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

        (c) CONVERSION OF SHARES. Each Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares, as defined below) shall be converted into the right to receive a number of duly authorized, validly issued, fully paid and non-assessable Parent Shares equal to the Exchange Ratio or any higher consideration paid in the Offer (the "Merger Consideration").

    Section 2.7 EXCHANGE OF CERTIFICATES. (a) At the Effective Time, Parent shall deposit, or shall cause to be deposited, with a banking or other financial institution mutually acceptable to Parent and the Company (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article II, certificates representing the Parent Shares to be issued in connection with the Merger and cash in lieu of fractional shares (such cash and certificates for Parent Shares, together with any dividends or distributions with respect thereto (relating to record dates for such dividends or distributions after the Effective Time), being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 2.6 and paid pursuant to this
Section 2.7 in exchange for outstanding Shares.

        (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of Shares (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to such Shares shall pass, only upon delivery of the certificates representing such shares ("Certificates") to the Exchange Agent and which letter shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of Certificates in exchange for the consideration contemplated by Section 2.6 and this
    Section 2.7, including cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of the shares represented by such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole Parent Shares and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, that such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, after giving effect to any required withholding tax, and the shares represented by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable to holders of Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of Parent Shares, together with a check for the cash to be paid pursuant to Section 2.7 may be issued to such a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

        (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared with a record date after the Effective Time on Parent Shares shall be paid with respect to any Shares represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Parent Shares and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Shares, less the amount of any withholding taxes which may be required thereon. Parent will provide the Exchange Agent with the cash necessary to make the payments contemplated by this Section 2.7(c).

        (d) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates for Parent Shares and cash deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 2.

        (e) No fractional Parent Shares shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Parent Shares, cash adjustments will be paid to holders in respect of any fractional share of Parent Shares that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product obtained by multiplying such stockholder's fractional share of Parent Shares that would otherwise be issuable by the closing price per share of Parent Shares on the NYSE on the Closing Date as reported by THE WALL STREET JOURNAL (or, if not reported thereby, any other authoritative source).

        (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Shares) that remains unclaimed by the former stockholders of the Company six months after the Effective Time shall be delivered to Parent. Any former stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent, and Parent shall comply with such requests, made in accordance with the terms of this Agreement, for payment of their Parent Shares, cash and unpaid dividends and distributions on Parent Shares deliverable in respect of each Share such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

        (g) Any portion of the Merger Consideration remaining unclaimed by holders of Shares immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.9) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable (except to the extent provided by applicable law) to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Surviving Corporation may reasonably request as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Parent Shares and cash deliverable in respect thereof pursuant to this Agreement.

    Section 2.8 STOCK OPTIONS. (a) As of the Effective Time, each outstanding option to purchase capital stock of the Company (the "Company Stock Options"), whether or not exercisable and whether or not vested, under the Company's 1990 Incentive Stock Option Plan or 1996 Long-Term Incentive Plan (together, the "Company Option Plans"), shall be converted into an option to purchase Parent Shares. Each Company Stock Option so converted shall be exercisable upon the same terms and conditions as under the applicable Company Option Plan and the applicable option agreement issued thereunder, except that (x) each Company Stock Option shall vest and become immediately exercisable at the Effective Time, (y) each such Company Stock Option shall be exercisable for that whole number of Parent Shares (rounded to the nearest whole share) equal to the number of Shares subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (z) the option price per Parent Share shall be an amount equal to the option price per Share subject to such Company Stock Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded to the nearest whole cent).

        (b) Parent shall (i) on or prior to the Effective Time, reserve for issuance the number of Parent Shares that will become subject to options to purchase Parent Shares ("Parent Options") pursuant to Section 2.8(a),
    (ii) from and after the Effective Time, upon exercise of the Parent Options in accordance with the terms thereof, make available for issuance all Parent Shares covered thereby, (iii) at the Effective Time, assume the Company Option Plans, with the result that all obligations of the Company under the Company Option Plans, including with respect to Company Stock Options outstanding at the Effective Time, shall be obligations of Parent following the Effective Time and (iv) as promptly as practicable after the Effective Time, issue to each holder of an outstanding Company Stock Option a document evidencing the foregoing assumption by Parent.

        (c) The parties shall take all actions so that the Company Stock Options converted by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent the Company Stock Options qualified as incentive stock options prior to the Effective Time.

        (d) Parent shall, as promptly as practicable but in any event no later than three days after the Closing Date, file a registration statement on Form S-8 under the Securities Act, covering the Parent Shares issuable upon the exercise of Parent Options created upon the assumption by Parent of Company Stock Options under Section 2.8(a), and will maintain the effectiveness of such registration, and the current status of the prospectus contained therein, until the exercise or expiration of such Parent Options.

        (e) The parties will cooperate to take all reasonable steps necessary to give effect to Section 2.8(a).

        (f) Except as permitted by Section 5.1, the Company agrees that it will not grant any stock options, stock appreciation rights, stock units, deferred stock awards or other rights to acquire Shares or any other interest in Company common stock or any other equity security of the Company and will not take any action to accelerate the exercisability or vesting of Company Stock Options and/or permit cash payments to holders of Company Stock Options with respect to such Company Stock Options.

    Section 2.9  DISSENTING SHARES.

    Notwithstanding anything in this Agreement to the contrary, any Shares held by a person (a "Dissenting Stockholder") who does not vote to approve the Merger and complies with all the provisions of the MGBCL concerning the right of holders of Shares to dissent from the Merger and require payment of fair value (as defined in the MGBCL) for their Shares ("Dissenting Shares") shall not be converted as described in Section 2.6, but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the MGBCL. If, after the Effective Time, such Dissenting Stockholder withdraws his demand or fails to perfect or otherwise loses his rights as a Dissenting Stockholder to payment of fair value, in any case pursuant to the MGBCL, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any demands for fair value for Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands. All payment made to any Dissenting Stockholders shall be made by the Company out of the Company's own funds and shall not be reimbursed by Parent or any affiliate of Parent.

    Section 2.10  TAX CONSEQUENCES.

    It is intended by the parties hereto that the Transaction shall constitute a "reorganization" within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(a) and 1.368-3(a) of the United States Income Tax Regulations.

    Section 2.11  ADJUSTMENT OF EXCHANGE RATIO.

    In the event Parent changes or establishes a record date for changing the number of Parent Shares issued and outstanding during or after the determination of the Exchange Radio pursuant to Section 1.1(a) and prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination or similar transaction with respect to the outstanding Parent Shares and the record date therefor shall be prior to the Effective Time, the Exchange Ratio applicable to the merger or the offer or the Offer or the Merger, as the case may be, and any other calculations based on or relating to Parent Shares shall be appropriately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination or similar transaction.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Acquisition that, except as set forth in the Disclosure Schedules ("Schedules" or "Disclosure Schedules") hereto:

    Section 3.1  ORGANIZATION AND QUALIFICATION.

    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties and assets owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined) on the Company. As used herein, "Material Adverse Effect" shall mean, with respect to any party, any event, circumstance, change or effect that is, individually or in the aggregate, reasonably likely to be materially adverse to the business, assets, financial condition or results of operations of such party and its subsidiaries, taken as a whole, other than effects due to (i) general economic or market conditions or (ii) matters generally affecting the Freight Railroad or Rail Transit Railroad industries. The Company has heretofore made available to Acquisition complete and correct copies of its minute books and its Articles of Incorporation and By-Laws.

    Section 3.2 SUBSIDIARIES. (a) Except for shares of, or other ownership interests in, the Subsidiaries (as hereinafter defined), the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into or exchangeable or exercisable for capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other similar non-corporate business enterprise. Each Subsidiary is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or limited liability company power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Each Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties and assets owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse

Effect on the Company. The respective Articles of Incorporation and By-Laws or other organizational documents of the Subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control its Subsidiaries. Each Subsidiary, its jurisdiction of incorporation or organization is set forth in Section 3.2 of the Disclosure Schedules. The Company has heretofore made available to Acquisition complete and correct copies of the minute books and the charter and by-laws (or other organizational documents) of all Subsidiaries.

        (b) All the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary are validly issued, fully paid and nonassessable (and no such shares have been issued in violation of any preemptive or similar rights) and are owned by the Company or by a wholly-owned Subsidiary of the Company, free and clear of any liens, claims, charges, encumbrances or adverse claims ("Liens"), and there are no proxies outstanding or restrictions on voting with respect to any such shares.

        (c) For purposes of this Agreement, the term "Subsidiary" shall mean any corporation or other business entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time owned by the Company and/or one or more other Subsidiaries.

    Section 3.3  AUTHORITY RELATIVE TO AGREEMENTS.

    The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and, in the case of the Merger, subject to the approval and adoption of this Agreement by a two-thirds vote of the stockholders of the Company (the "Company Stockholder Approval"), to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby, other than, in the case of the Merger, the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, subject to such stockholder approval, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company has, as of the date of this Agreement,
(i) determined that the Offer and the Merger are in the best interests of the Company and its shareholders, and (ii) approved this Agreement and the transactions contemplated hereby.

    Section 3.4  NON-CONTRAVENTION.

    The execution and delivery of each of this Agreement and the Stock Option Agreement by the Company do not and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with any provision of the Articles of Incorporation or By-Laws of the Company,
(ii) except as set forth in Section 3.4 of the Disclosure Schedule, result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration or termination of any obligation under, any material mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary or their respective properties or (iii) result in the creation or imposition of any material lien, charge or encumbrance of any nature whatsoever upon any asset of the Company or any Subsidiary. Holders of the Shares will not have appraisal rights under the MGBCL as a result of, or in connection with, the Offer.

    Section 3.5  CAPITALIZATION.

    The authorized capital stock of the Company consists of 50,000,000 Shares. At the close of business on July 14, 2000, 11,387,226 Shares were issued and outstanding, all of which were duly and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right and 30,000 Shares were held in the Company's treasury. Each of the Company's stock option, the Director Stock Option Plan or restricted stock plans (the "Company Stock Plans") and options to acquire Shares or shares of restricted stock of the Company outstanding on the date hereof (the "Company Stock Rights"), including, without limitation, information concerning the date of vesting of such options or the lapse of restrictions on such restricted stock, strike prices of such options and the acceleration of such vesting or removal of such restrictions, in either case, by virtue of the Merger or the other transactions contemplated hereby, are set forth on Section 3.5 of the Disclosure Schedule. As of July 14, 2000, 713,279 Shares were reserved for issuance under the Company Stock Plans. Except (x) for options to purchase an aggregate of 701,450 Shares granted pursuant to the Company Stock Plans and (y) rights issued under the Rights Agreement, dated as of April 26, 1999 (the "Rights Agreement"), between the Company and UMB Bank, N.A., as rights agent, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire, or any securities convertible into or exchangeable or exercisable for, any shares of or other interest in any class of capital stock of the Company or any Subsidiary is authorized or outstanding and there is not any commitment of the Company or any Subsidiary to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Neither the Company nor any Subsidiary has any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

    Section 3.6  SEC FILINGS.

    The Company has made available to Acquisition true and complete copies of each form, report, schedule, definitive proxy statement and registration statement filed by the Company with the SEC subsequent to January 1, 1998 and on or prior to the date hereof (collectively, the "Company SEC Filings"), which are all forms, reports, schedules, statements and other documents (other than preliminary material) that the Company was required to file with the SEC. The Company SEC Filings (including, without limitation, any financial statements or schedules included therein) (i) complied with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC.

    Section 3.7  FINANCIAL STATEMENTS.

    The consolidated financial statements of the Company included in the Company SEC Filings have been prepared in accordance with generally accepted accounting principles consistently applied and consistent with prior periods, subject, in the case of unaudited interim consolidated financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures. The consolidated balance sheets of the Company included in the Company SEC Filings fairly present the consolidated financial position of the Company as of their respective dates, and the related consolidated statements of operations, cash flows and stockholders' equity included in the Company SEC Filings fairly present the consolidated results of operations of the Company for the respective periods then ended, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures. None of the Company and its Subsidiaries has any material liabilities or obligations (whether absolute, accrued, contingent or otherwise), except for those (i) that are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the Company SEC Filings or (ii) that were incurred subsequent to December 31, 1999 in the ordinary course of business and consistent with past practice.

    Section 3.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

    Since March 31, 2000, except as expressly contemplated by this Agreement or as set forth in Section 3.8 of the Disclosure Schedule, neither the Company nor any Subsidiary has (i) issued any stock, bonds or other corporate securities,
(ii) borrowed any amount, guaranteed any indebtedness or incurred any material liabilities (absolute or contingent), except in the ordinary course of business,
(iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on the consolidated balance sheet of the Company as of March 31, 2000 and current liabilities incurred since the date of such balance sheet in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders, other than regular semi-annual cash dividends, or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, other than Liens for current real property taxes not yet due and payable and transactions in the ordinary course, (vi) sold, assigned or transferred any of its tangible assets, or canceled any debts or claims, except in the ordinary course of business or as otherwise contemplated hereby, (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets,
(viii) made any changes in officer or executive compensation other than in the ordinary course, (ix) waived any rights of substantial value, other than in the ordinary course of business, (x) entered into any transaction, except in the ordinary course of business or as otherwise contemplated hereby, (xi) take any action that if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.1, other than actions specifically identified in the Company's three year plan (as presented to Parent), as an action to be taken at such time, and any action disclosed in a press release issued by the Company after March 31, 2000 and prior to the date hereof, (xii) agreed, in writing or otherwise, to take any of the actions listed in clauses (i) through (xi) above, or (xiii) suffered any Material Adverse Effect.

    Section 3.9  GOVERNMENTAL APPROVALS.

    No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign governmental or regulatory authority ("Governmental Entity") is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement or the Stock Option Agreement by the Company or the consummation by the Company of the transactions contemplated hereby and thereby, except for (i) compliance by the Company with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and similar statutes or regulations of foreign jurisdictions, (ii) the filing of articles of merger with the Secretary of State of the State of Missouri in accordance with the MGBCL, (iii) the filing with the SEC of (1) a proxy statement in definitive form for distribution to the stockholders of the Company in advance of the Stockholders Meeting in accordance with Regulation 14A promulgated under the Exchange Act (such proxy statement, as amended or supplemented from time to time, being herein referred to as the "Proxy Statement"), (2) the Schedule 14D-9 and (3) such reports under and such other compliance with the Exchange Act and Securities Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby and (iv) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not have a Material Adverse Effect on the Company.

    Section 3.10  COMPLIANCE WITH LAWS; NO DEFAULT.  (a) Except as set forth in
Section 3.10 of the Disclosure Schedule, neither the Company nor any Subsidiary is in default under or in violation of any order of any court, governmental authority or arbitration board or tribunal to which the Company or such Subsidiary is or was subject or in violation of any laws, ordinances, governmental rules or regulations (including, but not limited to, those relating to export controls, labor and employment matters and foreign corrupt practices) to which the Company or any Subsidiary is or was subject, except for such defaults or violations that, in the aggregate, are not material. Except as set forth in Section 3.10 of the Disclosure Schedule, neither the Company nor any Subsidiary has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which failure would have a Material Adverse Effect on the Company, and, after giving effect to the transactions contemplated hereby, all such licenses, permits, franchises and other governmental authorizations will continue to be valid and in full force and effect.

        (b) No violation of, default or event of default under, loss of benefit under, or right to terminate or accelerate (a "Violation") exists (and no event has occurred which, with notice or the lapse of time or both, would constitute a Violation) of any term, condition or provision of (x) the certificate or articles of incorporation or by-laws (or other organizational documents) of the Company or any of its Subsidiaries, (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, obligation or commitment, instrument, permit, concession, franchise or license to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound except in the case of (x) and (y) for Violations which, in the aggregate, are not material.

    Section 3.11 INFORMATION SUPPLIED. (a) Each of the Schedule 14D-9 and the other documents required to be filed by the Company with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby, including the Proxy Statement, and the information supplied by the Company to Parent for inclusion or incorporation by reference in any such documents, will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and will not, on the date of its filing or dissemination, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (b) Notwithstanding the foregoing provisions of this Section 3.11, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Schedule 14D-9 based on information supplied by Parent or Acquisition expressly for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to Section 3.11.

    Section 3.12  LITIGATION.

    Section 3.12 of the Company Disclosure Schedule sets forth a complete and accurate (a) summary description of each investigation, action, suit or proceeding pending against the Company or any of its Subsidiaries, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity or before or by any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Entity or any arbitratory or arbitration tribunal and
(b) a summary description of any outstanding judgment order or decree entered in any lawsuit or proceeding imposing material obligations against the Company or any of its Subsidiaries. There are no investigations, actions, suits or proceedings pending against the Company or its Subsidiaries or, to the knowledge of the Company, threatened against the Company or its Subsidiaries (or any of their respective properties, rights or franchises), at law or in equity, or before or by any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Entity or any arbitrator or arbitration tribunal, that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company, and, to the knowledge of the Company, no development has occurred with respect to any pending or threatened action, suit or proceeding that would reasonably be expected to result in a Material Adverse Effect on the Company or would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which

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would reasonably be expected to, individually or in the aggregate, have a
Material Adverse Effect on the Company.

    Section 3.13  INTELLECTUAL PROPERTY RIGHTS.

        (a) "Intellectual Property" shall mean: (i) United States, international, and foreign patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, domain names, trade dress, logos, and other source identifiers, including registrations and applications for registration thereof, (iii) copyrights, including registrations and applications for registration thereof, (iv) computer software, data, databases, and related documentation, and (v) confidential and proprietary information, including trade secrets and know-how. "Third Party Software" shall mean all computer software sold or licensed to the Company by any person other than the Company or its affiliates and which is material to the operation of the business of the Company (other than commercially available "off the shelf" software). Company Software is software manufactured, distributed, sold, licensed or marketed by the Company. Software means Third Party Software and Company Software.

        (b) Section 3.13 of the Disclosure Schedule sets forth a true and complete list of all (i) patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications, Software and other Intellectual Property, in each case owned by the Company and material to the business of the Company, and (ii) all licenses of Intellectual Property and Software (A) to the Company from any third party, and (B) by the Company to any third party (collectively, the "Licenses"). For purposes of this Section 3.13(b), an item shall not be deemed material unless its loss would decrease annual revenues by more than $5 million.

        (c) The operation of the business of the Company, and the use in connection therewith of (i) the Intellectual Property and Software owned by the Company (the "Owned Intellectual Property") and (ii) the Intellectual Property and Software licensed to the Company pursuant to the Licenses or other licenses material to the Company (the "Licensed Intellectual Property"), do not conflict with or infringe the Intellectual Property rights of any third party.

        (d) The Company is the sole owner, free and clear of any lien or encumbrance, of the entire right, title and interest in and to the Owned Intellectual Property and Licenses, and is entitled to use the Owned Intellectual Property and Licensed Intellectual Property in the ordinary course of the business of the Company as now conducted.

        (e) The Owned Intellectual Property and the Licensed Intellectual Property include all of the Intellectual Property used in the ordinary day-to-day conduct of the business of the Company, and there are no other items of Intellectual Property that are material to such ordinary day-to-day conduct of such business. The Owned Intellectual Property and, to the knowledge of the Company, the Licensed Intellectual Property, is subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part.

        (f) No legal proceedings have been asserted, are pending, or, to the knowledge of the Company, threatened against the Company (i) based upon or challenging or seeking to deny or restrict the use by the Company of any of the Owned Intellectual Property or Licensed Intellectual Property,
    (ii) alleging that the Licensed Intellectual Property is being licensed or sublicensed in conflict with the terms of any license or other agreement, or
    (iii) alleging infringement of the Intellectual Property rights of any third party.

        (g) Other than in the ordinary course of business, the Company has not granted any license or other right to any third party with respect to the Owned Intellectual Property or Licensed Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property.

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        (h)  With respect to each License: (i) such License is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such License; (ii) such License will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such License or otherwise give the licensor a right to terminate such License; (iii) the Company has not (A) received any notice of termination or cancellation under such License, (B) received any notice of breach or default under such License, which breach has not been cured, and (C) granted to any other third party any rights, adverse or otherwise, under such License that would constitute a breach of such License; and (iv) to the Company's knowledge, neither the Company nor any other party to such license is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

        (i) To the knowledge of the Company, the Company Software is free of all material viruses, worms, trojan horses and other material known contaminants and does not contain any bugs, errors or problems of a material nature that disrupt its operations in any material respect or have a materially adverse impact on the operation of other software programs or operating systems. The Company Software is free of all viruses, worms, trojan horses and other material known contaminants, and does not contain any bugs, errors, or problems of a material nature that disrupt its operation or have an adverse impact on the operation of other software programs or operating systems, except as would not have a Material Adverse Effect. The Company has obtained all approvals necessary for exporting the Software outside the United States and importing the Company Software into any country in which the Company Software is now sold or licensed for use, and all such export and import approvals in the United States and throughout the world are valid, current, outstanding and in full force and effect. No rights in the Company Software have been transferred to any third party except to the customers of Company to whom the Company has licensed such Company Software in the ordinary course of business. None of the Company Software is licensed pursuant to an "open source" or "GNU" license, or incorporates or is based on any computer software that is licensed pursuant to an "open source" or "GNU" license. The Company has the right to use all software development tools, library functions, compilers, and other Third Party Software that is material to the business of the Company, or that is required to operate or modify the Software.

    Section 3.14 TAXES. (a) Except as set forth in Section 3.14(a) of the Disclosure Schedule, each of the Company and its Subsidiaries has (i) timely filed all material Tax Returns (as hereinafter defined) required to be filed by it in respect of any Taxes (as hereinafter defined), which Tax Returns were true, correct and complete in all material respects, (ii) timely paid all Taxes shown on such Tax Returns, (iii) established reserves that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of the Company and the Subsidiaries through the date hereof, and (iv) to the best knowledge of the Company, complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and timely withheld from employee wages and paid over to the proper governmental authorities all material amounts required to be so withheld and paid over.

        (b) (i) Except as set forth in Section 3.14(b) of the Disclosure Schedule, there is no deficiency, claim, audit, action, suit, proceeding or investigation now pending or threatened in writing against or with respect to the Company or any Subsidiary in respect of any material Taxes,
    (ii) there are no issues that have been raised by the relevant taxing authority or are currently pending in connection with the examination of Tax Returns required to have been filed by or with respect to the Company and its Subsidiaries other than issues that, if resolved against the

    Company or its Subsidiaries, would not result in the imposition of Taxes that are material and (iii) there are no requests for rulings or determinations in respect of any Taxes pending between the Company or any Subsidiary and any taxing authority.

        (c) (i) Within the last five years, neither the Company nor any Subsidiary has been a member of an affiliated group filing consolidated, combined or unitary Tax Returns other than a group for which the Company was the common parent and (ii) neither Company nor its Subsidiaries has any obligation under any agreement or arrangement with any person other than the Company and its Subsidiaries with respect to material Taxes of such other person (including pursuant to Treasury Reg. sec. 1.1502-6).

        (d) Neither the Company nor any Subsidiary has executed or entered into (or prior to the Effective Time will execute or enter into) with the Internal Revenue Service or any taxing authority any agreement or other document extending or having the effect of extending the period for assessments or collection of any material Taxes for which the Company or any Subsidiary would be liable, which period has not since expired.

        (e) For purposes of this Agreement, "Tax" (and with correlative meaning, "Taxes") shall mean all net income, gross receipts, value-added, capital net worth, customs, franchise, sales, use, ad valorem, property, payroll, withholding, excise, severance, transfer, employment, alternative or add-on minimum, stamp, occupation, premium, environmental or windfall profits, and other taxes together with any interest and any penalties, additions to tax or additional amounts imposed by any federal, state, local, foreign or other taxing authority.

        (f) For purposes of this Agreement, "Tax Return" means all federal, state, local and foreign tax returns, estimates, information statements and reports relating to Taxes.

        (g) Neither the Company nor any of its affiliates has taken or agreed to take any action or knows of any fact, circumstance, plan or intention that is or would be reasonably likely to prevent the Transaction from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        (h) Except as disclosed in Section 3.14(h) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its Subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; and neither the Company nor any of its Subsidiaries have made any payments, or is a party to an agreement that could require it to make any payments (including any deemed payment of compensation upon exercise of any option), that would not be fully deductible by reason of Section 162(m) of the Code.

    Section 3.15  EMPLOYEE BENEFIT PLANS.

        (a) Section 3.15(a) of the Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, stock option, incentive compensation plan, equity compensation plan, "welfare plan" (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension plan" (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or any Subsidiary for the benefit of any employee or former employee of the Company or any Subsidiary. Such plans are referred to collectively herein as the "Company Plans".

        (b) The Company has heretofore made available to Parent with respect to each of the Company Plans true and correct copies of each of the following documents if applicable: (i) the

    Company Plan document and any related trust agreement or other funding arrangement, (ii) the most recent determination letter from the Internal Revenue Service for such Plan, (iii) the most recent summary plan description and related summaries of material modifications, (iv) the Form 5500 tax forms for each of the last two years, and (v) the most recently prepared actuarial report and financial statement.

        (c) Each of the Company Plans is in material compliance with its terms and the applicable provisions of applicable law, including without limitation, the Code and ERISA and the Company and it Subsidiaries have performed all obligations required to be performed by them thereafter; each of the Company Plans intended to be "qualified" within the meaning of section 401(a) of the Code has received a determination letter from the Internal Revenue Service that the Company Plan is qualified and the Company knows of no condition or event that would reasonably be expected to adversely affect such status. Neither the Company, any Subsidiary, nor any trade or business, whether or not incorporated, which together with the Company would be deemed a "single employer" within the meaning of
    Section 4001 of ERISA (an "ERISA Affiliate") has had in the previous six years (i) any liability, contingent or otherwise, under Title IV of ERISA or
    Section 412 of the Code, or (ii) an obligation to contribute to any "multiemployer plan" (as defined in Section 3(37) of ERISA). There are no pending, or to the knowledge of the Company, threatened or anticipated disputes, law suits, investigations, audits, complaints or claims (other than routine claims for benefits) by, on behalf of, with respect to or against any of the Company Plans or any trusts related thereto except as, would not be reasonably likely to result in any material liability to the Company or any Subsidiary.

        (d) With respect to each Company Plan, there has not occurred, and no person or entity is contractually bound to enter into, any nonexempt "prohibited transaction" within the meaning of Section 4975 of the Code or
    Section 406 of ERISA, nor any transaction that would result in a civil penalty being imposed under Section 409 or 502(i) of ERISA, except for any such transactions which, individually or in the aggregate, would not be reasonably likely to result in any material liability to the Company or any Subsidiary.

        (e) All contributions, premiums or payments required to be made with regard to any Company Plan have been made on or before their due dates, and all such contributions have been fully deducted for income tax purposes and have not been, nor would reasonably be expected to be, challenged or disallowed by any governmental authority. The Company and the Subsidiaries have accrued or reserved for all liabilities under the Company Plans as required by GAAP or applicable non-US accounting standards and customary practices.

        (f) No union or other collective bargaining unit has been certified as representing any of the employees of the Company or any Subsidiary, nor has the Company or any Subsidiary agreed to recognize any union or other collective bargaining unit. Currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of any collective bargaining unit for employees of the Company or any Subsidiary. There are no labor disputes pending or threatened involving strikes, work stoppages, slowdowns or lockouts with respect to employee of the Company or any Subsidiary. There are no grievance proceedings or claims of unfair labor practices filed with, to the Company's knowledge, threatened to be filed with the National Labor Relations Board against the Company or any Subsidiary. The Company and each Subsidiary is in compliance in all material respects with all applicable laws relating to the employment of labor, including those relating to wages, hours, collective bargaining, occupational safety and health standards, discrimination in employment, withholding of taxes, worker classification, immigration, plant closings and mass layoffs and workers' compensation.

        (g) Neither the Company nor any Subsidiary is party to any agreement with any employee the benefits of which (including, without limitation, severance benefits) are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement.

    Section 3.16  ENVIRONMENTAL MATTERS.

    Except as set forth in Section 3.16 of the Disclosure Schedule, each of the Company and the Subsidiaries conducts its business and operations in material compliance with all applicable environmental laws, ordinances and regulations, and to the Company's knowledge there is no claim, action, suit, proceeding, hearing or investigation (or basis therefor), based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste (collectively, an "Environmental Event") by the Company or any Subsidiary. There is no claim, action, suit, proceeding, hearing or investigation (or basis therefor) based on or related to an Environmental Event by the Company or any Subsidiary which would have a Material Adverse Effect on the Company. Except as set forth in Section 3.16 of the Disclosure Schedule, to the best knowledge of the Company, no notice or information of any material Environmental Event was given to any person or entity that occupied any of the premises occupied by or used by the Company or any Subsidiary prior to the date such premises were so occupied. Without limiting the generality of the foregoing, the Company has received no notice or information (and has no basis to believe) that either the Company or any Subsidiary has disposed of or placed on or in any property or facility used in its business any waste materials, hazardous materials or hazardous substances in a manner that would give rise to a material liability.

    Section 3.17 CUSTOMER RELATIONSHIPS. (a) Neither the Company nor any Subsidiary has, since December 31, 1999, lost, or been notified that it will lose or suffer diminution in its relationship with any material customer, and, to the best knowledge of the Company, no representative of any customer has notified the Company or any Subsidiary that, in the event of a change of ownership of the Company such as contemplated by this Agreement, the Company or any Subsidiary would, lose or suffer diminution in its relationship with any material customer.

        (b) No contract is, and no bid outstanding as of the date of this Agreement (if accepted or awarded) would result in, a Loss Contract, in each case in the reasonable judgment of management as of the date of this Agreement. For purposes of the foregoing, "Loss Contract" means any Contract
    (A) with a total contract value in excess of $1,000,000 or (B) of or related to Syseca, Inc., that, to the knowledge of Company or any Subsidiary (with the exercise of reasonable care), has a negative Net Variable Margin as defined in Section 3.17(b) or 3.17(c) of the Disclosure Schedule.
    Schedule 3.17(b)(1) represents outstanding bids for the U.S. operations. In the reasonable judgment of management, the Net Variable Margins shown are reasonable expectations.

        (c) Section 3.17(c) of the Disclosure Schedule sets forth with respect to each contract that is subject to the percentage completion accounting rules and outstanding as of March 31, 2000 with a total contract value in excess of $1,000,000, the following: (i) job in backlog, (ii) sales,
    (iii) Net Variable Margin, (iv) sales recognized to date, and (v) Net Variable Margin to date.

        (d) Section 3.17(d) of the Disclosure Schedule sets forth by product family the year to date Net Variable Margin and the Company's backlog as of May 2000. The analysis is a reasonable estimation of the Net Variable Margin of the Company's freight backlog as of May 31, 2000.

    Section 3.18  CERTAIN TRANSACTIONS.

    Except as set forth in Section 3.18 of the Disclosure Schedule, there are no material transactions or arrangements between the Company or any Subsidiary and
(i) any director or executive officer of the Company or (ii) any other person or entity controlling or under common control with the Company.

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    Section 3.19  TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

    Except as reflected in the balance sheet (including any related notes thereto) dated December 31, 1999 included in the Company SEC Filings or as set forth in Section 3.19 of the Disclosure Schedule or with respect to inventory or other assets that are not material to the Company disposed of since
December 31, 1999 in the ordinary course of business and consistent with past practice, each of the Company and the Subsidiaries has good and valid title to all its owned assets and properties, in each case free and clear of all liens, claims, charges, security interests or other encumbrances, other than (x) liens for taxes not yet due or delinquent or (y) security interests securing indebtedness not in default for the purchase price of or lease rental payments on property purchased or leased under capital lease arrangements in the ordinary course of business or (z) such imperfections and irregularities of title or Liens as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties. Any real property and buildings held under lease by the Company or any of the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings.

    Section 3.20  INSURANCE.

    Section 3.20 of the Disclosure Schedule sets forth a list of all material insurance policies of the Company and the Subsidiaries (the "Insurance Policies"). The Insurance Policies are in full force and effect and provide insurance in such amounts and against such risks as are customary for companies of similar size in the same business as the Company and the Subsidiaries. Neither the Company nor any Subsidiary is in material breach or default, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of the policy. All premiums with respect to the Insurance Policies have been paid, and no notice of cancellation or termination has been received with respect to any such Insurance Policy. With respect to each of the litigation matters set forth in
Section 3.20 of the Disclosure Schedule, no carrier of any Insurance Policy has asserted any denial of coverage. The Insurance Policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, any of the transactions contemplated hereby.

    Section 3.21  STATE TAKEOVER STATUTES; CERTAIN CHARTER PROVISIONS.

    The Board of Directors of the Company has approved this Agreement, the Stock Option Agreement, the Support Agreement, the Merger and the other transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger the provisions of Section 351.459 of the MGBCL. The Board of Directors has also amended the By-Laws of the Company to add a provision stating that Section 351.407 of the MGBCL (which related to "control share acquisitions" as defined in Section 351.015(4) of the MGBCL) does not apply to control share acquisitions of the Company. Such By-Law amendment is sufficient to render the provisions of Section 351.407 of the MGBCL inapplicable to the Shares acquired in the Offer or pursuant to the Option Agreement, and to Shares subject to the Support Agreement.

    Section 3.22  RIGHTS AGREEMENT.

    This Agreement constitutes "Prior Written Approval" (as defined in the Rights Agreement) of the acquisition of beneficial ownership of Shares by Parent and its subsidiaries, including Acquisition, pursuant to this Agreement, the Stock Option Agreement, the Support Agreement, the Offer, the Merger and the other transactions contemplated hereby and thereby. Accordingly, (x) none of Parent, Acquisition or any other subsidiary of Parent is an Acquiring Person (as defined in the Rights Agreement) by virtue of the execution of this Agreement, the Stock Option Agreement, the Support Agreement or the consummation of the Offer, the Merger or the other transactions contemplated hereby or thereby and
(y) a Distribution Date or a Stock Acquisition Date (as such terms are defined

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in the Rights Agreement) does not occur by reason of the execution of this
Agreement, the Stock Option Agreement, the Support Agreement or the consummation of the Offer, the Merger or the other transactions contemplated hereby or thereby. A correct and complete copy of the Rights Agreement, as amended to date, has been made available to Parent.

    Section 3.23  MATERIAL CONTRACTS.  (a) Subsections (i) through (vii) of
Section 3.23 of the Disclosure Schedule contain a list of the following types of contracts and agreements to which the Company or any Subsidiary is a party as of the date hereof (such contracts, agreements and arrangements as are required to be set forth in Section 3.23(a) of the Disclosure Schedule being the "Material Contracts"):

    (i) each contract and agreement which (A) is likely to involve consideration of more than $5,000,000, in the aggregate, during the calendar year ending December 31, 2000, (B) is likely to involve consideration of more than $5,000,000, in the aggregate, over the remaining term of the such contract, and which, in either case, cannot be canceled by the Company or any Subsidiary without penalty or further payment and without more than 90 days' notice;

    (ii) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company or, to the knowledge of the Company, any Subsidiary is a party except any such contract that can be canceled by the Company or any Subsidiary without penalty or further payment and without more than 90 days' notice;

   (iii) all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Subsidiary or income or revenues related to any product of the Company or any Subsidiary to which the Company or any Subsidiary is a party;

    (iv) all contracts and agreements evidencing indebtedness for borrowed money in excess of $5,000,000;

    (v) all material contracts or arrangements and agreements with any Governmental Authority to which the Company or to the knowledge of the Company, any Subsidiary is a party;

    (vi) all contracts and agreements that limit, or purport to limit, the ability of the Company or any Subsidiary to compete in any line of business or which any person or entity or in any geographic area or during any period of time; and

   (vii) all material contracts or arrangement that result in any person or entity holding a power of attorney from the Company or, any Subsidiary that relates to the Company, any Subsidiary or their respective businesses.

        (b) Neither the execution of this Agreement nor the consummation of any transaction contemplated hereby shall constitute a default, give rise to cancellation rights, or otherwise adversely affect any of the Company's rights under any Material Contract. The Company has furnished or made available to Parent true and complete copies of all Material Contracts, including amendments thereto.

    Section 3.24  OPINION OF FINANCIAL ADVISOR.

    The Company has received the opinion of Bear Stearns & Co., dated July 16, 2000, to the effect that the consideration to be received in the Offer and the Merger by the holders of Shares is fair to such holders from a financial point of view, a copy of which opinion has been (or promptly will be) delivered to Parent.

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
    Section 3.25  BROKERS.

    No person is entitled to any brokerage or finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and as a result of any action taken by or on behalf of the Company, other than Bear Stearns & Co. pursuant to an engagement letter dated July 12, 1999, a copy of which has been made available to Parent.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION

    Parent and Acquisition jointly and severally, represent and warrant to the Company as follows:

    Section 4.1  ORGANIZATION AND QUALIFICATION.

    Each of Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Acquisition is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties and assets owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not prevent or materially delay consummation of the Offer and the Merger or otherwise prevent Parent and Acquisition from performing any of their material obligations under this Agreement.

    Section 4.2  AUTHORIZATION OF AGREEMENT, NON-CONTRAVENTION, ETC.

    Each of Parent and Acquisition has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each of Parent and Acquisition and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action on the part of each of Parent and Acquisition. This Agreement has been duly executed and delivered by each of Parent and Acquisition and constitutes the legal, valid and binding obligation of each of Parent and Acquisition, enforceable against each of Parent and Acquisition in accordance with its terms. The execution and delivery of this Agreement by each of Parent and Acquisition does not, and the consummation by Acquisition of the transactions contemplated hereby will not, (i) conflict with any provision of the Articles of Incorporation or By-Laws of Parent or Acquisition or
(ii) result (with the giving of notice or the lapse of time or both) in any violation of or default under any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, its subsidiaries or their respective properties other than (in the case of clause (ii) above) such as would not prevent or materially delay consummation of the Offer and the Merger or otherwise prevent Parent and Acquisition from performing any of their material obligations under this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be made or obtained by Parent or Acquisition in connection with the execution and delivery of this Agreement by Parent or Acquisition or the consummation by Parent or Acquisition of the transactions contemplated hereby, except for (i) compliance by Parent with the HSR Act and similar statutes or regulations of foreign jurisdictions, (ii) the filing of articles of merger with the Secretary of State of the State of Missouri in accordance with the MGBCL and (iii) the filing with the SEC of
(1) the Offer Documents and (2) such reports under and such other compliance with the Exchange Act and Securities Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby. As of the date hereof, Parent does not beneficially own any Shares.

    Section 4.3  SEC FILINGS.

    Parent has made available to the Company true and complete copies of each form, report, schedule, definitive proxy statement and registration statement filed by Parent with the SEC subsequent to January 1, 1998 and on or prior to the date hereof (collectively, the "Parent SEC Filings"), which are all forms, reports, schedules, statements and other documents (other than preliminary material) that Parent was required to file with the SEC. The Parent SEC Filings (including, without limitation, any financial statements or schedules included therein) (i) complied with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    Section 4.4  FINANCIAL STATEMENTS.

    The consolidated financial statements of Parent included in the Parent SEC Filings have been prepared in accordance with generally accepted accounting principles consistently applied and consistent with prior periods, subject, in the case of unaudited interim consolidated financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures. The consolidated balance sheets of Parent included in the Parent SEC Filings fairly present the consolidated financial position of Parent as of their respective dates, and the related consolidated statements of operations, cash flows and stockholders' equity included in the Parent SEC Filings fairly present the consolidated results of operations of Parent for the respective periods then ended, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures.

    Section 4.5  ABSENCE OF CERTAIN CHANGES OR EVENTS.

    Since December 31, 1999, Parent and its Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect.

    Section 4.6  PARENT SHARES.

    All of the Parent Shares issuable in exchange for Shares in the Offer and the Merger in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. The issuance of such Parent Shares will be registered under the Securities Act and registered or exempt from registration under applicable state securities laws.

    Section 4.7 INFORMATION SUPPLIED. (a) Each of the Offer Documents and the other documents required to be filed by Parent with the SEC in connection with the Offer, the Merger and the other transactions contemplated hereby, and the information supplied by Parent to the Company in connection with the
Schedule 14D-9, will comply as to form, in all material respects, with the requirements of the Exchange Act and the Securities Act, as the case may be, and will not, on the date of its filing or dissemination, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (b) Notwithstanding the foregoing provisions of this Section 4.7, no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Offer Documents based on information supplied by the Company expressly for inclusion or incorporation by reference therein.

    Section 4.8  REORGANIZATION.

    Neither Parent nor any of its affiliates has taken or agreed to take any action or knows of any fact, circumstance, plan or intention that is or would be reasonably likely to prevent the Transaction from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

    Section 4.9  OPERATIONS AND ASSETS OF ACQUISITION.

    Acquisition was formed solely for the purpose of the Merger and engaging in the transactions contemplated hereby and has no assets or liabilities, and will have no assets or liabilities, except as necessary for such purpose. Acquisition has not engaged, and will not engage, in any other business or activity of any kind or type whatsoever and has conducted and will conduct its operations only as contemplated hereby.

    Section 4.10  BROKERS.

    No person is entitled any brokerage, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and as a result of any action taken by or on behalf of Parent or any of its subsidiaries.

                                   ARTICLE V
                               CERTAIN AGREEMENTS

    Section 5.1  CONDUCT OF THE COMPANY'S BUSINESS.

    The Company covenants and agrees that, between the date of this Agreement and the date designees of Parent constitute a majority of the members of the Board of Directors of the Company, unless Parent shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed) or as set forth in Section 5.1 of the Disclosure Schedule or as otherwise expressly contemplated by this Agreement:

        (a) the business of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take or propose to take any action except in, the ordinary course of business and consistent with past practice;

        (b) neither the Company nor any Subsidiary shall, directly or indirectly, do or propose to do, any of the following: (i) issue, sell, pledge, dispose of, grant or encumber (or permit any Subsidiary to issue, sell, pledge, dispose of, grant or encumber) any assets of the Company or any Subsidiary, except inventory and immaterial assets in the ordinary course of business and consistent with past practice; (ii) except as contemplated hereby, amend or propose to amend its Certificate or Articles of Incorporation or By-Laws (or similar organizational documents);
    (iii) split, combine, subdivide or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares (except for any dividends paid in the ordinary course to the Company or to any wholly-owned Subsidiary); (iv) redeem, purchase, acquire or offer to acquire (or permit any Subsidiary to redeem, purchase, acquire or offer to acquire) any shares of its capital stock; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (b);

        (c) neither the Company nor any Subsidiary shall (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets or ownership interest (including without limitation, any phantom interest) whether pursuant to the Company Stock Plans or otherwise; PROVIDED that the Company may issue Shares upon the exercise of currently outstanding Company Stock Rights that are stock options; (ii) acquire (including without limitation, by merger, consolidation or acquisition of stock or assets or any other business combination) any corporation, partnership or other business organization or division thereof (or any material amount of assets, other than pending acquisitions or minority investments, in each case publicly announced prior to the date hereof); (iii) incur any indebtedness for borrowed money or issue any debt securities in an amount exceeding $5 Million in the aggregate, except for working capital loans in the ordinary course of business; (iv) enter into, terminate or modify any material contract, lease, agreement or commitment, except in the ordinary course of business and consistent with past practice;
    (v) terminate, modify, assign, waive, release or relinquish any contract rights or amend any material rights or claims not in the ordinary course of business, (vi) authorize, or make any commitment with respect to any capital expenditures in excess of $500,000 in the aggregate; (vii) make or direct to be made any capital investments or equity investments in any entity, other than investments in any wholly-owned subsidiary, (viii) except as permitted hereby enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.1(c); or
    (ix) settle or compromise any claim, action, suit or proceeding pending or threatened against the Company, or, if the Company may be liable or obligated to provide indemnification, against the Company's directors or officers, before any court, governmental agency or arbitrator, except in the ordinary course of business; PROVIDED that nothing herein shall require any action that might impair or otherwise affect the obligation of any insurance carrier under any insurance policy maintained by the Company;

        (d) neither the Company nor any Subsidiary shall grant any increase in the salary or other compensation of its employees except (i) pursuant to the terms of employment agreements in effect on the date hereof and previously disclosed to Parent and (ii) in the case of employees who are not executive officers of the Company as set forth in Section 5.1(e) of the Disclosure Schedule, in the ordinary course of business and consistent with past practice, or grant any bonus to any employee other than bonuses that are immaterial in amount to employees who are not executive officers or senior level management key employees of the Company or set forth on
    Section 5.1(d) of the Disclosure Schedule or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any employee of the Company or any Subsidiary;

        (e) neither the Company nor any Subsidiary shall (except for salary increases for employees who are not executive officers of the Company, or set forth on Section 5.1(d) of the Disclosure Schedule in the ordinary course of business and consistent with past practice) adopt or amend, in any respect, except as contemplated hereby or as may be required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees (including, without limitation, any such plan or arrangement relating to severance or termination pay);

        (f) except as required by law, tax regulation, SEC pronouncement or GAAP, amend any accounting policies or procedures;

        (g) make any material tax election or settle or compromise any material United States federal, state, local or other non-United States income tax liability, except in the ordinary course of business or in a manner consistent with past practice;

        (h) neither the Company nor any Subsidiary shall take any action that would make any representation or warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time, or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; and

        (i) each of the Company and the Subsidiaries shall use its best efforts, to the extent not prohibited by the foregoing provisions of this
    Section 5.1, to maintain its relationships with its suppliers, customers and employees, and if and as requested by Parent, the Company shall schedule, and the management of the Company shall participate in, meetings of representatives of Parent with employees of the Company or any Subsidiary; and

        (j) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

    Section 5.2 STOCKHOLDER APPROVAL; PREPARATION OF PROXY STATEMENT. (a) If the Company Stockholder Approval is required by law, the Company shall, as promptly as practicable following the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. Subject to the fiduciary duties of the Board under applicable law, the Company shall, through its Board of Directors, recommend to its stockholders that the Company Stockholder Approval be given. Notwithstanding the foregoing, if Parent or Acquisition shall acquire beneficial ownership of at least 90% of the outstanding Shares, the parties shall take all necessary and appropriate action to cause the merger of Acquisition and the Company to become effective as soon as practicable after the expiration of the Offer without a Stockholders Meeting in accordance with the short form merger provisions of the MGBCL.

        (b) If the Company Stockholder Approval is required by law, Parent shall, as soon as practicable following the expiration of the Offer, prepare and file with the SEC a post-effective amendment to the Form S-4 which shall include a preliminary Proxy Statement as a prospectus and shall use all reasonable efforts to respond to any comments of the SEC or its staff and to cause such post-effective amendment to be declared effective, and the Proxy Statement to be mailed to the Company's stockholders, as promptly as practicable. Parent shall notify the Company promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Form S-4 or for additional information and will supply the Company with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Form S-4 or the Merger. Parent shall give the Company an opportunity to comment on any correspondence with the SEC or its staff or any proposed material to be included in the Form S-4 prior to transmission to the SEC or its staff and shall not transmit any such material to which the Company reasonably objects. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Form S-4, Parent shall promptly prepare and mail to the Company stockholders such an amendment or supplement.

        (c) Parent agrees to cause all Shares owned by Parent or any subsidiary of Parent to be voted in favor of the Company Stockholder Approval.

    Section 5.3 ACCESS TO INFORMATION. (a) The Company shall, and shall cause the Subsidiaries and its and their respective officers, directors, employees, representatives and agents to, afford, from the date hereof to the Effective Time, the officers, employees, representatives and agents of Acquisition reasonable access during regular business hours to its officers, employees, agents, properties, books, records and workpapers, and shall promptly furnish Acquisition all financial, operating and other information and data as Acquisition, through its officers, employees or agents, may reasonably request.

        (b) Except as required by law, Acquisition shall hold, and will cause its respective officers, employees, representatives and agents to hold, any confidential information of the Company or any of its Subsidiaries in accordance with the Confidentiality Agreement between the Company and Parent.

        (c) No investigation pursuant to this Section 5.3 shall affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the Merger.

    Section 5.4 FURTHER ASSURANCES. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using all commercially reasonable efforts to
(i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act and in the other countries where a merger filing is necessary or advisable with respect to the Transactions and (ii) obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the Offer and the Merger.

        (b) Parent shall use all reasonable efforts to cause the Parent Shares to be issued upon the consummation of the Offer and in the Merger and to be issuable upon exercise of Parent Options to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof.

    Section 5.5  INQUIRIES AND NEGOTIATIONS.

        (a) From the date hereof until the Effective Time or earlier termination of this Agreement, the Company, the Subsidiaries and their respective officers, directors, employees, representatives and other agents or otherwise will not, directly or indirectly (i) solicit, initiate or knowingly encourage the submission of any Alternative Transaction, including any Superior Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person, any non-public information with respect to, or otherwise cooperate in any way with respect to, or assist or participate in or facilitate any Alternative Transaction with any person, corporation, entity or "group" (as defined in Section 13(d) of the Exchange Act) other than Parent and its affiliates, representatives and agents (each, a "Third Party") except that the Company may take any action referred to in this clause (ii) if (A) the Board determines in good faith (after consultation with outside counsel) that such action is required by the fiduciary duties of the Board under applicable law, (B) the Board determines in good faith that the Alternative Transaction constitutes a Superior Proposal, and (C) the Company has given prior written notice to Parent and Acquisition and entered into a customary confidentiality agreement on terms no less favorable to the Company that those contained in the Confidentiality Agreement (provided that such confidentiality agreement need not contain terms which restrict the ability of the Third Party to make a proposal to the Company's Board of Directors). The Company shall promptly notify Parent orally and in writing if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of an Alternative Transaction, and shall, in any such notice to Parent, indicate the identity of the Third Party and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep Parent informed, on a reasonably current basis, of all material developments affecting the status and terms of any such proposals or offers or the status of any such discussions or negotiations. The Company shall not release any Third Party from, or waive any provision of, any confidentiality or standstill agreement, other than any such provision that would prevent or otherwise restrict the ability of a Third Party to make a proposal to the Company's Board of Directors. As of the date hereof, the Company shall cease, and shall cause the Subsidiaries and the officers, directors, employees, representatives and other agents of the Company and the Subsidiaries, to cease, all discussions, negotiations and communications with all Third Parties and demand the immediate return of all confidential information previously provided to Third Parties.

        (b) As used in this Agreement, the term "Alternative Transaction" shall mean any bona fide written proposal or offer from any Third Party relating to any (i) merger, consolidation, recapitalization, tender or exchange offer, debt restructuring or similar transaction involving the Company,
    (ii) sale of more than 20% of the common stock or other capital stock of the Company or (iii) sale of assets (including stock of Subsidiaries) representing more than 20% of the assets of the Company and its subsidiaries, taken as a whole, including a sale by any means specified in clause (i) of this sentence. As used in this Agreement, the term "Superior Proposal" shall mean any bona fide written proposal, not solicited, initiated or encouraged in violation of this Section 5.5, made by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company entitled to vote generally in the election of directors or all or substantially all of the assets of the Company, if and only if, the Board reasonably determines (after consultation with its financial advisor and outside counsel) (x) that the proposed transaction would be more favorable from a financial point of view to its stockholders than the Offer and the Merger and the transactions contemplated hereby taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by Parent, and (y) that the person or entity making such Superior Proposal is capable of consummating such Alternative Transaction (based upon, among other things, the availability of financing and the degree of certainty of obtaining financing, the expectation of obtaining required regulatory approvals and the identity and background of such person).

        (c) Except as set forth in this Section 5.5(c), neither the Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Acquisition, the approval or recommendation by the Board or any such committee of this Agreement, the Offer, the Merger or any other transaction. Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares pursuant to the Offer, the Board may withdraw or modify its approval or recommendation of the Offer and the Merger if the Board determines in good faith (i) after consultation with outside counsel, that such action is required by the fiduciary duties of the Board under applicable law and (ii) that the Alternative Transaction constitutes a Superior Proposal. Notwithstanding the foregoing, nothing in this Agreement shall (x) require the Board to act in a manner inconsistent with its duty of candor under applicable law, (y) limit the Board's ability to make any disclosure to the Company's stockholders that the Board determines in good faith (after consultation with outside counsel) is required to be made to satisfy its fiduciary duties under applicable law or
    (z) limit the Company's ability to make any disclosure required by applicable law.

        (d) Nothing contained in this Section 5.5 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders, if the Board determines in good faith, after having received advice from outside counsel, that such action is required under applicable law; PROVIDED, HOWEVER, that neither the Company nor the Board nor any committee thereof shall, except as permitted by Section 5.5(c), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Offer, the Merger or any other transactions or shall approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, including a Superior Proposal.

        (e) If a Payment Event (as hereinafter defined) occurs, the Company shall pay to Parent, within two business days following such Payment Event, a fee of $10.5 million in cash.

        (f)  For purposes of this Agreement, the term "Payment Event" shall mean
    (x) the termination of this Agreement by the Company pursuant to 7.1(c),
    (y) the termination of this Agreement by Parent pursuant to Section 7.1(d) or (z) (A) after the date hereof and prior to the termination of this Agreement a third party shall have made a bona fide proposal or offer for an

    Alternative Transaction and (B) within 12 months of the date of termination of this Agreement (other than by reason of Parent's failure to comply with or perform, or its breach of, in any material respect any of its agreements or covenants contained herein), the Company shall enter into an agreement with respect to, or consummate an Alternative Transaction (substituting 25% for 20% in the definition thereof).

        (g)  The Company acknowledges that the agreements contained in this
    Section 5.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 5.5, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the fee set forth in this Section 5.5, the Company shall also pay to Parent its reasonable costs and expenses incurred (including, without limitation, reasonable fees and expenses of counsel) in connection with such litigation.

        (h) This Section 5.5 shall survive any termination of this Agreement, however caused and is intended to benefit Parent and shall be binding on the successors and assigns of the Company.

        (i) The Company may terminate this Agreement and enter into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") with respect to such Alternative Transaction provided that, prior to any such termination,
    (i) the Company has provided Parent written notice that it intends to terminate this Agreement pursuant to Section 7.1(d), identifying the Alternative Transaction then determined to be more favorable and the parties thereto and delivering an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of the Acquisition Agreement to be entered into for such Alternative Transaction, and (ii) at least three full business days after the Company has provided the notice referred to in clause (i) above, the Company delivers to Parent (A) a written notice of termination of this Agreement pursuant to Section 7.1(c), (B) the termination fee as provided in
    Section 5.5(e), (C) a written acknowledgment from the Company that (x) the termination of this Agreement and the entry into the Acquisition Agreement for the Alternative Transaction will be a "Payment Event" (as defined in this Agreement) and (y) the Company Stock Option Agreement shall be honored in accordance with its terms and (D) a written acknowledgment from each other party to such Alternative Transaction that it is aware of the substance of the Company's acknowledgment under clause (C) above and waives any right it may have to contest the matters thus acknowledged by the Company.

    Section 5.6 NOTIFICATION OF CERTAIN MATTERS, ETC. (a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event that such party believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure of the Company or Parent, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

        (b) Parent shall not take any action that would make any representation or warranty of Parent hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time, or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

    Section 5.7  INDEMNIFICATION.

        (a) Parent will cause the Surviving Corporation to provide, until the sixth anniversary of the Closing Date, the directors and officers of the Company who are currently covered by the

    Company's existing insurance and indemnification policy an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is no less favorable than the Company's existing policy or, if substantially equivalent coverage is unavailable, the best available coverage; PROVIDED, that Parent shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the last annual premium paid by the Company prior to the date hereof (which annual premium the Company represents and warrants to be $216,000 in the aggregate), but in such case shall purchase as much coverage as possible for such amount.

        (b) After the Effective Time, Parent will cause the Surviving Corporation to indemnify and hold harmless each person who is now, or has been prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its subsidiaries (the "Indemnified Persons") against (i) all losses, claims, damages, costs, expenses (including without limitation counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was an officer or director of the Company or any of its subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time (the "Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law (including with respect to the advancement of expenses). Each Indemnified Person is intended to be a third party beneficiary of this Section 5.7 and may specifically enforce its terms. This
    Section 5.7 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's articles of incorporation or bylaws.

        (c) This Section 5.7 shall survive the consummation of the Merger, is intended to benefit the Indemnified Parties, and shall be binding on the successors and assigns of Parent and the Surviving Corporation.

    Section 5.8 EMPLOYEE BENEFITS. (a) From and after the Effective Time, the Surviving Corporation and its Subsidiaries will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company or any of its Subsidiaries and any current or former executive officer or director of the Company or any of its Subsidiaries of a type required to be filed (or described in a document filed) with the SEC pursuant to the Exchange Act, which agreements are described on Schedule 5.8 or included in the Company SEC Filings, subject to any modifications thereto agreed to by any such officers or directors with the Surviving Corporation.

        (b)  In addition to honoring the agreements referred to in
    Schedule 5.8, until the first anniversary of the Effective Time, Parent will cause the Surviving Corporation to provide the benefits (including health benefits, severance policies and general employment policies and procedures) which are comparable in the aggregate, to benefits that are available to employees of the Company and its Subsidiaries as of the date hereof, PROVIDED that nothing in this Section 5.8(b) shall be deemed to prevent the Surviving Corporation or any of its Subsidiaries from making any change required by applicable law.

        (c) To the extent permitted under applicable law, each employee of the Company or its Subsidiaries shall be given credit for all service with the Company or its Subsidiaries (or service credited by the Company or its Subsidiaries) under all employee benefit plans, programs, policies and arrangements maintained by Parent or the Surviving Corporation in which they participate or in which they become participants for purposes of eligibility, vesting and benefit accrual including, without limitation, for purposes of determining (i) short-term and long-term disability benefits, (ii) severance benefits, (iii) vacation benefits and
    (iv) benefits under any retirement plan; PROVIDED, HOWEVER, that no service credit for benefit accrual purposes shall be provided under any defined benefit pension plan or in any other circumstance that would result in duplicative accrual of benefits for the same periods of service.

    Section 5.9  SECTION 16 MATTERS.

    Prior to the Effective Time, Parent and the Company shall take all such steps as may reasonably be required to cause any dispositions of Shares (including derivative securities with respect to the Shares) or acquisition of Parent Shares (including derivative securities with respect to the Parent Shares) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

    Section 5.10  TAX TREATMENT.

    Each of Parent, Acquisition and the Company shall, and shall cause their respective subsidiaries to use all commercially reasonable efforts to cause the Transaction to qualify as a "reorganization" within the meaning of
Section 368(a) of the Code and each of Parent, Acquisition and the Company agrees that it will not take, and will cause its Subsidiaries to not take any action, or fail to take any action, which action or failure would be reasonably likely to cause such tax treatment not to be obtained.

    Section 5.11  AFFILIATE LETTERS.

    As promptly as practicable, the Company shall deliver to Parent a letter identifying all Persons who are at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use all reasonable efforts to deliver or cause to be delivered to Parent, prior to the expiration of the Offer, an Affiliate Letter in the form attached hereto as Exhibit A from each such person.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    Section 6.1  CONDITIONS TO THE OBLIGATIONS OF THE PARTIES.

    The respective obligations of the parties to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions:

        (a) if required by applicable law, this Agreement shall have been duly approved by the holders of two-thirds of the outstanding Shares, in accordance with applicable law and the Articles of Incorporation and By-Laws of the Company.

        (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains or enjoins the consummation of the Merger; and

        (c) Acquisition shall have accepted for payment and paid for Shares pursuant to the Offer, provided that Parent and Acquisition may not assert this condition if the failure to accept Shares for payment resulted from a breach of this Agreement by Parent or Acquisition.

                                  ARTICLE VII
                          TERMINATION AND ABANDONMENT

    Section 7.1  TERMINATION AND ABANDONMENT.

    This Agreement may be terminated and the Offer and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

        (a) by mutual action of the Board of Directors of Parent and the Company;

        (b) by either the Company or Parent if (i) any statute, rule, regulation, executive order, decree, ruling or injunction existing or hereinafter enacted of or by any Governmental Entity of competent jurisdiction which makes the consummation of the Offer or the Merger illegal or otherwise prevents or prohibits the consummation of the Offer or the Merger shall be in effect and shall have become final and nonappealable,
    (ii) Acquisition shall have terminated the Offer, or the Offer shall have expired, without the acceptance for payment of Shares thereunder or
    (iii) the acceptance for payment of Shares pursuant to the Offer shall not have occurred on or prior to the Outside Date; unless, in any case, such event has been caused by or resulted from the breach of this Agreement by the party seeking such termination;

        (c) by the Company if, prior to acceptance for payment of Shares pursuant to the Offer, the Company shall enter into a definitive written agreement with respect to a Superior Proposal, as provided in
    Section 5.5(i), provided that the Company shall have complied in all material respects with Section 5.5(a) hereof and that the fee payable under
    Section 5.5(b) hereof shall have been paid;

        (d) by Parent, if, prior to the purchase of Shares in the Offer, the Board of Directors of the Company shall have publicly withdrawn, modified or amended in a manner adverse to Acquisition its approval or recommendation of the Merger;

        (e) by the Company if, (i) Acquisition shall have failed to commence the Offer within ten business days of the date of this Agreement or
    (ii) prior to the purchase of Shares in the Offer, (A) Parent shall have failed to perform in all material respects its covenants and obligations contained in this Agreement, which failure to perform has not been cured within ten business days after the giving of notice to Parent or (B) the representations and warranties set forth in Section 4.8 hereof shall not be true in all material respects.

        (f) by Parent if (i) Acquisition shall have failed to commence the Offer within ten business days of the date hereof due to the failure to be satisfied of any condition set forth in Annex I hereto and (ii) such condition could not reasonably be expected to be satisfied.

    Any party desiring to terminate this Agreement pursuant to this Section 7.1 shall give notice to the other party in accordance with Section 8.5.

    Section 7.2 EFFECT OF TERMINATION. Except as provided in Sections 5.5 and 8.2, in the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 7.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto or its stockholders or directors or officers in respect thereof, except that nothing herein shall relieve any party from liability for any fraud or willful breach prior to the date of such termination; PROVIDED, HOWEVER, that the Confidentiality Agreement shall survive any termination of this Agreement.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    Section 8.1  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.

    None of the representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall survive the Effective Time, provided that this Section 8.1 shall not limit any covenant or agreement of the parties, which covenants and agreements shall survive in accordance with their terms.

    Section 8.2 EXPENSES, ETC. Except as provided in Section 5.5, in the event that the transactions contemplated by this Agreement are not consummated, neither the Company, on the one hand, nor Acquisition, on the other hand, shall have any obligation to pay any of the fees and expenses of the other incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants, investment bankers and other experts.

        (b) In the event that the transactions contemplated by this Agreement are consummated, the Company shall pay all of the fees and expenses of Acquisition incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants, investment bankers and other advisors.

    Section 8.3  PUBLICITY.

    The Company and Parent shall consult with each other before issuing any press release or making any other public announcement concerning this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such statement without the prior consent of the other party, except that either party may make such public disclosure that it believes in good faith to be required by law (in which event such party required to make the release or announcement shall use its best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance).

    Section 8.4  EXECUTION IN COUNTERPARTS.

    For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    Section 8.5 NOTICES. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid, as follows (each such notice to be effective upon receipt):

       If to Parent or Acquisition to:

       GE Transportation Systems
       2901 East Lake Road
       Erie, PA 16531
       Telecopy: 814-875-2724
       Attention: Chief Financial Officer

       with copies to:

       General Electric Company
       3135 Easton Turnpike, W3
       Fairfield, CT 06431
       Telecopy: 203-373-3008
       Attention: Cynthia Shereda
       and a copy to:

       Sherman & Sterling
       599 Lexington Avenue
       New York, NY 10022
       Telecopy: 212-848-7179
       Attention: John A. Marzulli Jr.

       If to the Company, to:

       Harmon Industries, Inc.
       1600 N.E. Coronado
       Blue Springs, MO 64014
       Attention: Bjorn E. Olsson

       with a copy to:

       Dewey Ballantine LLP
       1301 Avenue of the Americas
       New York, New York 10019
       Telecopy: 212-259-6333
       Attention: Morton A. Pierce
        Richard D. Pritz

       and a copy to:

       Morrison & Hecker L.L.P.
       2600 Grand Avenue
       Kansas City, Missouri 64108
       Telecopy: 816-474-4208
       Attention: James O. Selzer

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.

    Section 8.6  WAIVERS.

    The Company, on the one hand, and Parent, on the other hand, may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

    Section 8.7  ENTIRE AGREEMENT.

    This Agreement, its Exhibits and Schedules and the other documents executed at the time of execution hereof or the Effective Time in connection herewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

    Section 8.8  APPLICABLE LAW.

    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws, except to the extent the corporate law of the State of Missouri is applicable hereto.

    The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, this Agreement may be brought in the United States District Court for the District of Delaware or any other Delaware State court (and in the appropriate appellate courts), and each of the parties hereby (i) consents to the jurisdiction of such courts in any such suit, action or proceeding, (ii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum and
(iii) agrees not to bring any action related to this agreement or the transactions contemplated hereby in any other court (except to enforce the judgment of such courts). Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party in the manner provided for notices in Section 8.5 shall be deemed effective service of process on such party. Each of Parent, Acquisition and the Company hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Acquisition or the Company in the negotiation, administration, performance and enforcement hereof.

    Section 8.9  BINDING EFFECT, BENEFITS.

    Except as otherwise stated herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Except as otherwise stated herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided, however, that the provisions of Section 5.7 hereof shall accrue to the benefit of, and shall be enforceable by, each of the current and former directors and officers of the Company.

    Section 8.10  ASSIGNABILITY.

    Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto.

    Section 8.11  AMENDMENTS.

    This Agreement may be varied, amended or supplemented at any time before or after the approval and adoption of this Agreement by the stockholders of the Company by action of the respective boards of directors of the Company and Acquisition, without action by the stockholders thereof; provided that, after approval and adoption of this Agreement by the Company's stockholders, no such variance, amendment or supplement shall, without consent of such stockholders, reduce the amount or alter the form of the consideration that the holders of the capital stock of the Company shall be entitled to receive upon the Effective Time pursuant to Article II hereof. Without limiting the generality of the foregoing, this Agreement may only be amended, varied or supplemented by an instrument in writing, signed by the parties hereto.

    Section 8.12  INTERPRETATION.

    As used herein, "best efforts" or similar formulations shall mean "all commercially reasonable efforts." References to the "knowledge" of the Company, or similar formulations, shall mean to the actual knowledge after due inquiry of the executive officers of the Company. As used herein, "including" or similar formulations shall mean "including without limitation."

    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement and Plan of Merger as of the day and year first above written.

                                                       HARMON INDUSTRIES, INC.

                                                       By:  /s/ ROBERT E. HARMON
                                                            -----------------------------------------
                                                            Name: Robert E. Harmon
                                                            Title:  Chairman of the Board of Directors

                                                       FOUR POINTS ACQUISITION, INC.

                                                       By:  /s/ JOHN KRENICKI, JR.
                                                            -----------------------------------------
                                                            Name: John Krenicki, Jr.
                                                            Title:  President

                                                       GENERAL ELECTRIC COMPANY

                                                       By:  /s/ JOHN KRENICKI, JR.
                                                            -----------------------------------------
                                                            Name: John Krenicki, Jr.
                                                            Title: President & CEO--GE Transportation
                                                                  Systems

                                    ANNEX I
                            CONDITIONS OF THE OFFER

    Notwithstanding any other provision of the Offer, but subject to the terms of the Merger Agreement and any applicable rules and regulations of the SEC (including Rule 14e-1(c) relating to Acquisition's obligation to pay for or return tendered shares after termination of the Offer), Acquisition shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer and may extend, terminate or amend the Offer if (i) the Minimum Condition has not been satisfied, (ii) any applicable waiting period under the HSR Act or similar statutes or regulations of foreign jurisdictions has not expired or terminated, (iii) the Form S-4 shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order or (iv) the Parent Shares to be issued in the Offer and the Merger shall not have been approved for listing on the NYSE, subject to official notice of issuance, or (v) at any time after the date of this Agreement, and prior to the expiration date of the Offer, any of the following events shall occur and be continuing:

        (a) there shall be instituted or pending any action, proceeding or litigation by any Governmental Entity which directly or indirectly seeks to
    (i) prevent, prohibit, or make illegal, the acceptance for payment, payment for or purchase of Shares by Parent, Acquisition or any other affiliate of Parent or the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement, (ii) render Acquisition unable to accept for payment, pay for or purchase some or all of the Shares,
    (iii) impose material limitations on the ability of Parent effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders or (iv) impose material damages in connection with the transactions contemplated by the Merger Agreement;

        (b) there shall have been any statute, rule, regulation, legislation or interpretation enacted, promulgated, amended, issued or deemed applicable to
    (i) Parent, the Company or any of their respective Subsidiaries or an Affiliate of either Parent or the Company or (ii) any transaction contemplated by the Merger Agreement, by any United States or non-United States legislative body or Governmental Entity with appropriate jurisdiction (other than the routine application of the waiting period provisions of the HSR Act or similar statutes or regulations of foreign jurisdictions applicable to the Offer or the Merger) that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses
    (i) through (iv) of paragraph (a) above;

        (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the NYSE (other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or (iii) any limitation (whether or not mandatory) by any government or Governmental Entity on the extension of credit by banks or other lending institutions;

        (d) (i) the representations and warranties of the Company contained in this Agreement shall not be true and correct (except to the extent that the aggregate of all breaches thereof would not have a Material Adverse Effect on the Company) at the date hereof and as of the consummation of the Offer with the same effect as if made at and as of the consummation of the Offer (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification), (ii) the Company shall have failed to perform in all material respects its covenants and obligations contained in this Agreement, which failure to perform has not been cured within ten business days after the giving of written notice to the Company or (iii) except as disclosed in the Company SEC Filings or Schedule 3.8, there shall have occurred since March 31, 2000 any events or changes which constitute a Material Adverse Effect on the Company;

        (e) the Company Board shall have withdrawn, or modified or changed in a manner adverse to Parent and Acquisition (including by amendment of the Schedule 14D-9), its recommendation of the Offer, this Agreement or the Merger or the Company Board shall have resolved to do any of the foregoing; or

        (f) this Agreement shall have terminated in accordance with its terms, which in the reasonable judgment of Parent, in any such case, and regardless of the circumstances (including any action or inaction by Parent) giving rise to such condition makes it inadvisable to proceed with the Offer or the acceptance for payment of or payment for the Shares.

    The foregoing conditions are for the sole benefit of Parent and Acquisition and may be waived by Parent and Acquisition, in whole or in part at any time and from time to time, in the sole discretion of Parent and Acquisition. The failure by Parent and Acquisition at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                         ANNEX B

                             STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT, dated as of July 16, 2000, between GENERAL ELECTRIC COMPANY, a New York corporation ("Parent"), and HARMON INDUSTRIES, INC., a Missouri corporation (the "Company").

    WHEREAS, Parent and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger of a wholly owned subsidiary of Parent with the Company; and

    WHEREAS, in order to induce Parent to execute and deliver the Merger Agreement, Parent has required that the Company agree, and the Company has agreed, to grant to Parent the option set forth herein to purchase authorized but unissued shares of common stock, par value $0.25 per share (the "Shares"), of the Company.

    NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

    1. DEFINITIONS. Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.

    2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Company hereby grants to Parent an unconditional, irrevocable option (the "Option") to purchase up to that number of Shares which equals 19.9% of the issued and outstanding Shares (the "Option Shares") immediately prior to the first exercise of this Option at a price per share (the "Option Price") equal to $30, payable in cash as provided in Section 4 hereof. The number of Option Shares and the Option Price are subject to adjustment as set forth herein.

    3. EXERCISE AND TERMINATION OF OPTION. (a) Subject to the conditions set forth in Section 3(a) and to any additional requirements of any applicable foreign, federal, state or local laws, statutes, ordinances, regulations, rules, codes, judgments, orders, decrees or other requirement or rule, Parent may exercise the Option, in whole or in part, at any time or from time to time, after the occurrence of a Payment Event (as defined in the Merger Agreement) provided that, except as provided in the last sentence of this Section 3(a), the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement), (ii) twelve months after the occurrence of a Payment Event (unless prior thereto the Option shall have been exercised) and (iii) the termination of the Merger Agreement prior to the occurrence of a Payment Event unless, in the case of clause (iii), Parent has the right to receive a termination fee following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) six months following the time such termination fee becomes payable and (y) the expiration of the period in which an event may occur which would result in Parent having the right to receive a termination fee pursuant to Section 5.5(e)(z) of the Merger Agreement. Notwithstanding the termination of the Option, Parent shall be entitled to purchase those Option Shares with respect to which it has exercised the Stock Option in accordance with the terms hereof prior to the termination of the Option. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

        (b) If Parent is entitled to and wishes to exercise the Option, it shall deliver to the Company a written notice (the date of receipt of which is referred to as the "Notice Date") specifying (i) the total number of shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than five business days nor later than 15 calendar days from the Notice Date for the closing of such purchase (the "Closing Date"); PROVIDED that if the closing of a purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and, PROVIDED FURTHER that, without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Parent and, if applicable, the Company shall promptly file the required notice or application for approval and shall expeditiously process the same (and the Company shall cooperate with Parent in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be,
    (i) any required notification period has expired or been terminated or
    (ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

        (c) It shall be a condition to the exercise of this Option that (i) no preliminary or permanent injunction or other order, decree or ruling against the sale or delivery of the Option Shares issued by any federal or state court of competent jurisdiction in the United States is in effect at such time, (ii) any applicable waiting period under the HSR Act shall have expired or been terminated at or prior to such time, and (iii) any approval required to be obtained prior to the delivery of the Option Shares under the laws of any jurisdiction shall have been obtained and shall be in full force and effect.

        (d) If at any time the Option is then exercisable pursuant to the terms of Section 3(a) hereof, Parent may elect, in lieu of exercising the Option to purchase Option Shares as provided in Section 3(a) hereof, to send a written notice to the Company (a "Cash Exercise Notice") specifying a date not later than ten Business Days and not earlier than the fifth Business Day after delivery of such notice, on which date the Company shall pay to parent an amount in cash equal to the Spread (as defined below) multiplied by such number of Option Shares as Parent shall specify in the Cash Exercise Notice.

    As used in this Agreement, "Spread" shall mean the excess, if any, over the Option price of the higher of (x) if applicable, the highest price per Share paid or to be paid by any person in an Alternative Transaction (the "Competing Purchase Price") and (y) the closing price of the Shares on Nasdaq on the last trading day immediately prior to the date of the Cash Exercise Notice or the Repurchase Notice, as the case may be (the "Closing Price"). If the Competing Purchase Price includes any property other than cash, the Competing Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Competing Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice or the Repurchase Notice, as the case may be, shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Competing Purchase Price shall be deemed to be the amount of any cash included in the Competing Purchase Price plus the fair market value of such other property (as determined by a nationally recognized investment banking firm jointly selected by Parent and the Company). For this purpose, the parties shall use their reasonable commercial efforts to cause any determination of the fair market value of such other property to be made within three Business Days after the date of delivery of the Cash Exercise Notice or the Repurchase Notice, as the case may be.

    Upon exercise by Parent of its right to receive the Spread multiplied by such number of Option Shares as Parent shall specify in the Cash Exercise Notice pursuant to this Section 3, the obligations of the Company to deliver Option Shares pursuant to Section 3(c) shall be terminated with respect to such number of Option Shares subject to the Cash Exercise Notice.

    4.  PAYMENT AND DELIVERY OF CERTIFICATES.  (a) At the Closing referred to in
Section 3 hereof, Parent shall pay to the Company on the Closing Date the aggregate Option price for the Option Shares purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated not later than one business day prior to such Closing Date by the Company; PROVIDED that failure or refusal of the Company to designate such a bank account shall not preclude Parent from exercising the Option.

        (b) At such Closing, simultaneously with the delivery of cash as provided in Section 4(a), the Company shall deliver to Parent a certificate or certificates representing the number of Option Shares purchased by Parent, registered in the name of Parent or a wholly owned subsidiary of Parent designated in writing by Parent, which shares shall be fully paid and non-assessable and free and clear of all Liens, claims, charges and encumbrances of any kind whatsoever. Any certificates so issued shall bear a legend reflecting any resale restrictions applicable to the shares represented thereby. Any such legend will be removed by delivery of substitute certificates without such reference if the sale of such Option Shares has been registered pursuant to the Securities Act, the Option Shares have been sold in reliance on and in accordance with Rule 144 or Parent has delivered to the Company a copy of a letter from the staff of the SEC, or an opinion of counsel in customary form, to the effect that such legend is not required for purposes of the Securities Act.

        (c) At the time any Option Shares are issued pursuant to any exercise of the Option, if the Company shall have issued any share purchase rights or similar securities generally to holders of Shares prior thereto (including pursuant to the Rights Agreement), then each Option Share issued pursuant to an exercise of the Option shall also represent rights with terms substantially the same as and at least as favorable to Parent as those issued to other holders of Shares.

        (d) When Parent provides the written notice of exercise of the Option provided for in Section 3(b) and the tender of the applicable purchase price in immediately available funds, Parent shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Option Shares shall not then be actually delivered to Parent.

    5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent as follows:

        (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (i) are within the Company's corporate powers, (ii) have been duly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby, (iii) require no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for compliance by the Company with the HSR Act and similar statutes or regulations of foreign jurisdictions (iv) do not conflict with any provision of the Articles of Incorporation or By-Laws of the Company, (v) assuming compliance with clause (iii) above, contravene or conflict with or constitute a violation of any provision of any law, regulation or judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries and (vi) will not require any consent, approval or notice under and will not conflict with, or result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration or termination of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary or their respective properties, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any asset of the Company or any Subsidiary; other than, in the case of each of (iii), (v) or (vi), such as would not, individually or in the aggregate, have a Company Material Adverse Effect on the Company or prevent or materially impair the ability of the Company to consummate the transactions contemplated by this transaction. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

        (b) Except for any filings required to be made under the HSR Act, the Company has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof until such time as the obligation to deliver Option Shares upon the exercise of the Option terminates, will have reserved for issuance, upon any exercise of the Option, the number of Shares subject to the Option (less the number of Shares previously issued upon any partial exercise of the Option). All of the Shares to be issued pursuant to the Option are duly authorized and, upon issuance and delivery thereof pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all claims, liens, charges, encumbrances and security interests, and not subject to any preemptive rights.

    6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Parent hereby represents and warrants to the Company as follows:

        (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The execution, delivery and performance of this Agreement by Parent and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action on the part of Parent, require no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for compliance by Parent with the HSR Act and similar statutes or regulations of foreign jurisdictions, and do not conflict with any provision of the Articles of Incorporation or By-Laws of Parent or result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, its subsidiaries or their respective properties that individually or in the aggregate, have a material adverse effect on Parent or materially impair the ability of Parent to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

        (b) Parent is acquiring the Option and will acquire the Option Shares for investment purposes only and not with a view to any resale or distribution thereof, and will not sell any Option Shares purchased pursuant to the Option except in compliance with the Securities Act.

    7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Shares by reason of stock dividends, stock splits, split-ups, spin-offs, recapitalizations, recombinations, mergers, extraordinary dividends or the like, the type and number of Option Shares, and the Option Price, as the case may be, shall be adjusted appropriately in such manner that Parent would have received in respect of Shares if Parent had exercised the Option immediately prior to such event on the record date therefore, as applicable, and had elected (to the fullest extent it would have been permitted to elect) to receive such securities, cash or other property, and proper provision shall be made in any agreement governing any such transaction to provide for such adjustment and the full satisfaction of the Company's obligations hereunder.

    8.  REPURCHASE.

        (a)  At any time when the Option is exercisable pursuant to
    Section 3(a) hereof, at the request of Parent, the Company shall repurchase all Shares purchased by Parent pursuant hereto which parent then beneficially owns at a price per share equal to the sum of
    (x) the aggregate Option Price paid by Parent for all Shares acquired pursuant to the Stock Option with respect to which parent then has beneficial ownership; and (v) the Spread multiplied by the number of shares with respect to which the Option has been exercised and with respect to which Parent then has beneficial ownership.

        (b) In the event Parent exercises its rights under this Section 8, the Company shall, within 10 business days thereafter, pay the required amount to Parent by wire transfer of immediately available funds to an account designated by Parent and Parent shall surrender any certificates evidencing the Shares purchased thereunder.

        (c) In the event Parent exercises its rights under this Section 8, the Company shall, within 10 business days thereafter, pay the required amount to Parent by wire transfer of immediately available funds to an account designated by Parent and Parent shall surrender to the Company the certificates evidencing the Shares purchased under this Section 8.

        (d)  The period for exercise of the rights provided under this
    Section 8 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, for the expiration of all statutory waiting periods, and to the extent the Company is unable to perform any of its obligations in this Section 8 under applicable law; and
    (ii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise.

        (e) If within 12 months after the date the Merger Agreement was terminated pursuant to the terms thereof, neither Parent nor any other person has acquired more than fifty percent of the issued and outstanding Shares, the Company will then have the right to purchase (the "Repurchase Right") all, but not less than all, of the Option Shares acquired upon exercise of this Option of which Parent is the beneficial owner on the date the Company gives written notice of its intention to exercise the Repurchase Right, at a price per share equal to the greater of (i) the Option Price or
    (ii) the average of the closing price per Share on Nasdaq for the five consecutive trading days ending on and including the trading date immediately prior to the consummation of such repurchase of Option Shares.

    9. REGISTRATION RIGHTS. At any time within 2 years after a Closing, if requested by Parent or any affiliate of Parent who is a beneficial owner of Option Shares (each a "Shareholder"), the Company shall, as expeditiously as possible file a registration statement on a form for general use under the Securities Act if necessary in order to permit the sale or other disposition of the Option Shares that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by any such Shareholder. Each such Shareholder shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. The Company shall use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 90 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this
Section 9 shall be at the Company's expense except for underwriting commissions and the fees and disbursements of such Shareholder's counsel attributable to the registration of such Option Shares. In no event shall the Company be required to effect more than three registrations hereunder. The filing of any registration statement required hereunder may be delayed for such period of time (not to exceed 60 days) in the reasonable judgment of the Board of Directors of the Company, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Company or any other material transaction involving the Company. If requested by any such Shareholder in connection with such registration, the Company shall become a party to any underwriting agreement relating to the sale of such shares on terms and including obligations and indemnities that are customary for parties similarly situated. Upon receiving any request for registration under this Section 9 from any Shareholder, the Company agrees to send a copy thereof to any other person known to the Company to be entitled to registration rights under this Section 9, in each case, by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

    10. LISTING. If Option Shares or any other securities to be acquired upon exercise of the Option are then-listed on the NYSE or any other national securities exchange, upon the request of Parent, the Company will promptly file an application to list the Option Shares or other securities to be acquired upon exercise of the Option on the NYSE or such other exchange and will use its best efforts to obtain approval of such listings as soon as practicable.

    11. LIMITATION ON PROFITS. (a) Notwithstanding any other provision contained herein or in the Merger Agreement to the contrary, in no event shall Parent's Total Profit (as defined below), including the amount of $10.5 million contemplated by Section 5.5(e) of the Merger Agreement (the "Termination Fee"), exceed $16,000,000 (the "Fee Cap") and if it otherwise would exceed such amount, Parent shall repay the excess amounts to the Company in cash so that the Total Profit shall not exceed such amount.

        (b) Notwithstanding anything to the contrary contained herein, the Option may not be exercised for a number of Shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than the amount of the Fee and if it otherwise would exceed such amount, the number of shares which may then be issued upon exercise of the options will be decreased so that the Notional Total Profit shall not exceed the amount of the Fee;

        (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of the Fee received by Parent pursuant to Section 5.5(e) of the Merger Agreement, (ii) the amount received by Parent pursuant to Sections 3(d) and 8 hereof, (iii)
    (x) the net cash amounts received by Parent pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated party, LESS (y) Parent's Option price for such Option Shares.

        (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Parent may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares and assuming that each such share, together with each other Option Share, held by Parent and its affiliates as of such date, were sold for cash at the closing market price on Nasdaq for one Share as of the close of business on the preceding trading day (LESS customary brokerage commissions).

    12. TRANSFERABILITY OF THE OPTION. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except Parent may assign, in whole or in part, its rights and obligations hereunder to any wholly owned subsidiary of Parent, provided that no such assignment will relieve Parent of its obligations hereunder. Any purported assignment in violation hereof shall be null and void.

    13.  MISCELLANEOUS.

    (a) EXPENSES. Except as provided in Section 9, each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    (b) ENTIRE AGREEMENT. This Option Agreement, the Confidentiality Agreement and the Merger Agreement (including the exhibits and schedules thereto) constitute the entire agreement between the parties with respect to the subject matter hereto and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

    (c) SUCCESSORS; NO THIRD-PARTY BENEFICIARIES. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted transferees and assigns. Nothing in this Option Agreement is intended to confer upon any Person, other than the parties hereto, and their respective successors and permitted assigns, any rights or remedies hereunder.

    (d) SEVERABILITY. Any term, provision, covenant or restriction contained in this Option Agreement held by any court of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Option Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Option Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

    (e) NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered in accordance with Section 8.5 of the Merger Agreement (which is incorporated herein by reference).

    (f) COUNTERPARTS. This Option Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

    (g) FURTHER ASSURANCES. In the event of any exercise of the Option by Parent, the Company and Parent shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

    (h) SPECIFIC PERFORMANCE. The parties hereto agree that if for any reason Parent or the Company shall have failed to perform its obligations under this Option Agreement, then either party hereto seeking to enforce this Option Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party hereto for any failure to perform its obligations under this Option Agreement.

    (i) GOVERNING LAW. This Option Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware without reference to its principles of conflicts of laws.

    (j) CONSENT TO JURISDICTION; VENUE. Section 8.8 of the Merger Agreement is hereby incorporated herein by reference.

    (k)  SECTION 16(B).  Periods of time that otherwise would run pursuant to
Section 3 or 8 hereof shall also be extended to the extent necessary for any Parent to avoid liability under Section 16(b) of the Exchange Act.

    (l) WAIVER AND AMENDMENT. Any provision of this Option Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the date first written above.

                                                       GENERAL ELECTRIC COMPANY

                                                       By:  /s/ JOHN KRENICKI, JR.
                                                            -----------------------------------------
                                                            Name: John Krenicki, Jr.
                                                            Title: President & CEO--GE Transportation
                                                                  Systems

                                                       HARMON INDUSTRIES, INC.

                                                       By:  /s/ ROBERT E. HARMON
                                                            -----------------------------------------
                                                            Name: Robert E. Harmon
                                                            Title: Chairman of the Board of Directors

                                                                         ANNEX C

    SUPPORT AGREEMENT, dated as of July 16, 2000 among General Electric Company, a New York corporation ("Parent"), and each other person set forth on the signature pages hereof (the "Stockholders"). Capitalized terms used but not separately defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

    WHEREAS, the Boards of Directors of each of Acquisition and the Company have approved an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for the merger of a wholly owned subsidiary of Parent with the Company; and

    WHEREAS, in order to induce Parent to execute and deliver the Merger Agreement, Parent has required that the Stockholders, and each Stockholder has agreed, to enter into this Agreement with respect to shares of common stock, par value $0.25 per share, of the Company (the "Common Stock") that each Stockholder beneficially owns and shares of Common Stock that each Stockholder may hereafter acquire (collectively, the "Shares").

    NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

    Section 1. TENDER. Each Stockholder shall validly tender all of its outstanding Shares into the Offer promptly after the commencement of the Offer (and tender against such Shares from time to time in the event it withdraws such Shares).

    Section 2. VOTING AGREEMENT. (a) Each Stockholder hereby irrevocably and unconditionally agrees to vote all Shares that each Stockholder is entitled to vote, at the time of any vote to approve and adopt the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto at any meeting of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company, in favor of the approval and adoption of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

        (b) Each Stockholder hereby agrees that it will not vote any Shares in favor of the approval of any (i) Alternative Transaction, (ii) reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company, other than as contemplated by the Merger Agreement, (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or
    (iv) other matter relating to, or in connection with, any of the foregoing matters.

        (c) Each Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, each Stockholder hereby grants a proxy appointing Parent and each of its designees as the Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in the Stockholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 2(a)-(b) above as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to the Shares. The proxy granted by each Stockholder pursuant to this Section 2 is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

    Section 3. STOCKHOLDER REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants to Parent that:

        (a) The execution, delivery and performance of this Agreement by Stockholder and the consummation by it of the transactions contemplated hereby are within the power and authority of Stockholder. This Agreement constitutes the legal, valid and binding obligation of Stockholder, enforceable against the Stockholder in accordance with its terms. If the Stockholder is married and the Shares set forth on the signature page hereto opposite such Stockholder's name constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder's spouse.

        (b) The execution and delivery of this Agreement by Stockholder do not and the consummation by Stockholder of the transactions contemplated hereby will not, (i) result (with the giving of notice or the lapse of time or both) in any violation of judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder, (ii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any asset of Stockholder, other than, in respect of each of clauses (i), (ii) and (iii), any such items as would not, individually or in the aggregate, prevent or materially impair the ability of Stockholder to consummate the transactions contemplated by this Agreement.

        (c) Stockholder is the beneficial owner of the Shares, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares). None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

        (d)  Except for the Shares, Stockholder does not beneficially own any
    (i) shares of capital stock or voting securities of the Company,
    (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

        (e) No person is entitled to any brokerage or finder's, financial advisor's or other similar fee or commission from Parent or the Company in connection with the transactions contemplated by this Agreement and as a result of any action taken by or on behalf of Stockholder.

    Section 4. PARENT REPRESENTATIONS AND WARRANTIES. Parent represents and warrants to each Stockholder:

        (a) The execution, delivery and performance of this Agreement by Parent and the consummation by it of the transactions contemplated hereby are within the requisite corporate power and authority of Parent and have been duly authorized by all necessary corporate and stockholder action on the part of Parent. This Agreement has been duly executed by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against each of Parent in accordance with its terms.

    Section 5. STOCKHOLDER COVENANTS. Each Stockholder hereby covenants and agrees that:

        (a) Except pursuant to the terms of this Agreement, Stockholder shall not, without the prior written consent of Parent, directly or indirectly,
    (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any shares of Common Stock during the term of this Agreement; PROVIDED, however, that Stockholder may sell such number of Shares as may be necessary to satisfy tax liabilities of such Stockholder. Stockholder shall not seek or solicit any such acquisition or sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding and agrees to notify Parent promptly, and to provide all details requested by Parent, if Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

        (b) From the date hereof until the termination hereof, Stockholder, in its capacity as a Stockholder, will not, and will authorize or knowingly permit any investment bankers, attorneys, accountants, consultants and other agents or advisors ("Representatives") of Stockholder not to, directly or indirectly, (i) take any action to solicit, initiate or facilitate or encourage the submission of any Acquisition Proposal, or (ii) engage in any negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or may be reasonably expected to lead to, any Acquisition Proposal; PROVIDED, that notwithstanding any other provision of this Agreement, Stockholder may take any action in its capacity as an officer or director of the Company that would be permitted to be taken in accordance with the terms and conditions of the Merger Agreement.

        (c) Stockholder will notify Parent promptly (but in no event later than 24 hours) if any person shall make a proposal or inquiry, or contact the Stockholder, relating to the acquisition of beneficial ownership of such Stockholder's Shares. The notice shall state the identity of the person and the material terms and conditions of such proposal, inquiry or contact. Stockholder shall keep Parent reasonably apprised of any material development with respect to such proposal. Stockholder shall, and shall cause its Representatives to, cease immediately and cause to be terminated all existing discussions or negotiations, if any, with any persons conducted heretofore with respect to, or that could reasonably expected to lead to, any Acquisition Proposal.

    Section 6.  MISCELLANEOUS.

    (a) FURTHER ASSURANCES. Parent and each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

    (b) AMENDMENTS; TERMINATION. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

    (c) EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

    (d) SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Parent may transfer or assign its rights and obligations to any Affiliate of Parent.

    (e) GOVERNING LAW. This Agreement shall construed in accordance with and governed by the laws of the State of Delaware. Section 8.8 of the Merger Agreement is hereby incorporated herein by reference.

    (f) COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

    (g) SEVERABILITY. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    (h) SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                       GENERAL ELECTRIC COMPANY

                                                       By:  /s/ JOHN KRENICKI, JR.
                                                            -----------------------------------------
                                                            Name: John Krenicki, Jr.
                                                            Title:  President & CEO--GE Transportation
                                                            Systems

STOCKHOLDER                                              NO. OF SHARES       NO. OF OPTIONS
-----------                                              -------------       --------------

/s/ ROBERT E. HARMON                                        426,628              10,500
-------------------------------------------------
Name: Robert E. Harmon

/s/ BRUCE M. FLOHR                                           11,540               4,500
-------------------------------------------------
Name: Bruce M. Flohr

/s/ EMANUEL CLEAVER, II                                         -0-               1,500
-------------------------------------------------
Name: Emanuel Cleaver, II

/s/ RODNEY L. GRAY                                           21,040               7,500
-------------------------------------------------
Name: Rodney L. Gray

/s/ HERBERT M. KOHN                                          33,190               7,500
-------------------------------------------------
Name: Herbert M. Kohn

/s/ GERALD E. MYERS                                          44,216               7,500
-------------------------------------------------
Name: Gerald E. Myers

/s/ DOUGLASS WM. LIST                                         2,840               7,500
-------------------------------------------------
Name: Douglass Wm. List

/s/ JOHN A. SPRAGUE                                             540               4,500
-------------------------------------------------
Name: John A. Sprague

/s/ JUDITH C. WHITTAKER                                       3,540               7,500
-------------------------------------------------
Name: Judith C. Whittaker

/s/ BJORN E. OLSSON                                          77,454              26,250
-------------------------------------------------
Name: Bjorn E. Olsson

/s/ RAYMOND A. ROSEWALL                                      30,000              21,000
-------------------------------------------------
Name: Raymond A. Rosewall

/s/ LLOYD T. KAISER                                          30,322              26,250
-------------------------------------------------
Name: Lloyd T. Kaiser

/s/ WILLIAM P. MARBERG                                          728              40,500
-------------------------------------------------
Name: William P. Marberg

STOCKHOLDER                                              NO. OF SHARES       NO. OF OPTIONS
-----------                                              -------------       --------------
/s/ STEPHEN L. SCHMITZ                                       17,400              26,250
-------------------------------------------------
Name: Stephen L. Schmitz

/s/ ROBERT F. ANDERSON                                          400               6,750
-------------------------------------------------
Name: Robert F. Anderson

/s/ RONALD G. BRESHEARS                                      10,387              26,250
-------------------------------------------------
Name: Ronald G. Breshears

/s/ ROBERT L. DANLEY                                          1,900               9,750
-------------------------------------------------
Name: Robert L. Danley

/s/ ROBERT E. HEGGESTAD                                      26,685              26,250
-------------------------------------------------
Name: Robert E. Heggestad

/s/ J. RANDALL JOHN                                          10,995              26,250
-------------------------------------------------
Name: J. Randall John

/s/ JOHN W. JOHNSON                                          10,050              26,250
-------------------------------------------------
Name: John W. Johnson

/s/ GERALD S. MCKENNA                                           -0-               9,750
-------------------------------------------------
Name: Gerald S. McKenna

/s/ WILLIAM J. SCHEERER                                       9,500              48,750
-------------------------------------------------
Name: William J. Scheerer

/s/ RUSSELL E. TAYLOR                                           -0-               9,750
-------------------------------------------------
Name: Russell E. Taylor

/s/ JEFFREY J. UTTERBACK                                        -0-              26,250
-------------------------------------------------
Name: Jeffrey J. Utterback

/s/ SILVANO BRANDI                                              -0-              11,500
-------------------------------------------------
Name: Silvano Brandi

/s/ DENNIS P. CROWLEY                                       172,096                 -0-
-------------------------------------------------
Name: Dennis P. Crowley

/s/ JOSEPH P. NOFFSINGER                                        -0-              21,500
-------------------------------------------------
Name: Joseph P. Noffsinger

/s/ KAREN A. ARNOLD                                             -0-               7,500
-------------------------------------------------
Name: Karen A. Arnold

/s/ ALICE DIANE MCCLURE                                     275,099                 -0-
-------------------------------------------------
Name: Alice Diane McClure

/s/ ROBERT C. HARMON                                        117,075                 -0-
-------------------------------------------------
Name: Robert C. Harmon

    Facsimile copies of letters of transmittal, properly completed and duly executed, will be accepted. The appropriate letter of transmittal, certificates for Harmon shares and any other required documents should be sent or delivered by each Harmon stockholder or his broker, dealer, commercial bank, trust company or other nominee to the exchange agent at one of its addresses set forth below.

                      THE EXCHANGE AGENT FOR THE OFFER IS:

                              THE BANK OF NEW YORK

          BY MAIL:              BY FACSIMILE TRANSMISSION:    BY HAND OR OVERNIGHT COURIER:
                                (For Eligible Institutions    Tender & Exchange Department
Tender & Exchange Department               Only)
       P.O. Box 11248                 (212) 815-6213               101 Barclay Street
    Church Street Station                                      Receive and Deliver Window
     New York, New York         FOR CONFIRMATION TELEPHONE:     New York, New York 10286
         10286-1248                   (212) 815-6156

                            ------------------------

    Any questions or requests for assistance or additional copies of the prospectus, the letter of transmittal and the notice of guaranteed delivery and related exchange offer materials may be directed to the information agent at the telephone number and location listed below. You may also contact your local broker, commercial bank, trust company or nominee for assistance concerning the offer.

             THE INFORMATION AGENT FOR THE OFFER AND THE MERGER IS:

                                     [LOGO]

                                445 Park Avenue
                                   5th Floor
                            New York, New York 10022
                          Call Collect: (212) 754-8000
                 Banks and Brokerage Firms Call: (800) 662-5200
                    SHAREHOLDERS PLEASE CALL: (800) 566-9061

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Indemnification. Section 721 of the New York Business Corporation Law ("NYBCL") provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

    Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his conduct was unlawful.

    Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

    Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

    Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized.
Section 722 and Section 723 of the NYBCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

    Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above section,
(2) directors and officers in instances in which they may be indemnified by a corporation under such section, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such section, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

    Section 6 of the restated certificate of incorporation, as amended, of GE provides in part as follows:

    A Person who is or was a director of the corporation shall have no personal liability to the corporation or its stockholders for damages for any breach of duty in such capacity except that the foregoing shall not eliminate or limit liability where such liability is imposed under the Business Corporation Law of the State of New York.

    Article XI of the bylaws, as amended, of GE provides, in part, as follows:

    The corporation shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of the Company and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the corporation, by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorney's fees, incurred in connection with such action or proceeding or any appeal therein, PROVIDED, HOWEVER, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The benefits of this Paragraph shall extend to the heirs and legal representatives of any person entitled to indemnification under this paragraph.

    GE has purchased liability insurance for its officers and directors as permitted by Section 727 of the NYBCL.

    The merger agreement also provides that after the effective time of the merger, the surviving corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable law, each present and former director or officer of Harmon and each Harmon subsidiary against all liabilities and expenses, including reasonable attorneys' fees, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the effective time of the merger (including the transactions contemplated by the merger agreement).

    For six years from the effective time of the merger, the surviving corporation shall provide to Harmon's current directors and officers liability insurance protection of the same kind and scope as that provided by Harmon's directors' and officers' liability insurance policies as of the date hereof; provided, however, that in no event shall GE be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Harmon for such insurance; and PROVIDED FURTHER that if the annual premiums of such insurance coverage exceed such amount, the surviving corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
NUMBER                                    DESCRIPTION OF DOCUMENT
-------                                   -----------------------
       2+               Agreement and Plan of Merger dated as of July 16, 2000 among
                        General Electric Company, Harmon Industries, Inc. and Four
                        Points Acquisition, Inc. (included as Annex A to the
                        Prospectus).

        3.1*            The Certificate of Incorporation, as amended, and Bylaws, as amended, of General Electric Company are incorporated by
                        reference to Exhibit (3) of General Electric Company's
                        Current Report on Form 8-K dated April 27, 2000.

       5+               Opinion of Robert E. Healing, Corporate Counsel for General
                        Electric as to the legality of the securities being
                        registered.

        8.1+            Opinion of Cahill Gordon & Reindel as to the United States
                        federal income tax consequences of the offer and the merger.

       23.1++           Consent of KPMG LLP, independent auditors (for GE).

       23.2             Consent of KPMG LLP, independent auditors (for Harmon).

       23.3+            Consent of Robert E. Healing (included in the opinion filed as Exhibit 5 to this Registration Statement).

       23.4+            Consent of Cahill Gordon & Reindel (included in the opinion filed as Exhibit 8.2 to this Registration Statement).

      24+ Power of Attorney (included on the signature page of the Registration Statement).

       99.1+            Stock Option Agreement dated as of July 16, 2000 between GE and Harmon (included as Annex B to the Prospectus).

       99.2+ Support Agreement dated as of July 16, 2000 among GE and certain stockholders of Harmon (included as Annex C to the Prospectus).

       99.3+            Form of Letter of Transmittal.

       99.4+            Form of Notice of Guaranteed Delivery.

       99.5+            Form of Letter from Acquiror to Brokers, Dealers, Commercial
                        Banks, Trust Companies and Other Nominees.

       99.6+            Form of Letter from Brokers, Dealers, Commercial Banks,
                        Trust Companies and Nominees to Clients.

       99.7+            Guidelines for Certification of Taxpayer Identification
                        Number on Substitute Form W-9.

       99.8+            Summary Advertisement as published in THE WALL STREET
                        JOURNAL on July 25, 2000.

       99.9+            Press Release issued by Parent on July 17, 2000
                        (incorporated by reference to the filing by Parent on Form 425 on July 17, 2000).

       99.10            Press Release issued by Parent on August 17, 2000
                        (incorporated by reference to the filing by Parent on Form 425 on August 18, 2000).


------------------------


    +   Previously Filed.



    *   Incorporated by Reference.



    ++  To be filed at a later date.


    (a) List of Exhibits.

    (b) Not applicable.

    (c) Not applicable.

ITEM 22. UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being make, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Connecticut, on August 18, 2000.



Date: August 18, 2000


                                                       GENERAL ELECTRIC COMPANY
                                                       (Registrant)

                                                       By:            /s/ ROBERT E. HEALING
                                                            -----------------------------------------
                                                                     Name: Robert E. Healing
                                                                    Title:  Corporate Counsel


    Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                          *                            Chairman of the Board, Chief
     -------------------------------------------         Executive Officer (and        August 18, 2000
                 John F. Welch, Jr.                      Principal Executive Officer)

                          *
     -------------------------------------------       Director                        August 18, 2000
                 James I. Cash, Jr.

                          *
     -------------------------------------------       Director                        August 18, 2000
                  Silas S. Cathcart

                          *
     -------------------------------------------       Director                        August 18, 2000
                 Dennis D. Dammerman

                          *
     -------------------------------------------       Director                        August 18, 2000
                    Ann M. Fudge

                          *
     -------------------------------------------       Director                        August 18, 2000
                     Andrea Jung

                          *
     -------------------------------------------       Director                        August 18, 2000
                 Kenneth G. Langone

                          *
     -------------------------------------------       Director                        August 18, 2000
                  Scott G. McNealy

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                          *
     -------------------------------------------       Director                        August 18, 2000
                  Frank H.T. Rhodes

                          *
     -------------------------------------------       Director                        August 18, 2000
               Douglas A. Warner, III

                          *
     -------------------------------------------       Director                        August 18, 2000
                    Paolo Fresco

                          *
     -------------------------------------------       Director                        August 18, 2000
                Gertrude G. Michelson

                          *
     -------------------------------------------       Director                        August 18, 2000
                      Sam Nunn

                          *
     -------------------------------------------       Director                        August 18, 2000
                   Roger S. Penske

                          *
     -------------------------------------------       Senior Vice President--Finance  August 18, 2000
                   Keith S. Sherin                       and Chief Financial Officer

                          *
     -------------------------------------------       Vice President, Comptroller     August 18, 2000
                   Philip D. Ameen                       and Chief Accounting Officer



 *By:            /s/ ROBERT E. HEALING
        --------------------------------------
                   Robert E. Healing
                  As Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                          DESCRIPTION
-------                                         -----------
       2+               Agreement and Plan of Merger dated as of July 16, 2000 among
                        General Electric Company, Harmon Industries, Inc. and Four
                        Points Acquisition, Inc. (included as Annex A to the
                        Prospectus).

        3.1*            The Certificate of Incorporation, as amended, and Bylaws, as amended, of General Electric Company are incorporated by
                        reference to Exhibit (3) of General Electric Company's
                        Current Report on Form 8-K dated April 27, 2000.

       5+               Opinion of Robert E. Healing, Corporate Counsel for General
                        Electric as to the legality of the securities being
                        registered.

        8.1+            Opinion of Cahill Gordon & Reindel as to the United States
                        federal income tax consequences of the offer and the merger.

       23.1++           Consent of KPMG LLP, independent auditors (for GE).

       23.2             Consent of KPMG LLP, independent auditors (for Harmon).

       23.3+            Consent of Robert E. Healing (included in the opinion filed as Exhibit 5 to this Registration Statement).

       23.4+            Consent of Cahill Gordon & Reindel (included in the opinion filed as Exhibit 8.2 to this Registration Statement).

      24+ Power of Attorney (included on the signature page of the Registration Statement).

       99.1+            Stock Option Agreement dated as of July 16, 2000 between GE and Harmon (included as Annex B to the Prospectus).

       99.2+ Support Agreement dated as of July 16, 2000 among GE and certain stockholders of Harmon (included as Annex C to the Prospectus).

       99.3+            Form of Letter of Transmittal.

       99.4+            Form of Notice of Guaranteed Delivery.

       99.5+            Form of Letter from Acquiror to Brokers, Dealers, Commerical
                        Banks, Trust Companies and Other Nominees.

       99.6+            Form of Letter from Brokers, Dealers, Commerical Banks, and
                        Nominees to Clients.

       99.7+            Guidelines for Certification of Taxpayer Identification
                        Number on Substitute Form W-9.

       99.8+            Summary Advertisement as published in THE WALL STREET
                        JOURNAL on July 25, 2000.

       99.9+            Press Release issued by Parent on July 17, 2000
                        (incorporated by reference to the filing by Parent on Form 425 on July 17, 2000).

       99.10            Press Release issued by Parent on August 17, 2000
                        (incorporated by reference to the filing by Parent on Form
                        425 on August 18, 2000).


------------------------


    +   Previously Filed.



    *   Incorporated by Reference.



    ++  To be filed at a later date.